                                                                   Exhibit 10.18

                                                                  CONFORMED COPY



                                  $200,000,000


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of June 26, 2000,

                                     among

                            Young Broadcasting Inc.,

                            The Banks Listed Herein,


                             Bankers Trust Company,
                   as Administrative Agent and Issuing Bank,

                                      and

                         First Union National Bank and
                           CIBC World Markets Corp.,
                             as Syndication Agents

                         Lead Arranger and Book Runner:
                         Deutsche Bank Securities, Inc.

                                Co-Book Runner:
                          First Union Securities, Inc.

                                 Co-Arrangers:
                          First Union Securities, Inc.
                            CIBC World Markets Corp.

                               TABLE OF CONTENTS

                              -------------------


                                                                            Page
                                                                            ----
ARTICLE 1
---------
   Definitions and Accounting Terms
   --------------------------------
Section 1.01.  Certain Defined Terms.......................................    2
Section 1.02.  Computation of Time Periods.................................   40
Section 1.03.  Accounting Terms............................................   40

ARTICLE 2
---------
   Amounts and Terms of the Advances
   ---------------------------------
Section 2.01.  The Advances................................................   40
Section 2.02.  Method of Borrowing.........................................   43
Section 2.03.  Notes.......................................................   45
Section 2.04.  Maturity of Term Loan A Advances............................   46
Section 2.05.  Interest Rates..............................................   47
Section 2.06.  Fees........................................................   50
Section 2.07.  Optional Termination or Reduction of Commitments............   51
Section 2.08.  Mandatory Termination of Revolving Facility and
               Swingline Commitments and Repayment of Revolving Advances
               and Swingline Advances......................................   51
Section 2.09.  Prepayments.................................................   52
Section 2.10.  Letters of Credit...........................................   56
Section 2.12.  Funding Losses..............................................   61
Section 2.13.  Computation of Interest and Fees............................   61
Section 2.14.  Taxes.......................................................   61
Section 2.15.  Method of Electing Interest Rates...........................   63
Section 2.16.  Basis for Determining Interest Rate Inadequate or Unfair....   65
Section 2.17.  Illegality..................................................   66
Section 2.18.  Increased Cost and Reduced Return...........................   67
Section 2.19.  Base Rate Advances Substituted for Affected Fixed Rate
               Advances....................................................   68
Section 2.20.  Use of Proceeds.............................................   68

ARTICLE 3
---------
   Conditions Precedent
   --------------------
Section 3.01.  Conditions Precedent to Closing Date........................   69
Section 3.02.  Conditions Precedent to Each Borrowing......................   77
Section 3.03.  Conditions Precedent to Permitted Acquisitions, including
               Borrowings in connection therewith..........................   78
Section 3.04.  Further Conditions Precedent to Term Loan A Borrowings
               and Revolving Facility Borrowings...........................   83


                                                                            Page
                                                                            ----
ARTICLE 4
---------
   Representations and Warranties
   ------------------------------
Section 4.01.  Representations and Warranties of the Borrower..............   84

ARTICLE 5
---------
   Covenants of the Borrower
   -------------------------
Section 5.01.  Affirmative Covenants.......................................   96
Section 5.02.  Negative Covenants..........................................  104
Section 5.03.  Reporting Requirements......................................  111

ARTICLE 6
---------
   Events of Default
   -----------------
Section 6.01.  Events of Default...........................................  116
Section 6.02.  Cash Cover..................................................  121

ARTICLE 7
---------
   The Agents
   ----------
Section 7.01.  Appointment and Authorization...............................  121
Section 7.02.  Agents and Affiliates.......................................  121
Section 7.03.  Actions by Agents...........................................  122
Section 7.04.  Consultation with Experts...................................  122
Section 7.05.  Liability of Agents.........................................  122
Section 7.06.  Indemnification.............................................  122
Section 7.07.  Credit Decision.............................................  123
Section 7.08.  Successor Agent.............................................  123
Section 7.09.  [Intentionally Omitted].....................................  123
Section 7.10.  Notice of Default; Collateral Documents.....................  123

ARTICLE 8
---------
   Miscellaneous
   -------------
Section 8.01.  Amendments, Etc.............................................  124
Section 8.02.  Notices, Etc................................................  127
Section 8.03.  No Waiver; Remedies.........................................  128
Section 8.04.  Costs and Expenses; Indemnities.............................  128
Section 8.05.  Right to Set-off............................................  130
Section 8.06.  BINDING EFFECT; GOVERNING LAW...............................  131
Section 8.07.  Successors and Assigns......................................  131
Section 8.08.  Headings....................................................  136
Section 8.09.  Execution in Counterparts; Integration......................  136
Section 8.10.  Severability of Provisions..................................  137
Section 8.11.  WAIVER OF JURY TRIAL........................................  137
Section 8.12.  Submission to Jurisdiction; Consent to Service of Process...  137
Section 8.13.  Consent to Amendment........................................  137


                                                                            Page
                                                                            ----
Section 8.14.  Survival...................................................   137

PRICING SCHEDULE
Appendix I - Commitments


                                   SCHEDULES

Schedule 1.01-1     - Collateral Documents

Schedule 1.01-2     - Programming Cost Savings

Schedule 4.01(a)    - Subsidiaries of the Borrower

Schedule 4.01(e)    - Agreements Relating to Capital Stock

Schedule 4.01(f)    - Pro forma Financial Statements

Schedule 4.01(h)    - Disclosed Litigation

Schedule 4.01(i)    - Existing Liens

Schedule 4.01(m)    - Plans and Multiemployer Plans

Schedule 4.01(n)    - Existing Debt

Schedule 4.01(s)    - Executive Compensation Agreements

Schedule 4.01(t)    - Descriptions and Locations of Real
                      Property and Leasehold Interests

Schedule 4.01(u)    - Government and Third Party Consents

Schedule 4.01(y)    - Environmental Matters

                                    EXHIBITS

Exhibit A-1 - Form of Term Loan A Note

Exhibit A-2 - Form of Revolving Note

Exhibit A-3 - Form of Swingline Note

Exhibit B-1 - Form of Amended and Restated Borrower Pledge Agreement

Exhibit B-2 - Form of Amended and Restated Borrower Security Agreement

Exhibit B-3 - Form of Amended and Restated Guarantor Pledge Agreement

Exhibit B-4 - Form of Amended and Restated Guarantor Security Agreement

Exhibit B-5 - Form of Second Amended and Restated Guaranty Agreement

Exhibit C-1 - Form of Mortgage

Exhibit C-2 - Form of Deed of Trust

Exhibit D-1 - Form of Mortgage Amendment for Mortgage

Exhibit D-2 - Form of Mortgage Amendment for Deed of Trust

Exhibit E-1 - Form of Assignment and Assumption Agreement

Exhibit E-2 - Form of Closing Date Assignment and Assumption Agreement

Exhibit F   - Form of Opinion of Cooperman Levitt Winikoff Lester & Newman,
              P.C.

Exhibit G   - Form of Local Counsel Opinion

Exhibit H   - Form of Opinion of Special FCC Counsel

Exhibit I   - Form of Opinion of Davis Polk & Wardwell

Exhibit J   - Form of Compliance Certificate

Exhibit K   - Form of Request for Issuance

Exhibit L   - Form of Borrower's Solvency Certificate

Exhibit M   - Form of Guarantor's Solvency Certificate

     SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 26, 2000 among YOUNG BROADCASTING INC., a Delaware corporation (the "Borrower"), the banks and other financial institutions (the "Banks") listed on the signature pages hereof, BANKERS TRUST COMPANY ("BTCo"), as Administrative Agent for the Lenders hereunder and as Issuing Bank, and FIRST UNION NATIONAL BANK ("FUNB") and CIBC WORLD MARKETS CORP. ("CIBC"), as Syndication Agents for the Lenders hereunder.

                               W I T N E S S E T H:

     WHEREAS, the Borrower and certain financial institutions are parties to an Amended and Restated Credit Agreement dated as of November 25, 1997, as amended and restated immediately prior to the date hereof (the "Original Existing Credit Agreement"); and

     WHEREAS, the Old Lenders (as defined herein) and the Banks have agreed that immediately prior to (and subject to the condition subsequent of) the occurrence of the Closing Time (as defined herein), the Old Lenders will assign all of their rights and obligations under the Original Existing Credit Agreement to the Banks pursuant to the Closing Date Assignment and Assumption Agreement (as defined herein), upon the terms and subject to the conditions set forth therein; and

     WHEREAS, the Borrower has entered into an Asset Purchase Agreement dated as of November 15, 1999 (the "Acquisition Agreement") with The Chronicle Publishing Company, a Nevada corporation ("Chronicle"), pursuant to which the Borrower has agreed to acquire (the "Acquisition") certain assets associated with television broadcast station KRON-TV in San Francisco, California and cable television station BAY-TV (collectively, "KRON-TV") in San Francisco, California Bay Area, through (1) the purchase of the KRON-TV FCC license from Chronicle by YBSF Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Borrower ("License Co. Sub"), and (2) immediately thereafter, the purchase of substantially all of the other assets of Chronicle which are used primarily to conduct the business of KRON-TV by Young Broadcasting of San Francisco, Inc., a Delaware corporation ("YB of San Francisco"); and

     WHEREAS, to finance a portion of the purchase price of the Acquisition, the Borrower has entered into a New Credit Agreement dated as of date hereof (as amended from time to time, the "New Credit Agreement"), and the banks and other financial institutions party thereto have agreed to make available to the Borrower term loan facilities in an aggregate amount of $600,000,000; and

     WHEREAS, to finance the remaining portion of the purchase price of the Acquisition and transaction costs related thereto and to make funds available for general corporate purposes, the Borrower has requested the Banks party hereto to make available to the Borrower a term loan facility in an aggregate amount of $50,000,000 and a revolving credit facility in an aggregate amount of $150,000,000; and

     WHEREAS, subject to terms and conditions herein, certain of the Banks have agreed to make Term Loan A Commitments (as defined below) in the aggregate amount of $50,000,000 and certain of the Banks have agreed to make Revolving Facility Commitments (as defined below) in the aggregate amount of $150,000,000; and

     WHEREAS, the parties hereto therefore wish to provide for the foregoing by amending the Original Existing Credit Agreement to, among other things, change the amount and type of credit available thereunder and amend certain of the other provisions thereof, and, in that connection, wish to amend and restate the Original Existing Credit Agreement in its entirety; and

     WHEREAS, in order to set forth in one document, for the convenience of the parties, the text of the Original Existing Credit Agreement as amended by the amendments to be made upon the effectiveness hereof, the parties wish to amend and restate the Original Existing Credit Agreement in its entirety as set forth below;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                        Definitions and Accounting Terms

     Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accelerated Termination Date" means, in respect of the Term Loan A Advances, either of the dates specified as the Term Loan A Termination Date in clauses (iii) and (iv) of the definition of Term Loan A Termination Date if the Borrower fails to Refinance the applicable issue of Existing Subordinated Debt by the related Target Refinancing Date and, in respect of the Revolving Advances either of the dates specified as the Revolving Facility Termination Date in clauses (iii) and (iv) of the definition of Revolving Facility Termination Date if the Borrower fails to Refinance the applicable issue of Existing Subordinated Debt by the related Target Refinancing Date.

     "Acquisition" has the meaning specified in the third recital to this Agreement.

     "Acquisition Agreement" has the meaning specified in the third recital to this Agreement.

     "Acquisition Documents" means the Acquisition Agreement, including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith, including without limitation that certain Use and Management Agreement dated as of the date hereof between License Co. Sub and Chronicle substantially in the form of Exhibit B to the Acquisition Agreement.

     "Additional Mortgage" means a Mortgage substantially in the form of Exhibit C-1 or C-2 hereto, as applicable, effective as of the Closing Date from the relevant Guarantor, as mortgagor or grantor as applicable, to or for the benefit of the Collateral Agent, as mortgagee or beneficiary as applicable on behalf of the holders of the New Facility Obligations and the Existing Facility Obligations covering the Real Properties located at: (i) 341 Northern Boulevard (Studio) and Camp Pinnacle Road (Transmitter), Albany County, New York, to replace the existing Mortgage with respect to such Real Property (the "Existing New York Mortgage"), (ii) 3413 Phillips Road (tower site), City of Branch, Acadia Parish, Louisiana, and (iii) 501 South Phillips Avenue (parking lot), Sioux Falls, Minnehaha County, South Dakota.

     "Adjusted CD Rate Advance" means an Advance which bears interest as provided in Section 2.05(b).
                    -------

     "Administrative Agent" means BTCo in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity.

     "Administrative Questionnaire" means (i) with respect to each Lender listed on the signature pages hereof, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender on or before the Closing Date and (ii) with respect to each other Lender, the Assignment and Assumption Agreement for such Lender as an Assignee.

     "Advance" means (i) a Term Loan A Advance or a Revolving Advance, each of which may be an Adjusted CD Rate Advance, a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be referred to as a "Type" of Advance), or
(ii) a Swingline Advance, each of which shall be a Base Rate Advance.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of any Person, whether through ownership of voting securities, by contract or otherwise.

     "Agents" means the Administrative Agent, the Syndication Agents, the Collateral Agent or any combination of the foregoing as the context may require, and "Agent" means any one of the foregoing.

     "Agreement" means the Original Existing Credit Agreement, as amended by this Second Amended and Restated Credit Agreement and as thereafter further amended or otherwise modified from time to time.

     "Allocable Portion" means, for purposes of determining the aggregate principal amount of Advances required to be repaid pursuant to clauses (i),
(ii), (iii), (iv) or (v) of Section 2.09(b), an amount that bears the same proportion to the specified percentage of Excess Cash Flow for the Fiscal Year in question, excess Net Proceeds or excess Major Casualty Proceeds, as the case may be, as the outstanding principal amount of the Term Loan A Advances bears to the sum of the outstanding principal amount of the Term Loan A Advances, the Other Term Loan A Advances and the Term Loan B Advances.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "Asset Operating Cash Flow" means, with respect to each Asset Sale, the portion of Operating Cash Flow for the twelve months immediately preceding such Asset Sale that is attributable to the asset, property or business being disposed of pursuant to such Asset Sale.

     "Asset Purchase" means an acquisition by the Borrower or any of its Subsidiaries of (i) all or substantially all of the assets of any Person (other than the Borrower or any of its Subsidiaries) or (ii) property and assets of any Person (other than the Borrower or any of its Subsidiaries), in each case comprising a television station or a business incidental thereto.

     "Asset Sale" means any sale, lease, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries of any asset, property or business (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired, but excluding dispositions of inventory in the ordinary course of business.

     "Assignee" has the meaning specified in Section 8.07(c).
                                                     -------

     "Assignment and Assumption Agreement" means (i) an Assignment and Assumption Agreement entered into by a Lender and an Assignee, and accepted by the Administrative Agent and consented to by the Borrower (if required), in substantially the form of Exhibit E-1, and (ii) the Closing Date Assignment and Assumption Agreement, in substantially the form of Exhibit E-2.

     "Banks" has the meaning specified in the preamble to this Agreement.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Advance" means an Advance which bears interest as provided in
Section 2.05(a).
        -------

     "Base Rate Margin" means a rate per annum determined daily in accordance with the Pricing Schedule.

     "Borrower" has the meaning specified in the preamble to this Agreement.

     "Borrower Pledge Agreement" means the Borrower Pledge Agreement dated as of November 14, 1994 between the Borrower and the Collateral Agent, and each other pledge agreement entered into by the Borrower pursuant hereto, in each case as the same has been or may be amended or otherwise modified from time to time, including as amended and restated on the Closing Date by the Amended and Restated Borrower Pledge Agreement substantially in the form of Exhibit B-1.

     "Borrower Security Agreement" means the Borrower Security Agreement dated as of November 14, 1994 between the Borrower and the Collateral Agent, and each other security agreement entered into by the Borrower pursuant hereto, in each case as the same has been or may be amended or otherwise modified from time to time, including as amended and restated on the Closing Date by the Amended and Restated Borrower Security Agreement substantially in the form of Exhibit B-2.

    "Borrowing" means a Term Loan A Borrowing or a Revolving Facility Borrowing made or Converted on the same day by the Lenders.

     "Bridge Facility" means the $200 Million Credit Agreement, dated as of the date hereof, among License Co. Parent, as borrower, the banks and other financial institutions named therein and BTCo., as agent.

     "Bridge Facility Refinancing Date" means the date on which the outstanding principal amount of the Bridge Loans, together with accrued interest shall be repaid in full, using proceeds of Term Loan A Borrowings and (to the extent remaining available) Other Term Loan A Advances and Term Loan B Advances and, to the extent necessary, Revolving Facility Borrowings.

     "Bridge Guaranty Agreements" means the Bridge Parent Guaranty Agreement and the Bridge Sub Guaranty Agreement.

     "Bridge Loans" means the loans made to License Co. Parent pursuant to the Bridge Facility.

     "Bridge Obligations" means the Bridge Loans and all other obligations of the License Companies in connection with the Bridge Facility.

     "Bridge Parent Guaranty Agreement" means a Guaranty Agreement in substantially the form of Exhibit C to the Bridge Facility, pursuant to which License Co. Parent, on a basis junior to its Bridge Obligations, guarantees the New Facility Obligations and the Existing Facility Obligations.

     "Bridge Pledge Agreement" means a Pledge Agreement in substantially the form of Exhibit D to the Bridge Facility, pursuant to which License Co. Parent pledges all of the outstanding capital stock of License Co. Sub to the Collateral Agent to secure the Bridge Obligations and, on a basis junior thereto, the New Facility Obligations and the Existing Facility Obligations.

     "Bridge Security Agreements" means Security Agreements in substantially the forms of Exhibits E and H to the Bridge Facility, pursuant to which License Co. Parent and License Co. Sub, respectively, grant security interests in all of their assets in favor of the Collateral Agent to secure the Bridge Obligations and, on a basis junior thereto, the New Facility Obligations and the Existing Facility Obligations.

     "Bridge Sub Guaranty Agreement" means a Guaranty Agreement in substantially the form of Exhibit F to the Bridge Facility, pursuant to which License Co. Sub guarantees License Co. Parent's Bridge Obligations and, on a basis junior thereto, the New Facility Obligations and the Existing Facility Obligations.

     "BTCo" has the meaning specified in the preamble to this Agreement.

     "Capital Expenditures" means, for any period, the aggregate of all expenditures by the Borrower and its Subsidiaries for property, plant and equipment (including renewals, improvements, replacements and capitalized repairs) during such period, and all Capital Leases entered into during such period, which would be reflected as additions to property, plant or equipment (other than as a result of a Permitted Acquisition) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with generally accepted accounting principles.

     "Capital Lease" means any lease which is or should be, in accordance with generally accepted accounting principles, recorded as a capital lease.

     "Capital Lease Obligations" means, with respect to any lease of property which in accordance with generally accepted accounting principles should be capitalized on the lessee's balance sheet or for which the amount of the assets and liabilities thereunder, if so capitalized, should be disclosed in a note to such balance sheet, the amount of the liability which should be so capitalized or disclosed.

     "CD Lending Office" means, with respect to any Lender, the office of such Lender specified as its "CD Lending Office" opposite its name in its Administrative Questionnaire (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "CD Rate Margin" means a rate per annum determined daily in accordance with the Pricing Schedule.

     "CD Reference Banks" means BTCo, CIBC and FUNB.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to
                                               -- ----
time, and regulations promulgated thereunder.

     "CIBC" has the meaning specified in the preamble to this Agreement.

     "Chronicle" has the meaning specified in the third recital to this Agreement.

     "Closing Date" means the date on which the conditions set forth in Section
3.01 shall have been satisfied or waived in accordance with Section 8.01,
----                                                                ----
provided that such date shall be no later than June 30, 2000.

     "Closing Date Assignment and Assumption Agreement" means the Assignment and Assumption Agreement, dated as of the date of this Agreement, the assignments under which will become effective on the Closing Date immediately before the Closing Time, among the Old Lenders, as Assignors, the Banks, as Assignees, the Borrower and the Administrative Agent, substantially in the form of Exhibit E-2.

     "Closing Date Transactions" means, collectively, the effectiveness of this Agreement, the other Loan Documents (except for any Interest Rate Protection Agreements), the Bridge Facility, the New Credit Agreement and the Acquisition.

     "Closing Time" means the time on the Closing Date at which the amendment and restatement of the Original Existing Credit Agreement to be effected by this Agreement shall become effective, in accordance with the provisions of Section 3.01.
----

     "Co-Arrangers" means the Lead Arranger and Book Runner, First Union Securities, Inc., and CIBC World Markets Corp.

     "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Collateral" means, collectively, the "Collateral" as defined in the Security Agreements, the "Collateral" as defined in the Pledge Agreements, the "Trust Property" and "Mortgaged Property" described in the Mortgages and all other property and assets of the Borrower or any Guarantor to which any Collateral Document relates.

     "Collateral Agent" means BTCo. in its capacity as the secured party under the various pledge and security agreements and mortgages executed and delivered by the Borrower and its Subsidiaries in connection with this Agreement, the New Credit Agreement and the Bridge Facility.

     "Collateral Documents" means the Security Agreements, the Pledge Agreements and the Mortgages, including without limitation the agreements, documents and instruments listed on Schedule 1.01-1.

     "Communications Act" means the Communications Act of 1934, as amended from time to time, and the regulations promulgated thereunder.

     "Consolidated" refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation.

     "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.15
                                                                       ----
or 2.17.
   ----

     "CTSI" means Community Television Service, Inc., a South Dakota corporation.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money or to pay the deferred purchase price of property or services (including, without limitation, all obligations, contingent or otherwise, of such Person in connection with letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person, but excluding all amounts payable with respect to Programming Liabilities), (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all obligations of such Person under Capital Leases, (v) all Debt of any other entity of the type referred to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (vi) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all Guaranteed Debt of such Person, (viii) all liabilities incurred by the Borrower or any ERISA Affiliate to the PBGC upon the termination under Section 4041 or
Section 4042 of ERISA of any Plan, (ix) all Withdrawal Liabilities of such Person or any of its ERISA Affiliates, (x) all increases in the amount of contributions required to be made by the Borrower and its ERISA Affiliates in each fiscal year of the Borrower to Multiemployer Plans, due to the reorganization or termination of any such Multiemployer Plan within the meaning of Title IV of ERISA, over the average annual amount of such contributions required to be made during the last 3 years preceding such reorganization or termination and (xi) the aggregate amount of Derivatives Obligations of such Person; provided that for the purposes of calculating Debt to determine the Debt to Operating Cash Flow Ratio and of calculating Senior Debt to determine compliance with Section 5.01(n), Debt
                                                                -------
shall be reduced by the aggregate amount of Temporary Cash Investments held by the Borrower or any Guarantor (excluding Permitted Acquisition Deposits) on the date of determination, to the extent that such amount exceeds the greater of (A) $5,000,000 and (B) the product of (x) $400,000 and (y) the sum of (X) the number of television broadcast stations owned by the Subsidiaries of the Borrower as of such date and (Y) the number one.

     "Debt to Operating Cash Flow Ratio" means, as of any day, the ratio of (i) the aggregate unpaid Consolidated principal amount of all Debt of the Borrower and its Subsidiaries (including Debt of the License Companies) on such day to
(ii) Operating Cash Flow of the Borrower and its Subsidiaries for the twelve consecutive calendar months then most recently ended or ending on such day.

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Designated Lender" means, with respect to any Designating Lender, an SPC designated by it pursuant to Section 8.07(e) as a Designated Lender for purposes of this Agreement.

     "Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 8.07(e).

     "Disclosed Litigation" has the meaning specified in Section 4.01(h).
                                                                 -------

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in the

Administrative Questionnaire or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. References to sections or parts of ERISA as in effect on the date hereof include corresponding successor provisions after the date hereof.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member or which is under common control with the Borrower within the meaning of Section 414 of the Code, and the regulations promulgated and rulings issued thereunder.

     "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in its Administrative Questionnaire (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "Eurodollar Margin" means a rate per annum determined daily in accordance with the Pricing Schedule.

     "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.05(c).
           -------

     "Eurodollar Reference Banks" means the principal London offices of BTCo, CIBC and FUNB.

     "Events of Default" has the meaning specified in Section 6.01.
                                                              ----

     "Excess Cash Flow" means, for any Fiscal Year:

          (a) the sum of (i) the Borrower's Operating Cash Flow for such Fiscal Year, plus (ii) the cash proceeds received by the Borrower and its Subsidiaries in respect of Asset Sales during such Fiscal Year, plus (iii) any decrease in Net Working Investment between the beginning and end of such Fiscal Year, minus

          (b) the sum of (i) the amount of Total Interest Expense for such Fiscal Year, plus (ii) the amount of Capital Expenditures for such Fiscal Year, to the extent that such Capital Expenditures are not financed during such Fiscal Year (and will not later be financed) with the proceeds of Debt permitted by clause (C) or (D) of Section 5.02(b), plus (iii) any increase in Net Working Investment between the beginning and end of such Fiscal Year, plus (iv) the aggregate amount of Restricted Payments made in cash during such Fiscal Year in accordance with Section 5.02(g)(iii), plus (v) the aggregate amount of all scheduled principal payments on all Debt of the Borrower or any of its Subsidiaries then required to be made and made during such Fiscal Year (excluding any prepayments during any Fiscal Year pursuant to Section 2.09(b) and Section 2.09(b) of the New Credit Agreement, other than prepayments made pursuant to Section 2.09(b)(iv) and
     Section 2.09(b)(iv) of the New Credit Agreement in respect of Permitted Asset Sales), plus (vi) all optional prepayments during such Fiscal Year of the Term Loan A Advances pursuant to Section 2.09(a) and of the Other Term Loan A Advances and Term Loan B Advances pursuant to Section 2.09(a) of the New Credit Agreement, all determined in accordance with generally accepted accounting principles;

provided that if the Acquisition or any Permitted Acquisition occurs during such Fiscal Year, the calculation of Excess Cash Flow for such Fiscal Year shall give effect to the items set forth above (including Operating Cash Flow for this purpose, notwithstanding the proviso contained in the definition thereof) to the extent that they are properly attributable to the acquired assets or properties, related costs or expenses or the financing therefor only for periods on and after the closing date for the
                   ----
Acquisition or Permitted Acquisition.

     "Existing Facility Obligations" means the Revolving Advances and Term Loan A Advances outstanding under this Agreement, and all other obligations of the Borrower and its Subsidiaries in connection with this Agreement.

     "Existing Financing Statements" has the meaning specified in Section 3.01(g)(5)(C).

     "Existing Guarantors" means all of the Guarantors on the Closing Date other than YB of San Francisco and the License Companies.

     "Existing Notes" means the "Revolving Facility Notes" and the "Swingline Notes" (each such term as defined in the Original Existing Credit Agreement), delivered by the Borrower pursuant to the Original Existing Credit Agreement to the Old Lenders before the Closing Date.

     "Existing Subordinated Debt" means the 1994 Subordinated Notes, the 1995 Subordinated Notes, the 1996 Subordinated Notes and the 1997 Subordinated Notes.

     "FCC" means the Federal Communications Commission and any successor thereto.

     "FCC License" means any license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC and owned or held by the Borrower or any of its Subsidiaries in order to conduct the broadcast operations of a television station.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day and so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fidelity" means Fidelity Television, Inc., a California corporation.

     "Film Expense" means, with respect to any accounting period, all amounts which become due and payable by the Borrower or any of its Subsidiaries during such period in respect of Programming Liabilities of the Borrower or any of its Subsidiaries, as determined in accordance with generally accepted accounting principles.

     "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

     "Financing Statements" means the KRON Financing Statements and the Existing Financing Statements.

     "Fiscal Quarter" means a fiscal quarter of the Borrower consisting of a calendar quarter ending on March 31, June 30, September 30 or December 31, as the case may be.

     "Fiscal Year" means a fiscal year of the Borrower consisting of a calendar year ending on December 31.

     "Fixed Rate Advances" means Adjusted CD Rate Advances or Eurodollar Rate Advances or any combination thereof.

     "Fixed Rate Borrowing" means a borrowing consisting of Adjusted CD Rate Advances or Eurodollar Rate Advances made on the same day by the Lenders.

     "FUNB" has the meaning specified in the preamble to this Agreement.

     "Guaranteed Debt" of any Person means all Debt referred to in clause (i),
(ii), (iii) or (iv) of the definition of "Debt" in this section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss.

     "Guarantor" means each of the Subsidiaries of the Borrower listed on
Schedule 4.01(a) and each of the Subsidiaries of the Borrower which shall become a Guarantor in accordance with this Agreement (including Section 5.02(f)),
                                                                 -------
including YB of San Francisco and each License Company.

     "Guarantor Pledge Agreements" means, collectively, (i) the Guarantor Pledge Agreement dated as of November 15, 1996 between YB of Los Angeles and the Collateral Agent and (ii) the Guarantor Pledge Agreement dated as of May 31, 1996 between YB of Sioux Falls and the Collateral Agent, each as amended to the date hereof and as the same are amended and restated on the Closing Date by the Amended and Restated Guarantor Pledge Agreement between YB of Los Angeles and the Collateral Agent substantially in the form of Exhibit B-3 and the Amended and Restated Guarantor Pledge Agreement between YB of Sioux Falls and the Collateral Agent substantially in the form of Exhibit B-3, respectively, as well as (iii) each other pledge agreement entered into by any Guarantor pursuant to this Agreement substantially in the form of Exhibit B-3 hereto and (iv) the Bridge Pledge Agreement, in each case as further amended from time to time.

     "Guarantor Security Agreements" means, collectively (i) the Guarantor Security Agreements dated as of November 15, 1996 between each of YB of Los Angeles and Fidelity, respectively, and the Collateral Agent, (ii) each of the Guarantor Security Agreements dated as of April 15, 1996 between each of YB of Davenport, YB of Sioux Falls and YB of Rapid City, respectively, and the Collateral Agent and (iii) each of the Guarantor Security Agreements dated as of November 14, 1994, between each of the Guarantors other than YB of Davenport, YB of Sioux Falls, YB of Rapid City, YB of Los Angeles, Fidelity, YB of San Francisco and the License Companies, and the Collateral Agent, each as amended to the date hereof and as the same are amended and restated on the Closing Date by the respective Amended and Restated Guarantor Security Agreements substantially in the form of Exhibit B-4, as well as (iv) each other security agreement entered into by any Guarantor pursuant to this Agreement substantially in the form of Exhibit B-4 (including the Guarantor Security Agreement entered into by YB of San Francisco substantially in the form of Exhibit B-4 on the Closing Date) and (v) the Bridge Security Agreements, in each case as further amended from time to time.

     "Guaranty Agreements" means (i) the Amended and Restated Guaranty Agreement dated as of April 15, 1996 and as amended to the date hereof, among the Borrower, each of the Guarantors (other than each License Company) and the

Administrative Agent, as amended and restated on the Closing Date by the Second Amended and Restated Guaranty Agreement substantially in the form of Exhibit B-5, and (ii) the Bridge Guaranty Agreements, in each case as further amended from time to time.

     "Hazardous Materials" means (i) any "hazardous substance" as defined in CERCLA; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

     "Independent Public Accountants" means Ernst & Young LLP or another independent public accounting firm of nationally recognized standing reasonably acceptable to the Majority Lenders.

     "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan, as determined using the actuarial assumptions then used for the purpose of determining the contributions to be made to such Plan, exceeds the fair market value of the assets of such Plan allocable to such benefits.

     "Interest Period" means: (i) with respect to each Eurodollar Rate Advance, the period commencing on the date of such Borrowing and ending 1, 2 3 or 6 months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

          (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month; and

          (c) if any Interest Period includes a date on which a payment of principal of the Advances is required to be made under Section 2.04 but does not end on such date, then (i) the principal amount (if any) of each Eurodollar Rate Advance required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Eurodollar Rate Advance shall have an Interest Period determined as set forth above; and

(ii) with respect to each Adjusted CD Rate Advance, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day; and

          (b) if any Interest Period includes a date on which a payment of principal of the Advances is required to be made under Section 2.04 but does not end on such date, then (i) the principal amount (if any) of each Adjusted CD Rate Advance required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Adjusted CD Rate Advance shall have an Interest Period determined as set forth above.

     "Interest Rate Protection Agreement" means any interest rate cap agreement, interest rate swap agreement and any other interest rate protection agreement between the Borrower and any Person that is a Lender or any Affiliate of any Lender on conditions acceptable to the Agents (such acceptance of the Agents not to be unreasonably denied) and in accordance with Section 5.02(s), as such
                                                          -------
agreement may be amended from time to time with the consent (not to be unreasonably withheld) of the Agents, provided that no Interest Rate Protection Agreement will have an expiry date which is later than December 31, 2006.

     "Issuing Bank" means BTCo and any of its affiliates including but not limited to Deutsche Bank AG, New York Branch, as the issuers of a Letter of Credit.

     "KLFY Partnership" means KLFY, L.P., a Delaware limited partnership of which YB of Louisiana is the sole general partner and of which LAT is the sole limited partner and which is governed by the KLFY Partnership Agreement.

      "KLFY Partnership Agreement" means the Agreement of Limited Partnership of KLFY, L.P. dated as of December 29, 1989 by and among YB of Louisiana and LAT, as the same may be amended from time to time.

     "KRON-TV" has the meaning specified in the third recital to this Agreement.

     "KRON Financing Statements" has the meaning specified in Section 3.01(g)(5)(B).

     "KRON Mortgage" means a Mortgage substantially in the form of Exhibit C-2 hereto effective as of the Closing Date from YB of San Francisco, as trustor, to Chicago Title Insurance Company, as trustee, for the benefit of the Collateral Agent, as beneficiary on behalf of the holders of the New Facility Obligations and the Existing Facility Obligations, covering the Real Property located at 1001 Van Ness Avenue, San Francisco, California.

     "LAT" means LAT, Inc., a Delaware corporation and wholly owned subsidiary of the Borrower.

     "Lead Arranger and Book Runner" means Deutsche Bank Securities Inc.

     "Leaseholds" means all of the right, title and interest of the Borrower or any of its Subsidiaries in, to and under any leases, licenses or other agreements granting to the Borrower or any of its Subsidiaries, directly or indirectly, rights to enter, occupy or use any land, improvements and fixtures, including, without limitation, the "Ground Leases" as described in certain of the Mortgages.

     "Lender Share" means, with respect to any Lender, (x) before the Closing Date, an amount equal to such Lender's Term Loan A Commitment and Revolving Facility Commitment and (y) after the Closing Date, the aggregate outstanding amount of such Lender's Term Loan A Advances and Revolving Facility Commitments (or, if the Revolving Facility Commitments shall have been terminated, the aggregate outstanding amount of such Lender's Revolving Advances and Letter of Credit Obligations).

     "Lenders" means the Banks listed on the signature pages hereof and each Assignee that shall become a party hereto pursuant to Section 8.07.
                                                              ----

     "Letter of Credit Obligations" means, for any Lender and at any time, the sum of (x) the amounts then owing to such Lender (including in its capacity as the Issuing Bank) under Section 2.10 to reimburse it in respect of amounts drawn under Letters of Credit and (y) such Lender's ratable participation in the aggregate amount then available for drawing under all Letters of Credit, calculated in accordance with Section 2.10.

     "Letters of Credit" has the meaning specified in Section 2.10.

     "License Companies" means License Co. Parent and License Co. Sub.

     "License Co. Parent" means Young Holding Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Borrower.

     "License Co. Sub" has the meaning specified in the third recital to this Agreement.

     "Lien" means, with respect to any asset, any mortgage, deed of trust, pledge, lien, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan Documents" means this Agreement, the Notes, the Guaranty Agreements, the Collateral Documents and any Interest Rate Protection Agreements and all agreements, documents and instruments executed and delivered in connection with any Letter of Credit, in each case as the same may hereafter be amended or otherwise modified from time to time.

     "Loan Party" means each of the Borrower and each Guarantor.

     "Major Casualty Proceeds" means (i) the aggregate insurance proceeds received in connection with one or more related events by the Borrower or any of its Subsidiaries under any insurance policy maintained to cover losses with respect to tangible real or personal property or improvements or losses from business interruption or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Borrower or any of its Subsidiaries, if the amount of such aggregate insurance proceeds or award or other compensation exceeds $1,000,000.

     "Majority Lenders" means Lenders under this Agreement and Lenders (as defined in the New Credit Agreement) under the New Credit Agreement having at least 51% of the aggregate amount of (x) Lender Shares for all Lenders under this Agreement and (y) Lender Shares (as defined in the New Credit Agreement) for all Lenders under the New Credit Agreement.

     "Mandatory Prepayment Amount" means, in respect to any Mandatory Prepayment Date, an amount equal the principal amount of the Term Advances that would be required to be repaid on such Mandatory Prepayment Date pursuant to clauses (i),
(ii), (iii), (iv) or (v) of Section 2.09(b) and Section 2.09(b) of the New Credit Agreement on account of the specified percentage of Excess Cash Flow for the Fiscal Year in question, excess Net Proceeds or excess Major Casualty Proceeds, as the case may be, determined without regard to the actual principal amount of Term Advances outstanding on such date and without regard to the application of Section 2.09(c) of the New Credit Agreement.

     "Mandatory Prepayment Date" means any date upon which a mandatory prepayment of the Term Advances would be payable pursuant to Section 2.09(b) and
Section 2.09(b) of the New Credit Agreement, determined without regard to whether any Term Advances are still outstanding on such date, provided that any related Deferred Term Loan B Advance Unscheduled Prepayment Date (as defined in
Section 2.09(c) of the New Credit Agreement) shall also be a Mandatory Prepayment Date for purposes of applying any Additional Excess Amount as contemplated by the proviso to the definition of "Mandatory Prepayment Excess Amount."

     "Mandatory Prepayment Excess Amount" means, in respect to any Mandatory Prepayment Date, the amount, if any, by which the related Mandatory Prepayment Amount exceeds the actual amount of Term Advances outstanding on such date, provided that if in connection with any Mandatory Prepayment Date the aggregate amount actually applied to repay the principal of the Term Advances is, as a result of the application of Section 2.09(c) of the New Credit Agreement, less than the actual amount of Term Advances outstanding on such date (such difference being an "Additional Excess Amount"), such Additional Excess Amount shall constitute the Mandatory Prepayment Excess Amount in respect of the additional related Mandatory Prepayment Date contemplated by the proviso to the definition of "Mandatory Prepayment Date."

     "Material Financial Obligations" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $1,000,000.

     "Mortgage Amendment" means, with respect to each Mortgage (other than the KRON Mortgage, the Existing New York Mortgage and the Additional Mortgages) executed pursuant to the Original Existing Credit Agreement, an amendment and restatement thereof dated as of the Closing Date substantially in the form of Exhibit D-1 hereto for a mortgage or Exhibit D-2 hereto for a deed of trust.

     "Mortgages" means the mortgages and deeds of trust listed on Schedule 1.01-1, in each case as amended on the Closing Date by the relevant Mortgage Amendment, the KRON Mortgage, the Additional Mortgages and any other mortgages, deeds of trust or similar instruments in substantially the form of Exhibit C-1 hereto for a mortgage and Exhibit C-2 hereto for a deed of trust executed from time to time pursuant hereto, as the same may be amended or otherwise modified from time to time.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, including for these purposes any Person that ceased to be an ERISA Affiliate during such five year period.

     "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate, and at least one employer other than the Borrower or an ERISA Affiliate, are making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan, including for these purposes any Person that ceased to be an ERISA Affiliate during such five year period.

     "NAIC" means the National Association of Insurance Commissioners.

     "Net Income" means, for any accounting period, net income (or net deficit, as the case may be), as determined in accordance with generally accepted accounting principles.

     "Net Proceeds" means, with respect to any issuance by the Borrower of any equity securities or Permitted Subordinated Debt or any Permitted Asset Sale by any Loan Party, an amount equal to the net cash proceeds received by the Borrower or such Loan Party with respect to such equity securities or Permitted Subordinated Debt or pursuant to such Permitted Asset Sale, as the case may be, less (without duplication) any fees and other expenses relating thereto reasonably incurred by the Borrower or such Loan Party in connection therewith.

     "Net Working Investment" means at any date (x) the Consolidated current assets of the Borrower and its Subsidiaries (excluding cash, short-term investments and Television Film Exhibition Rights) minus (y) the Consolidated current liabilities of the Borrower and its Subsidiaries (excluding Programming Liabilities and principal of and interest on Debt), all determined as of such date. Net Working Investment at any date may be a positive or negative number. Net Working Investment increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

     "New Credit Agreement" has the meaning specified in the fourth recital to this Agreement.

     "New Facility Obligations" means the Term Loan A Advances, the Term Loan B Advances and all other obligations of the Borrower and its Subsidiaries in connection with the New Credit Agreement.

     "1994 Subordinated Note Documents" means the 1994 Subordinated Notes and the Indenture dated as of November 14, 1994, as supplemented, among the Borrower, as issuer, each of the Subsidiaries of the Borrower named therein as the Initial Guarantors, as guarantors thereunder, and State Street Bank and Trust Company, as successor trustee.

     "1994 Subordinated Notes" means the Borrower's 11-3/4% Senior Subordinated Notes due 2004.

     "1995 Subordinated Note Documents" means the 1995 Subordinated Notes and the Indenture dated as of June 1, 1995, as supplemented, among the Borrower, as issuer, each of the Subsidiaries of the Borrower named therein as the Initial Guarantors, as guarantors thereunder, and State Street Bank and Trust Company, as successor trustee.

     "1995 Subordinated Notes" means the Borrower's 10-1/8% Senior Subordinated Notes due 2005.

     "1996 Subordinated Note Documents" means the 1996 Subordinated Notes and the Indenture dated as of January 1, 1996, as supplemented, among the Borrower, as issuer, each of the Subsidiaries of the Borrower named therein as the Initial Guarantors, as guarantors thereunder, and State Street Bank and Trust Company, as trustee.

     "1996 Subordinated Notes" means the Borrower's 9% Senior Subordinated Notes due 2006.

     "1997 Subordinated Note Documents" means the 1997 Subordinated Notes and the Indenture dated as of June 15, 1997, as supplemented, among the Borrower, as issuer, each of the Subsidiaries of the Borrower named therein as the Initial Guarantors, as guarantors hereunder, and First Union Nation Bank, as trustee.

     "1997 Subordinated Notes" means the Borrower's 8-3/4% Senior Subordinated Notes due 2007.

     "Non-Cash Expenses" means, for any accounting period, expenses properly attributable to such period for depreciation, amortization (including amortization of film rights) and other non-cash items as determined in accordance with generally accepted accounting principles; provided that Non-Cash Expenses shall include amortization of transaction fees and expenses incurred in connection with the Closing Date Transactions (as defined herein) and non-cash compensation provided to employees of the Borrower or any of its Subsidiaries.

     "Nonpermitted Swingline Advance" means an advance made by the Swingline Lender to the Borrower that purports to be a Swingline Advance but which advance
(i) does not comply with the limitations contained in the proviso to the first sentence of Section 2.01(c), or (ii) was made during a period described in
Section 2.01(d)(v). For purposes of determining compliance with the limitations contained in the proviso to the first sentence of Section 2.01(c), the Swingline Lender may rely on information received by it from the Administrative Agent; provided that the Administrative Agent shall have no obligation (except upon a request made by the Swingline Lender) to inform the Swingline Lender with respect to such limitations.

     "Notes" means the Term Loan A Notes, the Revolving Notes and the Swingline Notes.

     "Notice of Borrowing" has the meaning specified in Section 2.02.

     "Notice of Debt to Operating Cash Flow Ratio" means (i) until the Borrower delivers a Notice of Debt to Operating Cash Flow Ratio pursuant to Section 5.03(a), the certificate delivered by the Borrower pursuant to Section
-------
3.01(g)(21) and (ii) thereafter, a Notice of Debt to Operating Cash Flow Ratio
-------
delivered pursuant to Section 5.03(a).
                              -------

     "Notice of Interest Rate Election" has the meaning specified in Section
2.15.
----

     "Notice of Swingline Refunding" has the meaning specified in Section 2.01(d)(ii).

     "Obligations" means all obligations described in any Loan Document.

     "Old Lenders" means the Lenders under the Original Existing Credit Agreement as in effect immediately before the effectiveness of the Closing Date Assignment and Assumption Agreement.

     "Operating Cash Flow" means, for any accounting period, the amount calculated as follows:

          Consolidated Net Income for such period,

     plus to the extent deducted in determining such Consolidated Net Income, Consolidated Non-Cash Expenses and any other extraordinary non-cash losses (including any losses from the sale of assets) for such period, plus  Total Interest Expense (net of interest income),

     plus  Consolidated income tax expense for such period,

     plus if such accounting period includes any one or more of the first twelve consecutive calendar months, following the Closing Date, the amount identified as "Total Cost Savings" opposite the latest such month on Schedule 1.01-2 (each, a "Total Cost Savings Add-Back"), minus all cash payments in respect of income taxes by the Borrower or any of its Subsidiaries during such period,

    minus to the extent included in Consolidated Net Income for such period, any extraordinary non-cash gains (including gains from the sale of assets) for such period,

    minus  Consolidated cash payments of Film Expense made during such period,

all determined in accordance with generally accepted accounting principles;

provided that if any Permitted Acquisition (including for purposes of this definition the Acquisition) occurs during such accounting period, the calculation of Operating Cash Flow for such accounting period shall give effect, on a Pro Forma Basis, to the items set forth above for periods during such accounting period but prior to the closing date for such Permitted Acquisition, to the extent such items are properly attributable to the acquired assets or properties, related costs or expenses or the financing therefor.

     "Original Existing Credit Agreement" has the meaning specified in the first recital to this Agreement.

     "Other Term Loan A Advances" means Term Loan A Advances (as defined in the New Credit Agreement) made to the Borrower and outstanding under the New Credit Agreement.

     "Other Financings" means the loans contemplated to be made pursuant to the Other Financing Documents.

     "Other Financing Documents" means the New Credit Agreement, the Bridge Facility, the Bridge Guaranty Agreements, the Bridge Security Agreements and the Bridge Pledge Agreement, including the exhibits and schedules thereto and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.

     "Other Transaction Documents" means the Acquisition Documents and the Other Financing Documents and, in each case, all amendments thereto.

     "Parent" means, with respect to any Lender, any Person controlling such Lender.

     "Participant" has the meaning specified in Section 8.07(b).
                                                        -------

     "Payment Date" means the last day of each March, June, September and December (or, if such day is not a Domestic Business Day, the next succeeding Domestic Business Day), commencing with the first such date occurring after the Closing Date.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Acquisition" means an acquisition by any one or more wholly-owned Subsidiaries of the Borrower of any one or more television stations or of any one or more businesses incidental to the ownership and operation of television stations (which shall include any television representation business), or an acquisition by the Borrower or any one or more wholly-owned Subsidiaries of the Borrower of all of the capital stock of a corporation principally engaged in owning one or more television stations or one or more businesses incidental to the ownership and operation of such television stations; provided that:

          (a) at least ten (10) days prior to the closing date for such acquisition, the Borrower shall have delivered to each of the Lenders (i) a compliance certificate, substantially in the form of Exhibit J, certifying the Borrower's compliance with the provisions of this Agreement set forth in Exhibit J, as of the most recent date for compliance prior to the date of such certificate, and also demonstrating that the Debt to Operating Cash Flow Ratio as of such date would be less than 6.0x, in all cases after giving effect on a Pro Forma Basis to such acquisition, and (ii) a report of the chief financial officer of the Borrower, in a form and providing sufficient detail and justification for the information provided therein, including assumptions, as shall be found to be reasonable by each of the Agents in its sole good faith discretion, after completion of reasonable due diligence, establishing that, after giving effect to such acquisition and the financing therefor, the Borrower shall be in compliance at the end of each fiscal year until the Termination Date (determined without regard to any potential but not yet fixed acceleration of Term Loan A Advances or Other Term Loan A Advances on account of any failure to Refinance) with the covenants contained in Sections 5.01(l), 5.01(m), 5.01(n), 5.01(o),
                                     -------  -------  -------  -------
     5.02(a), 5.02(b), 5.02(d), 5.02(f), 5.02(g), and 5.02(h);
     -------  -------  -------  -------  -------      -------

          (b) at the time of such acquisition, no Default is then continuing or would result therefrom; and

          (c) at the time of such acquisition, the stock of any new Subsidiaries of the Borrower acquired or created in connection therewith or resulting therefrom shall be pledged to the Administrative Agent for its benefit and the benefit of the Lenders, each of such new Subsidiaries shall become a Guarantor hereunder and each of such new Subsidiaries shall grant liens and security interests in all of its assets to the Administrative Agent for its benefit and the benefit of the Secured Parties, all as more fully set forth in Section 3.03 (or, in the case of the Acquisition, Section 3.01).

provided further that, for the avoidance of doubt, the parties hereto agree that the Acquisition will be a Permitted Acquisition without the requirement that the Borrower satisfy the requirements of clause (a) above in connection therewith.

     "Permitted Acquisition Deposit" means a deposit made by the Borrower or any of its Subsidiaries pursuant to any purchase agreement to which it is or is to be a party in connection with an acquisition that it proposes to make as a Permitted

Acquisition; provided that at the time of the making of such deposit, no Default is then continuing or would result therefrom.

     "Permitted Acquisition Mortgage" has the meaning specified in Section 3.03(e)(5).

     "Permitted Asset Sale" means any Asset Sale by the Borrower or any of its Subsidiaries (a) where the Net Proceeds of such Asset Sale, when added to the Net Proceeds of any related Asset Sales, are less than $1,500,000, unless such Asset Sale is the disposition of property and assets comprising a television station or a business incidental thereto; or (b) where the Net Proceeds of such Asset Sale are greater than or equal to $1,500,000 or such Asset Sale is the disposition of property and assets comprising a television station or a business incidental thereto, if (x) before and after giving effect thereto no Default shall have occurred and be continuing; (y) except in the case of a Qualifying FCC-Mandated Sale, the aggregate total amount of the Asset Operating Cash Flow with respect to all such Asset Sales since the Closing Date (excluding any Qualifying FCC-Mandated Sale) constitutes less than fifteen percent (15%) of the greatest amount of Operating Cash Flow for any consecutive twelve-month period commencing after the Closing Date; and (z) at least ten (10) days prior to the date of each such Asset Sale, the Borrower shall have delivered to each of the Lenders (i) a compliance certificate, substantially in the form of Exhibit J, certifying the Borrower's compliance with the provisions of this Agreement set forth in Exhibit J, as of the most recent date for compliance prior to the date of such certificate, after giving effect on a Pro Forma Basis to such Asset Sale, and (ii) a report of the chief financial officer of the Borrower, in a form and providing sufficient detail and justification for the information provided therein, including assumptions, as shall be found to be reasonable by each of the Agents in its sole good faith discretion, after completion of reasonable due diligence, establishing that after giving effect to such Asset Sale, the Borrower shall be in compliance at the end of each fiscal year until the Termination Date (determined without regard to any potential but not yet fixed acceleration of Term Loan A Advances or Other Term Loan A Advances on account of any failure to Refinance) with the covenants contained in Sections 5.01(l), 5.01(m), 5.01(n), 5.01(o), 5.02(a), 5.02(b), 5.02(d), 5.02(f), 5.02(g)
-------  -------  -------  -------  -------  -------  -------  -------  -------
and 5.02(h).
    -------

     "Permitted Common Stock Purchase Amount" means the lesser of (i) $680,000,000 less the cash portion of the purchase price for the Acquisition and (ii) $30,000,000.

     "Permitted Holders" means (i) any of Adam Young or Vincent Young; (ii) the spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) of any such siblings or the spouse of any of the Persons described in clause

(i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, capital stock of the Borrower; (iv) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person controlled by any of the persons described in clause (i), (ii), (iii), or (iv).

     "Permitted Liens" means:

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 501;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

          (iii) Liens, other than Liens created by Section 4068 of ERISA, incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, customs and appeal bonds, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) Liens, securing obligations in an aggregate amount existing from time to time not to exceed $2,000,000, which Liens (A) arise in the ordinary course of business, (B) do not secure Debt or Derivatives Obligations and (C) do not in the aggregate materially detract from the value of the assets of the Borrower or any of its Subsidiaries or materially impair the use thereof in the operation of such party's business;

          (v) leases or subleases granted to others in the ordinary course of business or existing on property at the time acquired and not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (vi) Permitted Encumbrances, as defined in each Mortgage, with respect to the Real Property covered thereby;

          (vii) purchase money Liens upon or in any property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that (A) the aggregate amount of the obligations secured by Liens described in this clause (vii) that are outstanding or existing at any time shall not exceed $25,000,000 and (B) no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; provided further that Liens on property acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of any Asset Purchase or Permitted Acquisition or to secure Debt incurred for the purpose of financing any Asset Purchase or Permitted Acquisition are understood not to be Liens described of a type in this clause (vii);

          (viii) Liens existing on the Closing Date and set forth in Schedule 4.01(i) of this Agreement;

          (ix) Liens created by the Collateral Documents;

          (x) one or more attachments or judgment Liens not exceeding $1,000,000 in the aggregate unless the judgment such Lien secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; and

          (xi) Liens created after the Closing Date upon any Real Property owned by the Borrower or any of its Subsidiaries; provided that (A) such Liens shall be junior and subordinate to the Liens created by or pursuant to the Loan Documents, (B) the aggregate amount of the obligations secured by such Liens shall not at any time exceed $10,000,000 and (C) each of such Liens and such Liens in the aggregate must not interfere with the ordinary conduct of business of the Borrower or any of its Subsidiaries;

provided that no Lien in favor of the PBGC shall, in any event, be a "Permitted Lien"; and provided further that no Lien shall constitute a Permitted Lien on and after the commencement in respect thereof of any enforcement, collection, execution, levy or foreclosure proceeding where such Lien secures any obligation in an amount equal to or exceeding $100,000.

     "Permitted Subordinated Debt" means Debt other than Existing Subordinated Debt for which the Borrower is directly and primarily liable, but which may be guaranteed by any one or more Guarantors (provided that any obligations of any Guarantor in respect thereof are subordinate to such Guarantor's obligations under the Guaranty Agreements to the same extent and on similar terms as such Guarantor's obligations in respect of the Existing Subordinated Debt), and which
(v) is subordinated in right of payment to the prior payment in full in cash of all of the obligations of the Borrower and the Guarantors to pay principal of and interest on the Notes, all Letter of Credit Obligations and all fees and other amounts payable hereunder or under any other Loan Document, pursuant to subordination provisions that are no less favorable to the Lenders than the subordination provisions for any Existing Subordinated Debt; (w) contains no mandatory redemption provisions which would require any redemption in circumstances in which the mandatory redemption provisions for any Existing Subordinated Debt would not require redemption of any Existing Subordinated Debt; (x) contains financial covenants and events of default that are no more onerous to the Borrower and its Subsidiaries than the financial covenants and events of default for any Existing Subordinated Debt; (y) has a maturity date no earlier than June 15, 2007; and (z) is not secured by any Lien; provided that at least fifteen (15) days prior to the incurrence of such Debt, the Borrower shall have delivered to each of the Lenders (i) a compliance certificate, substantially in the form of Exhibit J, certifying the Borrower's compliance with the provisions of this Agreement set forth in Exhibit J, as of the most recent date for compliance prior to the date of such certificate, after giving effect on a Pro Forma Basis to the incurrence of such Debt, and (ii) a report of the chief financial officer of the Borrower, in a form and providing sufficient detail and justification for the information provided therein, including assumptions, as shall be found to be reasonable by each of the Agents in its sole good faith discretion, after completion of reasonable due diligence, establishing that after giving effect to the incurrence of such Debt, the Borrower shall be in compliance at the end of each fiscal year until the Termination Date (determined without regard to any potential but not yet fixed acceleration thereof or account of any failure to Refinance) with the covenants contained in Sections 5.01(l), 5.01(m), 5.01(n), 5.01(o), 5.02(a), 5.02(b),
                      -------  -------  -------  -------  -------  -------
5.02(d), 5.02(f), 5.02(g) and 5.02(h).
-------  -------  -------     -------

     "Permitted Subordinated Debt Repurchase" means a prepayment, redemption, defeasance or purchase of any Existing Subordinated Debt or Permitted Subordinated Debt to the extent permitted by clause (v) of Section 5.02(h).
                                                                   -------

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan" means an employee benefit plan, other than a Multiemployer Plan, (i) which is maintained for employees of the Borrower or any ERISA Affiliate and subject to Title IV of ERISA or (ii) which could subject the Borrower or any ERISA Affiliate to liability under Section 4069 of ERISA in the event that such plan has been or was to be terminated.

     "Pledge Agreements" means the Borrower Pledge Agreement, the Guarantor Pledge Agreements and the Bridge Pledge Agreement.

     "Pledged Instruments" means the Pledged Instruments as defined in the Pledge Agreements and all Instruments as defined in the Security Agreements.

     "Pledged Stock" has the meaning specified in the Pledge Agreements.

     "Pricing Schedule" means the Schedule attached hereto and identified as such.

     "Prime Rate" means the rate of interest publicly announced by BTCo in New York City from time to time as its Prime Rate.

     "Pro Forma Basis" means, at any time, a pro forma basis as agreed among the Borrower and the Agents at such time.

     "Pro Forma Debt Service" means, at any date, the sum of (i) Total Interest Expense for the four consecutive Fiscal Quarters then most recently ended plus
(ii) the aggregate amount of all scheduled principal payments (including mandatory principal repayments required by Section 2.04 hereof and Section 204 of the New Credit Agreement), including the portion of any payments under Capital Leases that is allocable to principal, for the four consecutive Fiscal Quarters immediately following the Fiscal Quarter during which such date occurs, provided that Pro Forma Debt Service (x) shall not include any amount in respect of any principal of the Term Loan B Advances (as defined in the New Credit Agreement) or Revolving Advances, and (y) shall be determined without regard to any potential but not yet fixed acceleration of Term Loan A Advances or Other Term Loan A Advances on account of any failure to Refinance.

     "Programming Liabilities" means, as to any Person, all obligations of such Person under contracts for the acquisition of broadcast rights to television programs and films, as determined in accordance with generally accepted accounting principles.

     "Quad Cities Joint Venture" means PCI/RIBCO, the joint venture formed pursuant to the Joint Venture Agreement dated as of September 30, 1981, between YB of Davenport, as successor to Palmer Communications Incorporated, and Coronet Communications Company, as successor to Rock Island Broadcasting Co.

     "Qualifying FCC-Mandated Sale" means an Asset Sale by the Borrower or any of its Subsidiaries (a) which is the disposition of property and assets comprising a television station or a business incidental thereto, (b) which is required by the FCC as a condition to or otherwise in connection with a Permitted Acquisition and (c) where Operating Cash Flow on a Pro Forma Basis for the twelve-month period immediately after the consummation of both such Asset Sale and the related Permitted Acquisition is at least ninety-five percent (95%) of the greatest amount of Operating Cash Flow for any consecutive twelve-month period commencing after the Closing Date (but prior to the earlier of such FCC-Mandated Sale and such related Permitted Acquisition).

     "Real Property" means all of the Borrower's and its Subsidiaries' right, title and interest (including Leaseholds) in and to land, improvements and fixtures, including, without limitation, the "Property" described in each of the Mortgages.

     "Reference Banks" means the CD Reference Banks or the Eurodollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "Refinance" means, when used with reference to any Existing Subordinated Debt, that the Borrower has repaid in full the outstanding principal amount of such Existing Subordinated Debt, together with accrued interest and any premium, using only the proceeds of Permitted Subordinated Debt issued no more than three months prior to the date of such repayment; "Refinancing" has a corresponding meaning.

     "Refinancing Permitted Subordinated Debt" means Permitted Subordinated Debt incurred by the Borrower, the Net Proceeds of which shall be used at the time of issuance thereof solely for the prepayment, redemption, defeasance or purchase of any Existing Subordinated Debt or Permitted Subordinated Debt to the extent permitted by clause (iv) of Section 5.02(h).
                                    -------

     "Register" has the meaning specified in Section 8.07(f).

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Documents" means the Acquisition Documents, the Subordinated Debt Documents and the Other Financing Documents and, in each case, all amendments thereto.

     "Request for Issuance" has the meaning specified in Section 2.10.

     "Restricted Payment" means, (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock of the same class) or (ii) any payment on account of the purchase, redemption, retirement, defeasance, acquisition, return or distribution with respect to (a) any shares of the Borrower's capital stock or
(b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

     "Revolving Advance" has the meaning specified in Section 2.01(b).

     "Revolving Facility Borrowing" means a borrowing consisting of Revolving Advances made or Converted on the same day by the Lenders having Revolving Facility Commitments.

     "Revolving Facility Commitment" means, with respect to each Lender, the amount set forth opposite such Lender's name on Appendix I hereto under the caption "Revolving Facility Commitment", in each case as such amount may be reduced or terminated pursuant to Section 2.07, 2.08, 2.09(b) or 6.01; provided
                                          ----  ----             ----
that if at any time a Lender shall have entered into one or more Assignment and Assumption Agreements, such Lender's Revolving Facility Commitment thereafter shall be the amount set forth for such Lender as its Revolving Facility Commitment in the Register maintained by the Administrative Agent pursuant to
Section 8.07(f), as such amount may be reduced or terminated pursuant to Section 2.07, 2.08, 2.09(b) or 6.01.
----  ----  -------

     "Revolving Note" means a promissory note issued by the Borrower payable to the order of a Lender, in substantially the form of Exhibit A-2, evidencing the indebtedness of the Borrower to such Lender in respect of the Revolving Advances made by such Lender.

     "Revolving Facility Percentage" means, with respect to each Lender at any time, the percentage that its Revolving Facility Commitment represents of the aggregate amount of the Revolving Facility Commitments of all Lenders at such time.

     "Revolving Facility Period" means the period from the Closing Date to but not including the Revolving Facility Termination Date.

     "Revolving Facility Termination Date" means the earlier of (i) November 30, 2005, (ii) the date of termination in whole of the Revolving Facility Commitments pursuant to Section 2.08 or 6.01, (iii) September 30, 2004, but only if the Borrower fails to Refinance the 1994 Subordinated Notes on or before August 15, 2004, and (iv) December 31, 2004, but only if the Borrower fails to Refinance the 1995 Subordinated Notes on or before November 15, 2004.

     "Secured Parties" means the Secured Parties as defined in the Collateral Documents.

     "Security Agreements" means the Borrower Security Agreement, the Guarantor Security Agreements and the Bridge Security Agreements.

     "Senior Debt" means, as of any date, the aggregate unpaid principal amount on such date of all Debt of the Borrower and its Subsidiaries other than the Existing Subordinated Debt and Permitted Subordinated Debt.

     "Senior Debt to Operating Cash Flow Ratio" means, as of any day, the ratio of Senior Debt as of the last day of the then ending or most recently ended Fiscal Quarter to Operating Cash Flow for the four consecutive Fiscal Quarters ending on such last day.

     "Solvency Certificate" has the meaning specified in Section 3.01(g)(11).

     "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of its liabilities (including, without limitation, liabilities on all claims, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in each respective industry in which such person is engaged.

     "SPC" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's.

     "Subordinated Debt Documents" means the 1994 Subordinated Note Documents, the 1995 Subordinated Note Documents, the 1996 Subordinated Note Documents, the 1997 Subordinated Note Documents and any notes, indentures and other documents governing any other Permitted Subordinated Debt, and, in each case, all amendments thereto.

     "Subsidiary" of any Person means (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries, or by one or more other Subsidiaries and (ii) any partnership, joint venture or similar entity of which the Borrower or any Subsidiary is, directly or indirectly, a general partner or of which the Borrower or any Subsidiary has the right, directly or indirectly, by law, contract or otherwise, to control or to manage the business and affairs, including without limitation the KLFY Partnership, the WKRN Partnership and the WATE Partnership; provided that no Tower Affiliate shall be deemed to be a Subsidiary of the Borrower or of any of its Subsidiaries.

     "Swingline Advance" has the meaning specified in Section 2.01(c).

     "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Advances to the Borrower hereunder, in an aggregate amount not to exceed $10,000,000, as such amount may be reduced or terminated pursuant to
Section 2.07, 2.08, 2.09(b) or 6.01.

     "Swingline Lender" means First Union National Bank, in its capacity as Swingline Lender hereunder, and its successors in such capacity.

     "Swingline Note" means the promissory note issued by the Borrower payable to the order of the Swingline Lender, in substantially the form of Exhibit A-3, evidencing the indebtedness of the Borrower to the Swingline Lender in respect of the Swingline Advances made by the Swingline Lender.

     "Syndication Agents" means FUNB and CIBC in their capacity as Syndication Agents for the Lenders hereunder, and their successors in such capacity.

     "Target Refinancing Date" means (i) August 15, 2004 with respect to the Refinancing of the 1994 Subordinated Notes, (ii) November 15, 2004 with respect to the Refinancing of the 1995 Subordinated Notes and (iii) October 15, 2005 with respect to the Refinancing of the 1996 Subordinated Notes.

     "Television Film Exhibition Rights" means the asset on the Borrower's Consolidated balance sheet which, in accordance with generally accepted accounting principles, should represent contract rights of the Borrower and its Consolidated Subsidiaries relating to television film exhibition.

     "Temporary Cash Investments" means (i) commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated (x) at least P-1 or its equivalent by Moody's Investors Service, Inc. or A1 or its equivalent by Standard and Poor's Corporation or (y)at least A3 or its equivalent by Moody's Investors Services, Inc. or P-3 or its equivalent by Standard and Poor's Corporation if the Senior Debt to Operating Cash Flow Ratio on the date of acquisition is less than 2.0x, in either case maturing within 270 days of the date of acquisition thereof, (ii) direct obligations of, or obligations the principal of or any interest on which are unconditionally guaranteed by, the United States of America, in each case maturing within one year from the date of acquisition thereof by the Borrower or any Subsidiary (as the case may be) and (iii) any time deposit with, including certificates of deposit issued by, a commercial bank of recognized standing operating in the United States of America having combined capital and surplus of at least $50,000,000.

     "Term Advances" means the Term Loan A Advances, the Term Loan B Advances and the Other Term Loan A Advances.

     "Term Loan A Advance" has the meaning specified in Section 2.01(a).

     "Term Loan A Borrowing" means a borrowing consisting of Term Loan A Advances made or Converted on the same day by the Lenders having Term Loan A Commitments.

     "Term Loan A Commitment" means, with respect to each Lender, the amount set forth opposite such Lender's name on Appendix I hereto under the caption "Term Loan A Commitment", in each case as such amount may be reduced or terminated pursuant to Section 2.07, 2.08, 2.09(b) or 6.01; provided that if at any time a
                    ----                   ----
Lender shall have entered into one or more Assignment and Assumption Agreements, such Lender's Term Loan A Commitment thereafter shall be the amount set forth for such Lender as its Term Loan A Commitment in the Register maintained by the Administrative Agent pursuant to Section 8.07(f), as such amount may be reduced or terminated pursuant to Section 2.07, 2.08, 2.09(b) or 6.01.
                                  ----                   ----

     "Term Loan A Note" means a promissory note issued by the Borrower payable to the order of a Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender in respect of the Term Loan A Advances made by such Lender.

     "Term Loan A Termination Date" means the earlier of (i) November 30, 2005,
(ii) the date of termination in whole of the Term Loan A Commitments pursuant to
Section 2.07 or 6.01, (iii) September 30, 2004, but only if the Borrower fails
        ----
to Refinance the 1994 Subordinated Notes on or before August 15, 2004, and (iv) December 31, 2004, but only if the Borrower fails to Refinance the 1995 Subordinated Notes on or before November 15, 2004.

     "Term Loan B Advance" means Term Loan B Advances (as defined in the New Credit Agreement) made to the Borrower and outstanding under the New Credit Agreement.

     "Termination Date" means the latest to occur of the Term Loan A Termination Date, the Revolving Facility Termination Date and the date when all Term Loan A Advances, Revolving Advances and Letter of Credit Obligations shall have terminated or been repaid in full.

     "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" as to which the 30-day notice requirement has been waived by the PBGC), or an event described in Section 4068(a) of ERISA, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or
(iii) providing notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 or ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Total Interest Expense" means, for any accounting period, the Consolidated amount of all interest charges, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with generally accepted accounting principles (after giving effect to all costs of, and savings realized by, each interest rate swap or cap agreement which the Borrower may enter into with respect to interest payable on any Debt or any portion thereof) and all premiums and other amounts that are amortized (other than interest charges and principal), in each case with respect to any Debt of the Borrower or any of its Subsidiaries during such period; provided that if any Permitted Acquisition (including for purposes of this definition the Acquisition) occurs during such accounting period, the calculation of Total Interest Expense for such accounting period shall give effect, on a Pro Forma Basis, to the items set forth above for periods during such accounting period but prior to the closing date for such Permitted Acquisition, to the extent such items are properly attributable to the acquired assets or properties, related costs or expenses or the financing therefor.

     "Tower Affiliate" means (i) the Quad Cities Joint Venture, (ii) CTSI and
(iii) any other Person (A) of which the Borrower or any Guarantor shall acquire an ownership interest as a result of a Permitted Acquisition and (B) of which the sole activity is the ownership and operation of a transmission tower or towers.

     "Trade Debt" means, for any accounting period, accounts payable accrued during such period for the deferred purchase price of property or services (but excluding Film Expense) to the extent such payables and obligations are not overdue by more than 6 months.

     "Type" has the meaning specified in the definition of the term "Advance" contained in this Article 1.

     "Voting Stock" of any Person means stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "WATE Partnership" means WATE, G.P., a Delaware general partnership of which YB of Knoxville and YBK are the sole general partners and which is governed by the WATE Partnership Agreement.

     "WATE Partnership Agreement" means the Agreement of Partnership of WATE, G.P. dated as of November 10, 1994 between YB of Knoxville and YBK, as the same may be amended from time to time.

     "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     "WKRN Partnership" means WKRN, G.P., a Delaware general partnership of which YB of Nashville and YBT are the sole general partners and which is governed by the WKRN Partnership Agreement.

     "WKRN Partnership Agreement" means the Agreement of Partnership of WKRN, G.P. dated as of December 29, 1989 by and among YB of Nashville and YBT, as the same may be amended from time to time.

     "YB of Davenport" means Young Broadcasting of Davenport, Inc., a Delaware corporation."YB of Knoxville" means Young Broadcasting of Knoxville, Inc., a Delaware corporation.

     "YB of Los Angeles" means Young Broadcasting of Los Angeles, Inc., a Delaware corporation.

     "YB of Louisiana" means Young Broadcasting of Louisiana, Inc., a Delaware corporation.

     "YB of Nashville" means Young Broadcasting of Nashville, Inc., a Delaware corporation.

     "YB of Rapid City" means Young Broadcasting of Rapid City, Inc., a Delaware corporation.

     "YB of San Francisco" has the meaning specified in the third recital to this Agreement.

     "YB of Sioux Falls" means Young Broadcasting of Sioux Falls, Inc., a Delaware corporation.

     "YBK" means YBK, Inc., a Delaware corporation and wholly owned subsidiary of the Borrower.

     "YBT" means YBT, Inc., a Delaware corporation and wholly owned subsidiary of the Borrower.

     Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     Section 1.03. Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Independent Public Accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if there is a change in generally accepted accounting principles at any time and the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 (or the definition of any term used therein), as well as the comparable provisions of the New Credit Agreement, to eliminate the effect of such change on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Majority Lenders wish to amend Article 1 or 5, as well as the comparable provisions of the New Credit Agreement, for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Majority Lenders.

                                   ARTICLE 2

                       Amounts and Terms of the Advances

     Section 2.01.  The Advances.

       (a) The Term Loan A Advances. (i) Each Lender severally agrees, on the terms and conditions set forth herein, to make a single advance to the Borrower on the Bridge Facility Refinancing Date (each such advance, a "Term Loan A Advance") pursuant to this Section 2.01(a) in an amount equal to the amount of such Lender's Term Loan A Commitment. Each Term Loan A Advance made on the Bridge Facility Refinancing Date shall be a Base Rate Advance and shall remain a Base Rate Advance until Converted to a Fixed Rate Advance pursuant to Section 2.15.

     (ii)   [Intentionally Omitted]

     (iii) The Term Loan A Advances are not revolving in nature and any amounts of any Term Loan A Advances that are repaid pursuant to Section 2.04 or prepaid pursuant to Section 2.09 or Section 2.17 may not be reborrowed.

     (iv) The Term Loan A Commitments shall terminate at the close of business on the Bridge Facility Refinancing Date.

     (b) The Revolving Advances. Each Lender severally agrees, on the terms and conditions set forth herein, to make one or more advances (each such advance, a "Revolving Advance") to the Borrower from time to time during the Revolving Facility Period pursuant to this Section 2.01(b); provided that immediately after each Revolving Advance, the sum of the aggregate outstanding principal amount of all Revolving Advances for such Lender, all Letter of Credit Obligations for such Lender and such Lender's Revolving Facility Percentage of the aggregate outstanding principal amount of all Swingline Advances (excluding any portion of the Swingline Advances to be repaid with the proceeds of such Revolving Advance) does not exceed at any time such Lender's Revolving Facility Commitment. Each Revolving Facility Borrowing shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof and shall consist of Revolving Advances of the same Type made or Converted on the same day by the Lenders ratably according to their respective Revolving Facility Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), and repay or, to the extent permitted by Section 2.09,
                                                                       ----
prepay Revolving Advances and reborrow under this Section 2.01(b) at any time until the end of the Revolving Facility Period.

     (c) The Swingline Advances. The Swingline Lender agrees, on the terms and conditions set forth herein, to make one or more advances (each such advance, a "Swingline Advance") to the Borrower from time to time during the Revolving Facility Period pursuant to this Section 2.01(c); provided that, immediately after each Swingline Advance, (i) the aggregate principal amount of all Swingline Advances shall not exceed the Swingline Commitment and (ii) the sum of the aggregate principal amount of all Swingline Advances plus the aggregate principal amount of all Revolving Advances and all Letter of Credit Obligations shall not at any time exceed the aggregate amount of the Revolving Facility Commitments. Each Swingline Advance shall be a Base Rate Advance and shall be in an aggregate amount not less than $50,000 or an integral multiple thereof. Within the foregoing limits, the Borrower may borrow under this Section 2.01(c), and repay or, to the extent permitted by Section 2.09, prepay Swingline Advances and reborrow under this Section 2.01(c) at any time until the earlier of the end of the Revolving Facility Period and the date when the Swingline Commitment shall have been reduced to zero or terminated pursuant to Section 2.07, 2.08, 2.09(b) or 6.01.

     (d) Refunding of Swingline Advances. (i) The Borrower shall pay to the Swingline Lender, on demand, the amount of any outstanding Swingline Advances.

     (ii) At any time and from time to time the Swingline Lender may, by written notice to the Administrative Agent, which the Administrative Agent shall promptly forward to each Lender with a Revolving Facility Commitment, require each Lender with a Revolving Facility Commitment to pay to the Swingline Lender an amount equal to such Lender's Revolving Facility Percentage of the aggregate unpaid principal amount of the Swingline Advances (excluding any Nonpermitted Swingline Advances) then outstanding. Any such notice (a "Notice of Swingline Refunding") shall specify the date on which such payments are to be made, which date shall be the next Domestic Business Day after such Notice of Swingline Refunding is delivered to the Administrative Agent, the aggregate unpaid principal amount of such Swingline Advances and payment instructions for such payments.

     (iii) Not later than 3:00 p.m. (New York City time) on the date specified in the Notice of Swingline Refunding, each Lender with a Revolving Facility Commitment shall pay such Lender's Revolving Facility Percentage of the aggregate unpaid principal amount of the Swingline Advances (excluding any Nonpermitted Swingline Advances) then outstanding to the Swingline Lender in accordance with the payment instructions set forth in the Notice of Swingline Refunding, in Federal or other funds immediately available in Charlotte, North Carolina. The amount so paid by each Lender with a Revolving Facility Commitment shall constitute a Revolving Advance to the Borrower which shall be a Base Rate Advance; provided that, if the Lenders with Revolving

Facility Commitments are prevented from making such Revolving Advances to the Borrower by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each such Lender shall constitute a purchase by it of an assignment of the unpaid principal amount of the Swingline Advances (and interest accruing thereon after the date of such payment), and the Swingline Lender and each Lender with a Revolving Facility Commitment shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption Agreement to evidence such assignment.

     (iv) Each Lender with a Revolving Facility Commitment acknowledges and agrees that its obligations to refund Swingline Advances in accordance with the terms of this Section 2.01(d) are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Lender or the Borrower, (ii) the occurrence or continuance of a Default or the termination of the Revolving Facility Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower or any other Lender (other than the Swingline Lender, in such capacity) or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Lender shall be obligated to make any payment to the Swingline Lender under this Section 2.01(d) with respect to any portion of any Nonpermitted Swingline Advance.

     (v) If at any time the Swingline Lender is given written notice by the Administrative Agent or the Borrower that any condition set forth in Section
3.02 is not then satisfied, the Lenders shall not have any obligations pursuant to this Section 2.01(d) to refund (or purchase any assignment in) any Swingline Advances made by the Swingline Lender during the period after it has received such written notice until the time when it receives written notice from the Administrative Agent that such condition has been satisfied.

     (e) The Borrower will not borrow any Revolving Advances for purposes other than providing funds to repay the principal of and accrued interest on the Bridge Loans, and will not borrow any Swingline Loans or request the issuance of any Letters of Credit unless, after giving effect thereto (and any application of the proceeds thereof), the amount by which the Revolving Facility Commitments exceed the sum of the outstanding Revolving Advances, Swingline Advances and Letter of Credit Obligations is at least an amount equal to (i) the sum of (A) the outstanding principal amount of the Bridge Loans, (B) interest accrued thereon to the date of such borrowing and (C) an amount equal to the additional interest that would accrue thereon to the maturity date of the Bridge Loans, assuming no change in the rate of interest applicable thereto or in the principal amount thereof, minus (ii) the aggregate Term Loan A Commitments on such date.

     Section 2.02. Method of Borrowing. (a) The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") of (i) each Borrowing to be made on the Closing Date no later than the Domestic Business Day prior to the Closing Date, (ii) each Borrowing to be made on the Bridge Facility Refinancing Date no later than the Domestic Business Day prior to the Bridge Facility Refinancing Date, (iii) each Borrowing thereafter (other than Borrowings made to refund Swingline Advances pursuant to Section 2.01(d)) not later than 10:00 A.M. (New York City time) on the third Eurodollar Business Day before each Eurodollar Rate Advance, the third Domestic Business Day before each Adjusted CD Rate Advance and the Domestic Business Day before each Base Rate Advance and (iii) each Swingline Advance not later than 11:00 A.M. (New York City time) on the date of each Swingline Advance, specifying:

     (i) the date of such Borrowing or Swingline Advance, which shall be a Domestic Business Day in the case of an Adjusted CD Rate Advance or a Base Rate Advance or a Eurodollar Business Day in the case of a Eurodollar Rate Advance,

     (ii)  the aggregate amount of such Borrowing or Swingline Advance,

     (iii) the Type of Advances comprising such Borrowing or that the advance will be a Swingline Advance, and

     (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     The Borrower shall deliver a copy of each Notice of Borrowing for a Swingline Advance to the Swingline Lender not later than 11:00 A.M. (New York City time) on the date of such Swingline Advance.

     Any Notice of Borrowing for Advances the proceeds of which will be used to make funds available to repay the Bridge Loans shall so state, specifying the Bridge Facility Refinancing Date and the aggregate amount of principal and interest due on the Bridge Loans on such date.

       (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of such

Borrowing, if any, and such Notice of Borrowing shall not thereafter be revocable by the Borrower, provided that the Administrative Agent need not notify any Lender that has only Term Loan A Advances of any Notice of Borrowing given after the Bridge Facility Refinancing Date.

       (c) Not later than Noon (New York City time) on the date of each Borrowing, each Lender with a Revolving Facility Commitment shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 8.02. Unless the Administrative Agent determines that any
                    ----
applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

       (d) Not later than Noon (New York City time) on the date of each Swingline Advance, the Swingline Lender will make available the amount of such Swingline Advance, in Federal or other funds immediately available to the Borrower at the Swingline Lender's address specified in or pursuant to Section 8.02.
----

       (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (c) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and (ii) in the case
                                                     ----
of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance included in such Borrowing for purposes of this Agreement. Nothing herein shall affect any rights that the Borrower may have against such defaulting Lender.

       (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     Section 2.03. Notes. (a) The Term Loan A Advances, Revolving Advances and Swingline Advances of each Lender shall be evidenced, respectively, by a Term Loan A Note, Revolving Note and a Swingline Note payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Term Loan A Advances, Revolving Advances and Swingline Advances, respectively.

       (b) Upon receipt of each Lender's Notes from the Borrower pursuant to
Section 3.01, the Administrative Agent shall mail such Notes to such Lender.
        ----
Each Lender shall record the date, amount and maturity of each Advance made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Advance then outstanding; provided that the failure of any Lender to make any such recordation or endorsement, or any error in such recordation or endorsement, shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.04. Maturity of Term Loan A Advances.   The Borrower shall repay
the principal amount of all outstanding Term Loan A Advances in installments on each Payment Date as set forth in the table below. The principal amount due on each Payment Date for all outstanding Term Loan A Advances shall be an aggregate amount equal to the amount specified in the table below for such Payment Date, which shall be applied ratably among the Lenders on the basis of the aggregate amount of each Lender's outstanding Term Loan A Advances:


                            Principal Amount Due on
                            Payment Date Specified
                            -----------------------


                       Principal Amount Due
                       --------------------
 Payment Date During   Term Loan A Advances
---------------------  --------------------
March, 2001                  1,875,000
June, 2001                   1,875,000
September, 2001              1,875,000
December, 2001               1,875,000
March, 2002                  2,500,000
June, 2002                   2,500,000
September, 2002              2,500,000
December, 2002               2,500,000
March, 2003                  2,500,000
June, 2003                   2,500,000
September, 2003              2,500,000
December, 2003               2,500,000
March, 2004                  2,500,000
June, 2004                   2,500,000
September, 2004              2,500,000
December, 2004               2,500,000
March, 2005                  3,125,000
June, 2005                   3,125,000
September, 2005              3,125,000

provided that the outstanding principal amount of the Term Loan A Advances shall be repaid in full on the Term Loan A Termination Date (whether or not such Termination Date, as determined from time to time, is earlier than any of the applicable dates above).

     Section 2.05. Interest Rates. (a) Each Base Rate Advance (including each Swingline Advance) shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made until it becomes due, at a rate per annum equal to the sum of (i) the applicable Base Rate Margin plus (ii the Base Rate for such day. Except as provided in Section 2.05, such interest shall be payable in arrears on each Payment Date and, with respect to the principal amount of any Base Rate Advance converted to a Fixed Rate Advance, on the date when such Base Rate Advance is so converted.

     (b) Each Adjusted CD Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and after the Closing Date during the Interest Period applicable thereto, at a rate per annum equal to the sum of
(i) the applicable CD Rate Margin plus (ii the applicable Adjusted CD Rate, provided that if any Adjusted CD Rate Advance or any portion thereof shall, as a result of clause
(ii)(b)(i) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Advances during such period. Except as otherwise provided in Section 2.05(f), such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof.

     The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                [ CDBR     ]*
         ACDR = [ ---------- ] + AR
                [ 1.00 - DRP ]

         ACDR = Adjusted CD Rate
         CDBR = CD Base Rate
          DRP = Domestic Reserve Percentage
           AR = Assessment Rate

     -------------
     * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%

     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the unpaid principal amount of the Adjusted CD Rate Advance of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

       (c) Each Eurodollar Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and after the Closing Date during the Interest Period applicable thereto, at a rate per annum equal to the sum of
(i) the applicable Eurodollar Margin plus (ii the applicable Adjusted London Interbank Offered Rate. Except as otherwise provided in Section 2.05(f), such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Eurodollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Eurodollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Eurodollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Rate Advance of such Eurodollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

       (d) The Administrative Agent shall determine each interest rate applicable to the Advances hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

       (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 2.16 shall
                                                                     ----
apply.

       (f) Any overdue interest on any Advance shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the rate of interest borne by such Advance for such day.

     Section 2.06.  Fees.

       (a) Arrangement Fees. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Co-Arrangers as previously agreed among them, arrangement fees in the amounts previously agreed among the Borrower and the Co-Arrangers.

       (b) Participation Fees. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders as previously agreed among them, participation fees in the amounts previously agreed among the Borrower and the Co-Arrangers.

       (c) Administrative Fees. On the Closing Date and on each anniversary of the Closing Date and on the Termination Date, the Borrower shall pay to the Administrative Agent for its own account annual administrative fees in the amounts previously agreed between the Borrower and the Administrative Agent, provided that if the Termination Date is not an anniversary of the Closing Date, the administrative fees payable on the Termination Date shall be a proportionate amount of the annual administrative fees, based on the number of days elapsed since the immediately preceding anniversary of the Closing Date.

        (d) Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their respective Revolving Facility Commitments on each day, a commitment fee for each day on the amount by which the aggregate amount of the Revolving Facility Commitments exceeds the sum of the aggregate outstanding principal amount of the Revolving Advances and the aggregate amount of Letter of Credit Obligations on such day, at the rate of (i) if the Debt to Operating Cash Flow Ratio as specified in the most recent Notice of Debt to Operating Cash Flow Ratio received by the Administrative Agent on or before such day is greater than or equal to 5.0x, 1/2 of 1% per annum, or (ii otherwise, 3/8 of 1% per annum. Such commitment fee shall accrue from the Closing Date to but not including the Revolving Facility Termination Date and shall be payable quarterly in arrears on each Payment Date.

        (e) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent a letter of credit fee at a rate per annum equal to the Letter of Credit Fee Rate in effect from time to time on the aggregate amount available for drawing under any Letters of Credits issued from time to time, such fee to be payable for the account of the Lenders with Revolving Facility Commitments ratably in proportion to their participation therein. The "Letter of Credit Fee Rate" in effect on any day means a rate per annum determined daily in accordance with the Pricing Schedule. Such fee shall be payable in arrears on each Payment Date and on the Revolving Facility Termination Date for so long as any Letter of Credit is outstanding. The Borrower shall also pay to the Issuing Bank fronting fees and issuance, payment, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank.

     Section 2.07. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Term Loan A Commitments at any time if no Term Loan A Advances are outstanding at such time, (ii terminate the Revolving Facility Commitments if no Revolving Advances, Swingline Advances or Letter of Credit Obligations are outstanding at such time, (ii terminate the Swingline Commitment at any time if no Swingline Advances are outstanding at such time, (iv ratably reduce from time to time, by an aggregate amount of $500,000 or any larger multiple of $100,000, the aggregate amount of the Revolving Facility Commitments in excess of the aggregate outstanding principal amount of the Revolving Advances, Swingline Advances and Letter of Credit Obligations or (v) reduce from time to time, by an aggregate amount of $50,000 or any integral multiple thereof, the amount of the Swingline Commitment in excess of the aggregate outstanding principal amount of the Swingline Advances.

     Section 2.08. Mandatory Termination of Revolving Facility and Swingline Commitments and Repayment of Revolving Advances and Swingline Advances. (a) The Revolving Facility Commitments and the Swingline Commitment shall terminate on the Revolving Facility Termination Date, and any Revolving Facility Advances and Swingline Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.

       (b) On each Mandatory Prepayment Date, the Revolving Facility Commitments shall automatically be ratably reduced by an aggregate amount equal to the Mandatory Prepayment Excess Amount determined for such date, but not to an amount less than $50,000,000.

       (c) On each Mandatory Prepayment Date, the Borrower shall repay such amount of the outstanding Revolving Advances (ratably among the Lenders with outstanding Revolving Advances) or Swingline Advances, together with accrued interest thereon to the date of prepayment and any amounts then owing under
Section 2.12 in respect of such repayment, as may be necessary so that after giving effect thereto the sum of the aggregate outstanding principal amount of Revolving Advances, Letter of Credit Liabilities and Swingline Advances does not exceed the Revolving Facility Commitments as then reduced. Any such required repayment of Revolving Advances shall be made with respect to such outstanding Revolving Advances as the Borrower may specify by notice to the Administrative Agent or, failing such designation by the Borrower, as the Administrative Agent may specify by notice to the Borrower and the Lenders.

       (d) In the event that the aggregate amount of the Revolving Facility Commitments is reduced to an amount less than the aggregate amount of Letter of Credit Obligations at such time in respect of all Letters of Credit, the Borrower hereby agrees that it shall forthwith, without any demand or taking of any other action by the Majority Lenders or the Administrative Agent, pay to the Administrative Agent an amount in immediately available funds equal to the difference to be held as security for the Letter of Credit Obligations for the benefit of all Lenders pursuant to arrangements satisfactory to the Agent and the Lenders.

     Section 2.09.  Prepayments.

       (a) Optional Prepayments. The Borrower may, upon notice to the Administrative Agent in accordance with Section 2.09(c), prepay any Advance in whole at any time, or from time to time in part, in amounts aggregating $5,000,000 or any larger multiple of $500,000 in the case of Term Loan A Advances and in amounts aggregating $100,000 or any larger multiple thereof in the case of Revolving Advances and in amounts aggregating $50,000 or any larger multiple thereof in the case of Swingline Advances, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and all amounts then owing under Section 2.12 in respect of such prepayment, provided that if the Borrower prepays any principal amount of Other Term Loan A Advances pursuant to Section 2.09(a) of the New Credit Agreement, it shall pursuant to this Section prepay a principal amount of the Term Loan A Advances that bears the same proportion to the outstanding principal amount of Term Loan A Advances as such principal amount of Other Term Loan A Advances bears to the outstanding principal amount of Other Term Loan A Advances. Each such optional prepayment in respect of Term Loan A Advances shall be applied to reduce ratably all then remaining unpaid installments of principal of the Term Loan A Advances (based on the schedule set forth in Section 2.04, as the amounts therein may have been reduced from time to time, in accordance with this Agreement, due to repayments and prepayments of principal prior thereto), and shall be applied ratably between the Term Loan A Advances of the several Lenders. Each such optional prepayment in respect of Revolving Advances shall be applied to prepay ratably the Revolving Advances of the several Lenders.

     (b)  Mandatory Prepayments.

     (i) If the Debt to Operating Cash Flow Ratio as of the last day of any Fiscal Year beginning with Fiscal Year 2001 is equal to or greater than 5.5x, then no later than the next April 30, the Borrower shall prepay an outstanding principal amount of the Term Loan A Advances equal to the Allocable Portion of 75% of Excess Cash Flow for such Fiscal Year. If the Debt to Operating Cash Flow Ratio as of the last day of any Fiscal Year is less than 5.5x but greater than or equal to 5.0x, then no later than the next April 30, the Borrower shall prepay an outstanding principal amount of the Term Loan A Advances equal to the Allocable Portion of 50% of Excess Cash Flow for such Fiscal Year. In each case, the Borrower shall pay the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and all amounts then owing under
Section 2.12 in respect of such prepayment and such prepayment shall be applied to reduce ratably all then remaining unpaid installments of principal of the Term Loan A Advances (based on the schedule set forth in Section 2.04, as the amounts therein may have been reduced from time to time, in accordance with this Agreement, due to repayments and prepayments of principal prior thereto). For purposes of this Section 2.09(b): (x) Excess Cash Flow for any Fiscal Year shall be determined on the basis of the amount of Excess Cash Flow for such Fiscal Year set forth on the certificate delivered to the Lenders pursuant to Section 5.03(t); and (y) Excess Cash Flow shall be determined using an amount for Operating Cash Flow that is calculated in accordance with the definition thereof but excluding any Total Cost Savings Add-Back (as defined in the definition of Operating Cash Flow).

     (ii) If on any date the Borrower receives the Net Proceeds of any issuance of equity securities (including, without limitation, any common stock, preferred stock, rights to subscribe for or to purchase, or any warrants or options to acquire any equity security or any instrument convertible into any equity security), then no later than the fourth Eurodollar Business Day after such date of issuance, the Borrower shall repay an outstanding principal amount of the Term Loan A Advances equal to the Allocable Portion of such Net Proceeds, provided that (A) if on or before such date of issuance the Borrower has entered into an agreement or letter of intent to make an Asset Purchase that it reasonably expects will be a Permitted Acquisition that will be consummated within 16 weeks of such date, the Borrower may defer making such repayment (to the extent of the estimated cash portion of the purchase price for such Permitted Acquisition) until the earlier of the date it consummates such Permitted Acquisition and the date 16 weeks after such date of issuance, and the principal amount of Term Loan A Advances required to be repaid shall be the Allocable Portion of the excess of such Net Proceeds (less any amount repaid concurrently with such date of issuance on account of such Net Proceeds) over the cash portion of the purchase price actually paid for such Permitted Acquisition by such date and (B) if at the date of such issuance (1) the Senior Debt to Operating Cash Flow Ratio is less than 2.0x and (2) the Borrower is in good faith considering making a redemption of any Permitted Subordinated Debt within the next 12 weeks, the Borrower may defer making such repayment (to the extent of the estimated amount to be applied to such redemption) until the earlier of the date it makes such redemption and the date 12 weeks after such date of issuance, and the principal amount of Term Loan A Advances required to be repaid shall be the Allocable Portion of the excess of such Net Proceeds (less any amount repaid concurrently with such date of issuance on account of such Net Proceeds) over the amount actually applied to redeem Permitted Subordinated Debt by such date. In any case, the Borrower shall pay the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and all amounts then owing under Section 2.12 in respect of such prepayment and such prepayment shall be applied to reduce ratably all then remaining unpaid installments of principal of the Term Loan A Advances (based on the schedule set forth in Section 2.04, as the amounts therein may have been reduced from time to time, in accordance with this Agreement, due to repayments of principal prior thereto).

     (iii) If, on the date the Borrower shall issue any Permitted Subordinated Debt (other than any Refinancing Permitted Subordinated Debt), the Senior Debt to Operating Cash Flow Ratio (measured on such date after giving effect to the issuance of such Permitted Subordinated Debt and the receipt of the Net Proceeds thereof), is greater than or equal to 2.0x, then within four Eurodollar Business Days after the date on which the Borrower shall issue such Permitted Subordinated Debt, the Borrower shall prepay an outstanding principal amount of the Term Loan A Advances equal to the Allocable Portion of the amount of the Net Proceeds of such issuance of Permitted Subordinated Debt, or such lesser amount as may be necessary to reduce such Senior Debt to Operating Cash Flow Ratio to less than 2.0x. The Borrower shall pay the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and all amounts then owing under Section 2.12 in respect of such prepayment and such prepayment shall be applied to reduce ratably all then remaining unpaid installments of principal of the Term Loan A Advances (based on the schedule set forth in Section 2.04, as the amounts therein may have been reduced from time to time, in accordance with this Agreement, due to repayments of principal prior thereto).

     (iv) If the Borrower makes any Permitted Asset Sale, then within four Eurodollar Business Days after the date the Borrower makes such Permitted Asset Sale, the Borrower shall prepay an outstanding principal amount of the Term Loan A Advances equal to the Allocable Portion of the amount of the Net Proceeds of such Permitted Asset Sale, provided that if on the date the Borrower makes such Permitted Asset Sale the Borrower plans to, and has a reasonable expectation that it will, make an Asset Purchase that it reasonably expects will be a Permitted Acquisition that will be consummated within 180 days of such date, the Borrower may defer making such repayment (to the extent of the estimated cash portion of the purchase price for such Permitted Acquisition) until the earliest of (A) the date it no longer has a reasonable expectation that it will make an Asset Purchase that it reasonably expects will be a Permitted Acquisition during such 180 day time period, (B) the date it consummates such Permitted Acquisition and (C) the date 180 days after the date the Borrower makes such Permitted Asset Sale, and the principal amount of the Term Loan A Advances required to be repaid shall be the Allocable Portion of the excess of such Net Proceeds (less any amount repaid concurrently with the date of such Permitted Asset Sale on account of such Net Proceeds) over the cash portion of the purchase price actually paid for such Permitted Acquisition by such date. The Borrower shall pay the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and all amounts then owing under Section 2.12 in respect of such prepayment and such prepayment shall be applied to reduce ratably all then remaining unpaid installments of principal of the Term Loan A Advances (based on the schedule set forth in Section 2.04, as the amounts therein may have been reduced from time to time, in accordance with this Agreement, due to repayments of principal prior thereto).

       (v) If on any date the Borrower or any of its Subsidiaries receive any Major Casualty Proceeds, and the aggregate amount of such Major Casualty Proceeds exceeds the aggregate amount of costs incurred by the Borrower or such Subsidiary within 180 days after such date or to be incurred thereafter for the purpose of repairing, reconstructing or replacing the property in respect of which such Major Casualty Proceeds were received, then on the first anniversary of such date (or, if such repairs, reconstruction or replacement shall be continuing in due course, on such later date when such repairs, reconstruction or replacement shall have been completed or discontinued): (x) if no Event of Default shall have occurred and be continuing, the Borrower shall apply an amount equal to the Allocable Portion of such excess to prepay ratably an outstanding principal amount of the Term Loan A Advances and the Borrower shall pay accrued interest thereon to the date of such prepayment and all amounts then owing under Section 2.12 in respect of such prepayment or (y) if an Event of Default shall have occurred and be continuing, an amount equal to the Allocable Portion of such excess shall be applied to satisfy obligations owed by the Borrower or such Subsidiary based on the order of priorities set forth in Section 9 of the Security Agreements. Any such amount applied to prepay the Term Loan A Advances shall be applied to reduce ratably all then remaining unpaid installments of principal of the Term Loan A Advances (based on the schedule set forth in Section 2.04, as the amounts therein may have been reduced from time to time, in accordance with this Agreement, due to repayments of principal prior thereto).

       (c) Notice of Prepayment. In the case of any optional or mandatory prepayment pursuant to this Section 2.09, the Borrower shall give the
                                    ----
Administrative Agent prior notice, of one Domestic Business Day in the case of the prepayment of Base Rate Advances and of three Domestic Business Days in the case of the prepayment of Eurodollar Rate Advances or Adjusted CD Rate Advances, stating the proposed date and aggregate principal amount of such prepayment. Upon receipt of a notice of prepayment pursuant to this Section 2.09, the
                                                                ----
Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.10. Letters of Credit. (a) Subject to the terms and conditions hereof, the Issuing Bank agrees to issue trade or standby letters of credit hereunder from time to time before the 30th day before the Revolving Facility Termination Date upon the request of the Borrower (the "Letters of Credit"); provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the Letter of Credit Obligations shall not exceed the lesser of $5,000,000 and the aggregate amount of all Revolving Facility Commitments and (ii the aggregate amount of the Letter of Credit Obligations plus the aggregate outstanding amount of all Revolving Advances and Swingline Advances shall not exceed the aggregate amount of the Revolving Facility Commitments of all Lenders. Upon the date of issuance by the Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender with a Revolving Facility Commitment, and each Lender with a Revolving Facility Commitment shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Obligations in proportion to its Revolving Facility Percentage. All Letters of Credit will be denominated in U.S. Dollars and will be issued on a sight basis only.

       (b) The Borrower shall give the Issuing Bank and the Administrative Agent written notice, in the form of Exhibit K, at least two Domestic Business Days, or such shorter period as may be agreed to by the Issuing Bank in any particular instance, prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, a "Request for Issuance") provided that the Request for Issuance may be made by facsimile, and the Issuing Bank may act on it without having received the original signed Request for Issuance. Promptly after issuing or amending a Letter of Credit, the Issuing Bank shall notify the Borrower and the Administrative Agent, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender, in writing of such issuance or amendment and if requested by any Lender the Administrative Agent shall provide copies of such issuance or amendment. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions
                                          -
precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit for all purposes of this Agreement. If any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank (i) shall not be required to give such notice of termination unless the Borrower has timely requested such termination and (ii) may timely give such notice of termination unless it has theretofore timely received a request from the Borrower and all other conditions to the issuance of a Letter of Credit have also theretofore been met with respect to such extension. No standby Letter of Credit shall have an expiry date of more than one year from date of issuance; provided, however, that such Letters of Credit may contain a provision pursuant to which the expiry date is deemed automatically extended for successive periods of up to one year unless notice of termination is given by the Issuing Bank; and further provided that no standby letter of credit will have an expiry date which is later than the 10th Domestic Business Day prior to the Revolving Facility Termination Date. No trade Letter of Credit shall have an expiry date which is later than the earlier of (i) the date which is 180 days from date of issuance and (ii) the date which is the 30th day prior to the Revolving Facility Termination Date.

       (c) Upon receipt from the beneficiary of any Letter of Credit of any demand, drawing or other presentation for payment under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Borrower of the amount drawn and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank on such payment date for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit issued by it, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate that would be applicable to a Revolving Advance bearing interest at the Base Rate for such day. If for any reason the Borrower shall fail to reimburse the Issuing Bank in an amount equal to the amount of any drawing, the Issuing Bank shall notify the Administrative Agent of such failure and the Administrative Agent shall immediately notify the Lenders of such failure. Upon receipt of such notice, each Lender with a Revolving Facility Commitment will immediately pay the Administrative Agent, for the account of the Issuing Lender, such Lender's pro rata share of such unreimbursed drawing together with interest on such pro rata share for each day from and including the payment date of any drawing to but not including the date on which Lender makes payment computed at a rate of interest per annum equal to rate that would be applicable to a Revolving Advance bearing interest at the Base Rate for such period. The Issuing Bank will pay to the Administrative Agent for the account of each Lender with a Revolving Facility Commitment ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto and the Administrative Agent will promptly distribute such amounts to such Lender in accordance with Section 2.11.
                                                                           ----

       (d) The obligations of the Borrower and each Lender with a Revolving Facility Commitment under Section 2.10(c) above shall be absolute, unconditional
                                  -------
and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

     (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

     (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

     (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Lenders (including the Issuing Bank) or any other Person, whether in connection with this Agreement or any Letter of Credit or any document related hereto or thereto or any unrelated transaction;

     (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

     (vi) payment under a Letter of Credit against presentation to the Issuing Bank of documents that does not substantially comply with the terms of such Letter of Credit; provided that the Issuing Bank's determination that documents presented under such Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of the Issuing Bank; or

     (vii) any other act or omission to act or delay of any kind by any Lender (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of the Borrower's or the Lender's obligations hereunder.

       (e) The Borrower hereby indemnifies and holds harmless each Lender (including the Issuing Bank) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur, and none of the Lenders (including the Issuing Bank) nor the Administrative Agent nor any of their Affiliates or their respective officers or directors or employees or agents shall be liable or responsible therefor, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection
(d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii any error in interpretation of technical terms, (ii any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv any consequences arising from causes beyond the control of the Issuing

Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence (as determined by a court of competent jurisdiction) of the Issuing Bank in determining whether documents presented under any Letter of Credit issued by it substantially complied with the terms of such Letter of Credit or (y) the Issuing Bank's willful failure to pay under any Letter of Credit issued by it after the presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

     Section 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Advances, of each Letter of Credit Obligation, and of all fees, expenses and other amounts payable hereunder without setoff or counterclaim, not later than Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section
8.02. Payments received by the Administrative Agent on such date but after such time shall be deemed to have been received on the next Domestic Business Day. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Advances or Adjusted CD Rate Advances or of any Letter of Credit Obligation or other fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Rate Advances shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

       (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.12. Funding Losses. If the Borrower makes any payment (including any prepayment) of principal with respect to any Fixed Rate Advances (pursuant to this Article 2, Article 6 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow or Convert any Fixed Rate Advances after notice has been given to any Lender in accordance with Section 2.02(b) or Section 2.15, as the case may be, the
                        -------            ----
Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Advance), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.13. Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and commitment and letter of credit fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.14. Taxes. (a) For purposes of this Section 2.14, the following
                                                           ----
terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent, taxes imposed on its net income, and franchise or similar taxes imposed on its net income, by a jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located and (ii in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent
                                ----
(as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a
                               ----
receipt evidencing payment thereof.

       (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the
                                   ----
Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or the Administrative Agent (as the case may be) makes demand therefor.

       (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with such properly completed and executed documentation prescribed by the Internal Revenue Service, certifying that (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or, (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8, a certificate representing that such Lender is not a bank for purposes of
Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents.

       (e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to Section 2.14(d) (unless such
                                                           -------
failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.14(b) or (c) with
                                                       -------
respect to Taxes imposed by the United States; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

       (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.14, then such Lender will
                                               ----
change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii is not otherwise disadvantageous to such Lender.

     Section 2.15. Method of Electing Interest Rates. (a) The Advances included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each group of Advances (subject in each case to the provisions of Sections 2.16
                                                                           ----
and 2.17), as follows:
    ----

     (i) if such Advances are Base Rate Advances, the Borrower may elect to convert such Advances to Fixed Rate Advances as of any Euro-Dollar Business Day, and

     (ii) if such Advances are Fixed Rate Advances, the Borrower may elect to convert such Advances to Base Rate Advances or elect to continue such Advances as Fixed Rate Advances for an additional Interest Period, subject to Section 2.12 in the case of any such conversion or continuation
                   ----
effective on any day other than the last day of the then current Interest Period applicable to such Advances.

     Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Eurodollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant group of Advances; provided that (i) such portion is allocated ratably among the Loans comprising such group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000, or, any larger multiple of $500,000.

       (b)  Each Notice of Interest Rate Election shall specify:

       (i) the group of Advances (or portion thereof) to which such notice applies;

       (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

       (iii) if the Advances comprising such group are to be converted, the new Type of Advances and, if the Advances being converted are to be Fixed Rate Advances, the duration of the next succeeding Interest Period applicable thereto; and

       (iv) if such Advances are to be continued as the same Type of Fixed Rate Advances for an additional Interest Period, the duration of such additional Interest Period.

     Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

       (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

       (d) If the Borrower shall fail to select the duration of any Interest Period for any Fixed Rate Advances in accordance with the provisions of Section 2.15(a) or if at the end of any such Interest Period an Event of Default exists
-------
and the Administrative Agent has been directed to do so by the Majority Lenders, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

     (e) If the aggregate unpaid principal amount of Term Loan A Advances comprising any Borrowing or Borrowings shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Term Loan A Advances shall, if they are Fixed Rate Advances, automatically Convert into Base Rate Advances on the last day of the Interest Period for such Fixed Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into Term Loan A Advances of a Type other than Base Rate Advances shall terminate, provided that if and so long as each such Term Loan A Advance shall be of the same Type and have the same Interest Period as any other Term Loan A Advances comprising another Borrowing and other Borrowings, and the aggregate unpaid principal amount of all such Term Loan A Advances shall equal or exceed $10,000,000, the Borrower shall have the right to continue all such Term Loan A Advances as, and to Convert all such Term Loan A Advances into, Term Loan A Advances of such Type having such Interest Period.

       (f) If the aggregate unpaid principal amount of Revolving Advances comprising any Borrowing or Borrowings shall be reduced, by payment or prepayment or otherwise, to less than $500,000, such Revolving Advances shall, if they are Fixed Rate Advances, automatically Convert into Base Rate Advances on the last day of the Interest Period for such Fixed Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into Revolving Advances of a Type other than Base Rate Advances shall terminate, provided that if and so long as each such Revolving Advance shall be of the same Type and have the same Interest Period as any other Revolving Advances comprising another Borrowing and other Borrowings, and the aggregate unpaid principal amount of all such Revolving Advances shall equal or exceed $500,000, the Borrower shall have the right to continue all such Revolving Advances as, and to Convert all such Revolving Advances into, Revolving Advances of such Type having such Interest Period.

     Section 2.16. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

     (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

     (b) any Lender advises the Administrative Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lender of funding its Adjusted CD Rate Advance or Eurodollar Rate Advance, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be a Base Rate Advance Borrowing.

     Section 2.17. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (including the NAIC) shall make it unlawful or impossible for any Lender (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Advances and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Advances shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Advances to maturity and shall so specify in such notice, (i) the obligation of such Lender to make Eurodollar Rate Advances and to Convert Advances into Eurodollar Rate Advances shall terminate and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of such

Lender then outstanding, together with accrued interest thereon, unless the Borrower, within five Domestic Business Days of such notice and demand, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Base Rate Advances in accordance with Section 2.15(a), except that such Conversion may
                                    -------
occur, notwithstanding Section 2.15(a), other than on the last day of the
                               -------
respective Interest Periods for such Eurodollar Rate Advances, if the Borrower has paid any amounts payable under Section 2.12.
                                           ----

     Section 2.18. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency (including the NAIC) charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (including the NAIC) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any Adjusted CD Rate Advance any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Eurodollar Rate Advance any such requirement included in an applicable Eurodollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any Adjusted CD Rate Advance, any such requirement reflected in an applicable Assessment
Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Advances, its Note or its obligation to make Fixed Rate Advances and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Advance, or of issuing or maintaining any Letter of Credit or its obligations with respect thereto as the Issuing Bank or as a Lender participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such increased cost or reduction.

       (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency (including the NAIC) charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including the NAIC), has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) on an after-tax basis for such reduction.

       (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 2.19. Base Rate Advances Substituted for Affected Fixed Rate Advances. If (i) the obligation of any Lender to make Eurodollar Rate Advances had been suspended pursuant to Section 2.17 or (ii) any Lender has demanded
                                       ----
compensation under Section 2.14 or 2.18(a) and the Borrower shall, by at least
                           ----    -------
five Eurodollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

       (a) all Advances which would otherwise be made by such Lender as Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, shall be made instead as Base Rate Advances (on which interest and principal shall be payable contemporaneously with the payment of interest and principal on the related Fixed Rate Advances of the other Lenders), and

       (b) after each of its Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Advances shall be applied to repay its Base Rate Advances instead.

     Section 2.20. Use of Proceeds. The Borrower will use the proceeds of all Term Loan A Borrowings solely to make funds available for the payment in part on the Bridge Facility Refinancing Date of the outstanding principal amount of the Bridge Loans, together with accrued interest thereon. The Borrower will use the proceeds of Revolving Facility Advances (a) to make funds available to pay in part on the Bridge Facility Refinancing Date the outstanding principal amount of the Bridge Loans, together with all accrued interest thereon and all other amounts due thereunder, and other fees and expenses in connection with the Acquisition and the financing thereof, and (b) for working capital needs, Capital Expenditures and general corporate purposes of the Borrower and the Guarantors; provided that for this purpose, "general corporate purposes" includes Restricted Payments to the extent permitted by clauses (iii), (iv) or
(v) of Section 5.02(g), Permitted Acquisitions and Permitted Subordinated Debt
               -------
Repurchases. None of the proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation T or Regulation U, other than proceeds of Advances used to purchase shares of common stock of the Borrower to the extent permitted by Section 5.02(g).
                                -------


                                   ARTICLE 3

                              Conditions Precedent

     Section 3.01. Conditions Precedent to Closing Date. Notwithstanding the execution and delivery of this Agreement by all parties hereto, the Original Existing Credit Agreement shall remain in full force and effect and shall not be amended hereby unless and until the Closing Date occurs. The effectiveness of the amendment and restatement of the Original Existing Credit Agreement to be effected by this Agreement, and the obligation of each Lender to make any Revolving Advance, any Term Loan A Advance and any Swingline Advance, if any, on and after the Closing Date shall occur at the Closing Time on the Closing Date and shall be subject to the conditions precedent that:

       (a) The Administrative Agent shall have received certified copies of the respective certificates of incorporation and bylaws of the Borrower and its corporate Subsidiaries and the respective certificates of limited partnership and agreements of limited partnership for the partnership Subsidiaries;

       (b) The Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent in its sole good faith discretion that all conditions to the closing of the Acquisition, the making of Bridge Loans under the Bridge Facility and the making of Other Term Loan A Advances and Term Loan B Advances under the New Credit Agreement shall occur or have been waived pursuant to Section 8.01 on or before the Closing Date (including payment of all amounts due under the Acquisition Documents), and that all transactions contemplated by the Related Documents to be consummated on the closing date of the Acquisition will take place prior to or simultaneously with the transactions hereunder contemplated to take place on the Closing Date and that the cash portion of the purchase price for the Acquisition does not exceed $650 million (subject to post-closing purchase price adjustments contemplated by the Acquisition Agreement), provided that the cash portion of the purchase price may be increased (up to an aggregate maximum of $680 million (subject to post-closing purchase price adjustments contemplated by the Acquisition Agreement)) to the extent that after giving effect to the Acquisition and the other transactions occurring on the Closing Date, including such increase in the cash purchase price, the Debt to Operating Cash Flow Ratio is less than or equal to 6.85x, all of which is being funded solely with proceeds of the Advances (as defined in the New Credit Agreement) under the New Credit Agreement and the Bridge Loans and the Majority Lenders shall be satisfied in their sole good faith discretion with the terms and conditions of each of the Other Transaction Documents;

     (c) The Borrower shall have paid or caused to be paid, or the Administrative Agent shall have received evidence satisfactory to it in its sole good faith discretion that on the Closing Date the Borrower shall pay, or cause to be paid, (i) all interest and commitment fees that are accrued but unpaid to the Closing Date under the Original Existing Credit Agreement (whether or not then payable under the terms thereof), (ii) all fees and expenses (if any) payable under Section 8.04 of the Original Existing Credit Agreement, (iii) all
                      ----
accrued fees and expenses of the Administrative Agent, the Syndication Agents, the Co-Arrangers and the Lenders, including without limitation the arrangement fees payable under Section 2.06(a), participation fees payable under Section 2.06(b) and the administrative fees payable under Section 2.06(c), and (iv) all
-------
fees and expenses of Davis Polk & Wardwell in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, in each case for which the Borrower has received a statement on or before the Closing Date;

       (d) There shall not have been since December 31, 1999 any material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Borrower and its Subsidiaries, considered as a whole (but on a pro forma basis assuming consummation of the Acquisition);

       (e) Except for the Disclosed Litigation, there shall exist no pending or threatened action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality which, in the reasonable opinion of the Lenders, could have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower and its Subsidiaries, considered as a whole (but on a pro forma basis assuming consummation of the Acquisition), or which, in the reasonable opinion of the Majority Lenders, may adversely affect the legality, validity or enforce ability of this Agreement, any other Loan Document or any Related Document, the ability of any Loan Party to perform its obligations hereunder or thereunder, or the rights of any Lender hereunder or thereunder or the ability of any Lender to exercise such rights;

       (f) All material governmental and third party consents and approvals necessary or, in the reasonable opinion of the Majority Lenders, desirable or appropriate in connection with the Closing Date Transactions shall have been obtained (without the imposition of any conditions other than conditions that have been satisfied or waived on or before the Closing Date) and shall be in effect and final and non-appealable (it being understood that all Federal governmental consents and approvals are material), and without limiting the generality of the foregoing the Administrative Agent shall have received evidence satisfactory to it that the FCC shall have granted its consent to the assignment of the KRON-TV station licenses to License Co. Sub, and such consent is in full force and effect and is a Final Order;

       (g) BT Co. shall have received, in its capacity as Administrative Agent or Collateral Agent, as appropriate, the following, each effective on the Closing Date (unless otherwise indicated below), in form and substance reasonably satisfactory to it in such capacity and in sufficient copies for each Lender (except for the Notes and certificates and stock powers relating to Pledged Stock):

          (1)  A Notice of Borrowing as required by Section 2.02(a) in respect
                                                            -------
of any Revolving Advance and Swingline Advance to be borrowed on the Closing Date, dated the date of its delivery;

          (1A) Duly executed counterparts of the Closing Date Assignment and Assumption Agreement signed by each of the parties thereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart thereof by such party), and receipt by the Administrative Agent from the Borrower of all amounts payable (if any) by the Borrower pursuant to Section 3 of the Closing Date Assignment and Assumption Agreement;

     (2) The Revolving Notes, Term Loan A Notes and Swingline Notes to the order of the respective Lenders;

     (3) Duly executed counterparts of this Agreement, signed by each of the parties hereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such Lender of execution of a counterpart hereof by such Lender);

     (4)  [Intentionally Omitted]

     (5) Duly executed counterparts of the Borrower Security Agreement, the Guarantor Security Agreements, the Borrower Pledge Agreement, the Guarantor Pledge Agreements, the Guaranty Agreement and the Bridge Guaranty Agreements, together with

          (A) certificates representing the Pledged Stock relating to YB of San Francisco and Licence Co. Parent, accompanied by duly executed instruments of transfer or assignment in blank, in form and substance satisfactory to the Collateral Agent;

          (B) financing statements signed by the Borrower, YB of San Francisco and each License Company (the "KRON Financing Statements"), with evidence reasonably satisfactory to the Collateral Agent that such financing statements will be duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Collateral Agent, desirable or appropriate to perfect the security interests created by the Security Agreements, the Pledge Agreements and the KRON Mortgage;

          (C) evidence reasonably satisfactory to the Collateral Agent that financing statements (the "Existing Financing Statements") have previously been duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Collateral Agent, desirable or appropriate to perfect the security interests created by the Security Agreements, the Pledge Agreements and the Mortgages, as such agreements relate to the Borrower or any Existing Guarantors; and

          (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable or appropriate to perfect and protect the security interests and liens created by, and to reflect the fact that the Collateral Agent is the secured party under, the Pledge Agreements and the Security Agreements have been taken;

     (6) Duly executed counterparts of the KRON Mortgage, the Mortgage Amendments and the Additional Mortgages, and:

          (A) with respect to each Mortgage (other than the KRON Mortgage and the Additional Mortgages) an endorsement to the policy of title insurance issued under the Existing Credit Agreement with respect thereto confirming the insurance of the Lien of such Mortgage, as amended by the relevant Mortgage Amendment, and continuing the coverage of such policy to the Termination Date, in each case issued by the title company insuring the Lien of such Mortgage under the Existing Credit Agreement; and

          (B) with respect to each of the KRON Mortgage and the Additional Mortgages, a policy of title insurance dated the Closing Date (or an irrevocable commitment to issue such policy, with all conditions marked satisfied, dated and recertified the Closing Date) insuring the perfection, enforceability and first priority of the Lien created under each of the KRON Mortgage and the Additional Mortgages, as applicable, as a valid first mortgage Lien on the Real Property described therein in form and substance and in an amount satisfactory to the Collateral Agent (with all premiums, expenses and fees paid or caused to be paid by the Borrower), which policy shall (w) be issued by a title company reasonably satisfactory to the Collateral Agent, (x) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (y) have been supplemented by such endorsements as shall be requested by Collateral Agent (including, without limitation, endorsements or opinion letters on matters relating to usury, contiguity, revolving credit, doing business, last dollar and so-called comprehensive coverage over covenants and restrictions), or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be reasonably acceptable to the Collateral Agent and (z) contain only such exceptions to title as shall be reasonably satisfactory to the Collateral Agent;

          (C) with respect to the Real Property encumbered by the KRON Mortgage, an ALTA survey with respect to such Real Property, in form and substance reasonably satisfactory to the Collateral Agent and, with respect to the Real Property encumbered by each Additional Mortgage, an ALTA survey with respect to such Real Property, in form and substance reasonably satisfactory to the Collateral Agent; and

          (D) evidence satisfactory to the Collateral Agent that arrangements shall have been made for the recording of the KRON Mortgage, each Mortgage Amendment and each Additional Mortgage and the payment by the Borrower of any mortgage, recording, documentary stamp, privilege or other taxes and recording charges payable with respect to the KRON Mortgage, each Mortgage Amendment and each Additional Mortgage;

     (7) Certified copies of the resolutions of the Board of Directors of the Borrower approving each Loan Document and each Other Transaction Document to which it is or is to be a party and of the resolutions of the Board of Directors of each Guarantor approving each Loan Document and each Other Document to which it is or is to be a party;

     (8) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document and each Other Transaction Document to which it is or is to be a party and the other documents to be delivered by it hereunder;

     (9) Copies of duly executed copies of each Other Transaction Document and each other agreement, document and certificate prepared or delivered in connection with any Other Transaction Document that the Administrative Agent or any Lender through the Administrative Agent may request;

     (10) Copies of all authorizations, consents and approvals of, evidence of other actions by, notices to and filings with all governmental authorities and regulatory bodies required for the due execution, delivery and performance by each of the Borrower and the Guarantors of the Loan Documents and the Acquisition Documents;

     (11) Certificates of the chief financial officer of the Borrower and of each Guarantor, in substantially the form of Exhibit L or Exhibit M, as the case may be (each being a "Solvency Certificate").

     (12)  Copies of the financial statements described in Section 4.01(f);
                                                                   -------

     (13) Evidence of insurance for the business and properties of the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent and (i) in the case of property and casualty insurance, naming the Collateral Agent as co-insured and loss payee, and (ii) in the case of liability insurance, naming the Collateral Agent, the Administrative Agent and the Lenders as additional insureds, in each case with responsible and reputable insurance companies or associations satisfactory to the Majority Lenders in such amounts and covering such risks as are satisfactory to the Majority Lenders;

     (14) To the extent not previously delivered to the Administrative Agent under the Existing Credit Agreement, copies of each agreement, note, instrument or other document evidencing Debt listed on Schedule 4.01(n) having an unpaid principal amount in excess of $100,000, together with copies of all consents of the obligees of the Debt listed on Schedule 4.01(n) (regardless of principal amount) necessary or, in the judgment of the Majority Lenders, desirable;

     (15) A favorable opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel for the Borrower and each Guarantor, in substantially the form of Exhibit F and as to such other matters as any Lender through the Administrative Agent may reasonably request, and a favorable opinion of special FCC counsel for the Borrower, in substantially the form of Exhibit H, and such other opinions as any Lender through the Administrative Agent may reasonably request;

     (16) Favorable opinions of the following local counsel in the respective states as indicated: CA, Troy and Gould; IL, Wildman, Harrold, Allen & Dixon; IA, Carlin, Hellstrom & Bittner; LA, King, LeBlanc & Bland; MI, Farhat & Story; SD, Woods Fuller Shultz & Smith P.C., TN, Sherrard & Roe, PLC; VA, The Herring Law Firm, P.C.; and WI, Hale, Skemp, Hanson, Skemp & Sleik, and such other opinions as any Lender through the Administrative Agent may reasonably request;

     (17) An opinion of Davis Polk & Wardwell, in substantially the form of
Exhibit I;

     (18) A letter, in form and substance satisfactory to the Administrative Agent and the Lenders, from the Borrower to the Independent Public Accountants, advising such accountants that the Agents and the Lenders have been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower and each of its Subsidiaries, directing such accountants to comply with any request of any Agent or any Lender for such information and advising such accountants that the Lenders will rely on such information in making credit decisions with respect to the Borrower;

     (19) An environmental report, in form and substance satisfactory to the Majority Lenders, from Engineering/Remediation Resources Group, Inc. with respect to the properties to be owned, leased or operated by the Borrower or any of its Subsidiaries in connection with KRON-TV and a letter from Engineering Remediation Resources Group, Inc. providing that the Administrative Agent and the Lenders may rely on such environmental report;

     (20) [Intentionally Omitted.]

     (21) A certificate of the chief financial officer of the Borrower, in substantially the form of Exhibit J, determining the Debt to Operating Cash Flow Ratio as of March 31, 2000 and giving effect, on a Pro Forma Basis, to the Borrowings and Other Financings to be made on the Closing Date and the consummation of the Acquisition (which shall not exceed 7.15x) and certifying the Borrower's compliance as of March 31, 2000 with the provisions of this Agreement set forth therein;

     (22) A certificate of the chief financial officer of the Borrower to the effect that both before and immediately after the making of the Borrowings and Other Financings to be made on the Closing Date and the consummation of the Acquisition, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower and its Subsidiaries made in this Agreement and the other Loan Documents are true;

     (23) A copy of (i) a written notice delivered by the Borrower to the trustee under each of the indentures governing the Existing Subordinated Debt, that all of the obligations of the Borrower and the Guarantors under this

Agreement and the other Loan Documents are "Designated Senior Debt" under each such indenture and (ii) written confirmation by each such trustee of receipt of such notice;

     (24) Such other financial and non-financial information regarding the Borrower or any of its Subsidiaries and such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request; and

     (25) Evidence that the Advances to be made hereby and pursuant to the New Credit Agreement have been rated by Moody's Investors Services, Inc. and Standard & Poor's Ratings Service.

   Section 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including on the Closing Date and including a Term Loan A Borrowing on the Bridge Facility Refinancing Date), of the Issuing Bank to issue a Letter of Credit and of the Swingline Lender to make a Swingline Advance shall be subject to the further conditions precedent that on the date of such Borrowing, Letter of Credit issuance or Swingline Advance, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Request for Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or Swingline Advance or the issuance of the Letter of Credit on behalf of the Borrower shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or of such Letter of Credit issuance, such statements are true):

   (a) the Administrative Agent shall have received a Notice of Borrowing with respect to such Borrowing or Swingline Advance (with a copy to the Swingline Lender, in the case of a Swingline Advance) as required by Section 2.02(a) or the Issuing Bank shall have received a Request for Issuance with
-------
respect to such Letter of Credit issuance as required by Section 2.10.
                                                                 ----

   (b) immediately after such Borrowing or Letter of Credit issuance or Swingline Advance, the aggregate outstanding principal amount of all Revolving Advances, Swingline Advances and Letter of Credit Obligations will not exceed the aggregate amount of all Revolving Facility Commitments and the aggregate outstanding principal amount of all Term Loan A Advances will not exceed the Term Loan A Commitment and the aggregate outstanding principal amount of all Swingline Advances will not exceed the Swingline Commitment;

   (c) the representations and warranties contained in this Agreement, the Guaranty Agreement, each Security Agreement, each Pledge Agreement and each Mortgage are correct on and as of the date of such Borrowing, Swingline Advance or Letter of Credit issuance, before and after giving effect to such Borrowing, Swingline Advance or Letter of Credit issuance, and to the application of the proceeds therefrom, as though made on and as of such date;

   (d) no event shall have occurred and be continuing, or would result from such Borrowing or Letter of Credit issuance or Swingline Advance, or from the application of the proceeds therefrom, which constitutes a Default;

   (e) if such Borrowing, Letter of Credit issuance or Swingline Advance is to be secured, directly or indirectly, by any "margin stock" (within the meaning of Regulation U), the Administrative Agent shall have received (i) a duly executed Federal Reserve Form FR U-1 for each Lender that is a bank, for the Issuing Bank or for the Swingline Lender, as the case may be, and (ii) a duly executed Federal Reserve Form FR G-3 for each Lender that is not a bank, in each case signed and accepted by a duly authorized representative of the applicable Lender, the Issuing Bank or the Swingline Lender, as the case may be; and

   (f) the Administrative Agent, or the Issuing Bank in the case of a Letter of Credit issuance, shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

   Section 3.03. Conditions Precedent to Permitted Acquisitions, including Borrowings in connection therewith. The right of the Borrower to make any Permitted Acquisition and the obligation of any Lender to make an Advance on or after the date of such Permitted Acquisition shall be subject to the conditions precedent that:

   (a) The Borrower shall have demonstrated to the reasonable satisfaction of the Agents that the acquisition constitutes a Permitted Acquisition;

   (b)  In the case of a Borrowing on the date of such Permitted
Acquisition, the Borrower shall have demonstrated to the satisfaction of the Administrative Agent in its sole good faith discretion that the closing of such Permitted Acquisition shall occur on such date;

   (c) Except for the Disclosed Litigation, there shall exist no pending or threatened action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality which, in the reasonable opinion of the Agents, could have a material adverse effect on the condition (financial or otherwise), operations, properties or prospects of the Borrower or any of its Subsidiaries, whether before or after giving effect to such Permitted Acquisition, or which, in the reasonable opinion of the Agents, may adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document, the ability of any Loan Party to perform its obligations hereunder or thereunder, or the rights of any Lender hereunder or thereunder or the ability of any Lender to exercise such rights;

   (d) All material governmental and third party consents and approvals necessary or, in the opinion of the Agents, desirable or appropriate in connection with the consummation of such Permitted Acquisition shall have been obtained (without the imposition of any material adverse conditions) and shall be in effect (it being understood that all Federal governmental consents and approvals are material), and the Administrative Agent shall have received evidence satisfactory to it that the station licenses issued by the FCC relating to the television broadcasting operations of any television stations to be acquired pursuant to such Permitted Acquisition shall have been validly assigned to one or more Subsidiaries of the Borrower, and shall be in full force and effect;

   (e) The Collateral Agent shall have received the following, each dated the closing date for such Permitted Acquisition (unless otherwise indicated below), in form and substance satisfactory to the Collateral Agent and in sufficient copies for each Lender (except for the certificates representing any Pledged Stock to be pledged to the Collateral Agent, the stock powers delivered in connection with such Pledged Stock, and any instruments representing Pledged Instruments to be pledged to the Collateral Agent):

     (1)  A Notice of Borrowing as required by Section 2.02(a) in respect of any
                                                       -------
Borrowing to be borrowed on the closing date for such Permitted Acquisition, dated the date of its delivery;

     (2) Duly executed counterparts of an agreement pursuant to which each Subsidiary created or acquired in connection with such Permitted Acquisition shall become obligated as a Guarantor under the Guaranty Agreement;

     (3) Certificates and instruments representing any Pledged Stock or Pledged Instruments required to be delivered by the Borrower or any Subsidiary on or before the closing date for such Permitted Acquisition, including certificates representing all shares of capital stock of each Subsidiary created or acquired in connection with such Permitted Acquisition, accompanied by duly executed instruments of transfer or assignment in blank, in form and substance satisfactory to the Administrative Agent;

     (4) Duly executed counterparts of a Guarantor Security Agreement, and, if applicable, of a Guarantor Pledge Agreement with respect to each Subsidiary created or acquired in connection with such Permitted Acquisition, together with:

        (A) financing statements signed by each Subsidiary created or acquired in connection with such Permitted Acquisition, with evidence reasonably satisfactory to the Collateral Agent that such financing statements will be duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Collateral Agent, desirable or appropriate to perfect the security interests created by the Security Agreements and the Mortgages, and

        (B) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable or appropriate to perfect and protect the security interests and liens created by, and to reflect the fact that the Collateral Agent is the secured party under, the Borrower Pledge Agreement, any applicable Guarantor Pledge Agreement and the Security Agreements shall have been taken;

   (5) Duly executed counterparts of Mortgages (each, a "Permitted Acquisition Mortgage") with respect to any Real Property to be acquired by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition and, with respect to each Permitted Acquisition Mortgage:

        (A) a policy of title insurance dated the closing date for such Permitted Acquisition (or an irrevocable commitment to issue such policy, with all conditions marked satisfied, dated and recertified the closing date for such Permitted Acquisition) insuring the perfection, enforce ability and first priority of the Lien created under such Permitted Acquisition Mortgage as a valid first mortgage Lien on the Real Property described therein in form and substance and in an amount satisfactory to the Collateral Agent (with all premiums, expenses and fees paid or caused to be paid by the Borrower), which policy shall (w) be issued by a title company reasonably satisfactory to the Collateral Agent, (x) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (y) have been supplemented by such endorsements as shall be requested by Collateral Agent (including, without limitation, endorsements or opinion letters on matters relating to usury, contiguity, variable rate, revolving credit, doing business, and so-called comprehensive coverage over covenants and restrictions), or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be reasonably acceptable to the Collateral Agent and (z) contain only such exceptions to title as shall be reasonably satisfactory to the Collateral Agent;

        (B) with respect to the Real Property encumbered by each Permitted Acquisition Mortgage, an ALTA survey with respect to such Real Property, in form and substance reasonably satisfactory to the Collateral Agent; and

        (C) evidence satisfactory to the Collateral Agent that arrangements shall have been made for the recording of each Permitted Acquisition Mortgage and the payment by the Borrower of any mortgage, recording, documentary stamp, privilege or other taxes and recording charges payable with respect to each Permitted Acquisition Mortgage;

     (6) Certified copies of the resolutions of the Board of Directors of the Borrower and each Subsidiary party hereto and thereto approving each agreement to which it is or is to be a party in connection with such Permitted Acquisition;

     (7) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary certifying the names and true signatures of the officers of the Borrower or such Subsidiary who shall be authorized to sign each agreement to which it is or is to be a party in connection with such Permitted Acquisition and the other documents to be delivered by it hereunder or thereunder;

     (8) Copies of all authorizations, consents and approvals of, evidence of other actions by, notices to and filings with, all governmental authorities and regulatory bodies required for the due execution, delivery and performance by the Borrower or any Subsidiary of each agreement to which it is or is to be a party in connection with such Permitted Acquisition and the other documents to be delivered by it thereunder;

     (9) Certificates of the chief financial officer of the Borrower and of each Subsidiary created or acquired in connection with such Permitted Acquisition in substantially the form of Exhibit L or M, as the case may be;

     (10) Evidence of insurance for the business and properties of each Subsidiary created or acquired in connection with such Permitted Acquisition, in form and substance satisfactory to the Administrative Agent (and if requested by the Administrative Agent, naming the Administrative Agent as additional insured and loss payee) with responsible and reputable insurance companies or associations satisfactory to the Co-Arrangers in such amounts and covering such risks as are satisfactory to the Agents;

     (11) A favorable opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel for the Borrower and each Guarantor, in substantially the form of Exhibit F (but expressing opinions with respect to such Permitted Acquisition) and as to such other matters as any Lender through the Administrative Agent may reasonably request.

     (12) Favorable opinions of local counsel for the Borrower with respect to each jurisdiction where any Real Property to be acquired in connection with such Permitted Acquisition shall be located, in each case in substantially the form of Exhibit G (but expressing opinions with respect to such Permitted Acquisition), and a favorable opinion of special FCC counsel for the Borrower, in substantially the form of Exhibit H (but expressing opinions with respect to such Permitted Acquisition), and such other opinions as any Lender through the Administrative Agent may reasonably request;

     (13) An environmental report, in each case in form and substance satisfactory to the Agents, with respect to properties to be acquired, leased or operated by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition;

     (14) The written consent of each party (other than the Borrower or any of its Subsidiaries) to any agreement to which it is or is to be a party in connection with such Permitted Acquisition to the assignment by the Borrower or any Guarantor of its rights and claims under such agreement to the Administrative Agent under the Borrower Security Agreement or a Guarantor Security Agreement;

     (15) A certificate of the chief financial officer of the Borrower, in substantially the form of Exhibit J, certifying the Borrower's compliance as of the most recent date for compliance prior to the date of such certificate, after giving effect on a Pro Forma Basis to such Permitted Acquisition, with the provisions of this Agreement set forth therein; and

     (16) Such other financial and non-financial information regarding the Borrower or any of its Subsidiaries and such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

   Section 3.04. Further Conditions Precedent to Term Loan A Borrowings and Revolving Facility Borrowings. In addition to the conditions provided in Sections 3.01 and 3.02, the obligation of any Lender to make a Term Loan A Advance or a Revolving Advance the proceeds of which will be applied on the Bridge Facility Refinancing Date as contemplated in clause (b) of the first sentence of Section 2.20 shall be subject to the further conditions precedent that:

   (a) The Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent in its sole good faith discretion that the proceeds of such Advances (together with any other available funds) will be applied on the Bridge Facility Refinancing Date to repay the full outstanding principal amount of Bridge Loans, together with accrued interest thereon, and thereafter no Bridge Obligations shall be outstanding;

   (b) The Administrative Agent shall have received evidence satisfactory to it in its sole good faith discretion that arrangements satisfactory to the Administrative Agent in its sole good faith discretion for the License Companies to merge into YB of San Francisco (with YB of San Francisco being the surviving entity of the merger) promptly after the making of such Advances, and in any event on the Bridge Refinancing Date, have been made;

   (c) All material governmental and third party consents and approvals necessary or, in the reasonable opinion of the Majority Lenders, desirable or appropriate in connection with the transactions taking place on the Bridge Facility Refinancing Date, including without limitation the merger of the License Companies into YB of San Francisco, shall have been obtained (without the imposition of any conditions other than conditions that have been satisfied or waived on or before the Closing Date) and shall be in effect and, except as set forth below in this Section 3.04(c), final and non-appealable (it being understood that all Federal governmental consents and approvals are material), and without limiting the generality of the foregoing the Administrative Agent shall have received evidence satisfactory to it that the FCC shall have granted its consent to the pro forma assignment of the KRON-TV FCC from License Co. Sub to YB of San Francisco as a consequence of the merger contemplated by Section 3.04(b) and that such acceptance is in full force and effect, subject to administrative and judicial review;

   (d) The Administrative Agent shall have received a favorable opinion from the special FCC counsel for the Borrower, in form and substance satisfactory to the Administrative Agent opining that the FCC granted its consent to the pro forma assignment of the KRON-TV FCC from License Co. Sub to YB of San Francisco as a consequence of the merger contemplated by Section 3.04(b) and such other matters as the Administrative Agent may reasonably request; and

   (e) The Administrative Agent shall have received a favorable opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel for the Borrower and each Guarantor, in form and substance satisfactory to the Administrative Agent, with respect to the effectiveness of the merger of the License Companies into YB of San Francisco and such other matters as the Administrative Agent may reasonably request.

                                  ARTICLE 4
                       Representations and Warranties

   Section 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

   (a) Due Incorporation, Etc. Each of the Borrower and its Subsidiaries that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated next to such corporation's name on Schedule 4.01(a) and has all requisite corporate powers and all FCC and all other material governmental licenses, authorizations, consents and approvals required to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and to execute and deliver, and to perform all of its obligations under, the Loan Documents and Other Transaction Documents to which it is or will be a party. Each of the Borrower and each of its Subsidiaries that is a corporation is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases assets and property or in which the conduct of its business requires it to so qualify or be licensed, except for such jurisdictions in which the failure to so qualify or be licensed would not have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or such Subsidiary, as the case may be. Each of the Borrower's Subsidiaries that is a partnership is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized and has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and to execute and deliver, and to perform all of its obligations under, the Loan Documents and Other Transaction Documents to which it is or will be a party. Each of the Borrower's Subsidiaries that is a partnership is duly qualified or licensed to do business and has complied with all fictitious name statutes and other similar laws in all jurisdictions in which it owns or leases assets and property or in which the conduct of its business requires it to so qualify or be licensed or comply, except for such jurisdictions in which the failure to so qualify or be licensed or comply would not have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of such Subsidiary.

   (b) Due Authorization and Execution, Etc. The execution, delivery and performance by the Borrower and each of its Subsidiaries of each Loan Document and each Other Transaction Document to which it is or will be a party and the consummation of the Acquisition and the transactions contemplated by the Loan Documents and Other Transaction Documents are within the Borrower's and such Subsidiary's corporate powers (or its partnership powers, in the case of each Subsidiary that is a partnership), have been duly authorized by all necessary corporate action (or all necessary action of the partners, in the case of each Subsidiary that is a partnership) and do not and will not (i) require any consent or approval of the stockholders or partners of the Borrower or such Subsidiary except such consents and approvals as shall have been duly obtained and shall be in full force and effect, (ii) contravene the Borrower's or such Subsidiary's certificate of incorporation or by-laws, in the case of each Subsidiary that is a corporation, or the partnership agreement governing such Subsidiary, in the case of each Subsidiary that is a partnership, (iii) violate any law, rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award or any contractual restriction binding on or affecting the Borrower or such Subsidiary, or any of their respective properties, or (iv) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than pursuant to the Loan Documents hereunder and pursuant to Collateral Documents upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of its Subsidiaries). Neither the Borrower nor any of its Subsidiaries is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or restriction.

   (c) Government Consents. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental, administrative or judicial authority or regulatory body is currently, or is reasonably expected to be, required for the due execution, delivery or performance by the Borrower or any of its Subsidiaries of any Loan Document to which it is or will be a party and the operation of the television broadcasting business of the Borrower and its Subsidiaries other than the filing of the Financing Statements and the recording of the Mortgages, all of which have been made and are in full force and effect, and except for the filing of certain of the Loan Documents with the FCC within 30 days of their execution pursuant to 47 C.F.R. Section 73.3613. No authorization, consent, approval or other action by, and, except for the requirement to notify the FCC of the consummation of the Acquisition and to file certain documents with the FCC pursuant to 47 C.F.R. Section 73.3613, (which notice and filing the Borrower shall deliver to the FCC as soon as practicable after the Closing Date), no notice to or filing with, any governmental, administrative or judicial authority or regulatory body is currently, or is reasonably expected to be, required for the consummation of the Acquisition, except such authorizations, consents, approvals, other actions, notices or filings as shall have been duly obtained, taken, given or made and shall be in full force and effect and shall not have been appealed and shall no longer be subject to appeal, rehearing, certiorari or other administrative review.

   (d)  Legal, Valid and Binding Nature. This Agreement is, and each other
Loan Document and each Related Document to which the Borrower or any of its Subsidiaries is or will be a party will, when delivered, be, a legal, valid and binding obligation of the Borrower and such Subsidiaries as are or will be parties thereto, enforceable against the Borrower and such Subsidiaries in accordance with its respective terms, except (other than in the case of Article X of the indentures governing the Existing Subordinated Debt and any similar provisions of any indentures governing any other Permitted Subordinated Debt) as such enforcement may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and general principles of equity.

   (e) Capitalization and Subsidiaries. On the Closing Date, the authorized capital stock of the Borrower will consist of: 20,000,000 shares of Class A Common Stock, par value $.001 per share; 20,000,000 shares of Class B Common Stock, par value $.001 per share; and 20,000,000 shares of Class C Common Stock, par value $.001 per share. Set forth on Schedule 4.01(a) is a complete and accurate list of all of the Borrower's Subsidiaries as of the Closing Date, showing as of such date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, the number of shares of each class of capital stock outstanding on the date hereof, the direct owner of the outstanding shares of each such class owned and the jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation. All of the general and limited partnership interests of each Subsidiary that is a partnership are owned, legally and beneficially, by the Borrower or a wholly owned Subsidiary of the Borrower, in each case free and clear of all liens, security interests and other charges or encumbrances other than the liens and security interests under the Security Agreements. Except as set forth in Schedule 4.01(e), there are no outstanding options, warrants, rights of conversion or purchase, or similar rights to acquire capital stock or partnership interests of the Borrower or any of its Subsidiaries or other agreements of any character whatsoever relating to any shares of capital stock or partnership interests of the Borrower or any such Subsidiaries; all of the issued and outstanding capital stock of the Borrower and each of its Subsidiaries that is a corporation has been duly authorized, validly issued and is fully paid and non-assessable; all of the partnership interests of each Subsidiary that is a partnership have been validly issued pursuant to the terms of the applicable partnership agreement; all of the issued and outstanding capital stock of each Subsidiary of the Borrower that is a corporation is directly owned, legally and beneficially, by the Borrower, in each case free and clear of all liens, security interests and other charges or encumbrances other than the Liens created by the Pledge Agreements and Security Agreements.

   (f) Financial Statements; No Material Adverse Change. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999 and the related consolidated statements of income and shareholders' equity and statement of changes in cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, fairly present, respectively, the consolidated financial condition of the Borrower and its Subsidiaries as at such date and the consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles. To the knowledge of the Borrower, the financial statements of Chronicle for the fiscal years ended December 31, 1998 and 1999 which were delivered to the Lenders prior to the Closing Date fairly present the results of operations and operating cash flow of Chronicle for the respective period ended on such date, in accordance with generally accepted accounting principles. The pro forma financial statements described on Schedule 4.01(f) fairly present the information shown therein, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Borrower, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Copies of each of the financial statements described in this
Section 4.01(f) have been furnished to each Lender. Since December 31, 1999
        -------
there has been no material adverse change in the business, condition
(financial or otherwise), operations,
properties or prospects of the Borrower or of any of its Subsidiaries or of the Borrower and its Subsidiaries taken as a whole. To the knowledge of the Borrower, after reasonable and customary due diligence, since December 31, 1999, there has been no material adverse change in the respective business, condition (financial or otherwise), operations, properties or prospects of Chronicle. The effectiveness of the Closing Date Transactions shall not be deemed to be such a change.

   (g) Solvency. Each of the Borrower and the Borrower and its Subsidiaries taken as a whole and each Guarantor individually and taken as a whole with its Subsidiaries is and, after receipt and application of the Advances in accordance with the terms of this Agreement and the Other Financing Documents, will be Solvent.

   (h)  Absence of Litigation; Litigation Description.

     (i) No actions, suits, investigations, litigation or proceedings are pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any such Subsidiary before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (A) which may materially adversely affect the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any such Subsidiary, except as disclosed in Schedule 4.01(h) (the "Disclosed Litigation"), or (B) which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or any Related Document, the ability of any Loan Party to perform its obligations hereunder or thereunder, or the rights of any Lender hereunder or thereunder or the ability of any Lender to exercise such rights.

     (ii) Except for the Disclosed Litigation, no action, suit, investigation, litigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental entity specified above in connection with the Acquisition or the Closing Date Transactions or in connection with the use of the proceeds hereof or thereof.

     (iii) On the Closing Date and at all times thereafter, there shall have been no change since the date of this Agreement in the status of any of the actions, suits, investigations, litigation or proceedings referred to in
Schedule 4.01(h) that is materially adverse to the Borrower or any of its Subsidiaries, the Acquisition or the Closing Date Transactions or the Loan Documents.

       (i) Ownership of Properties; Absence of Liens and Encumbrances. The Borrower and its Subsidiaries have good and marketable title to and are in lawful possession of, or have valid leasehold interests in, or have the right to use pursuant to valid and enforceable agreements or arrangements, all of their respective properties and other assets (real or personal, tangible, intangible or mixed), except where the failure to have or possess the same with respect to such properties or other assets would not, in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any of its Subsidiaries. Except as disclosed on Schedule 4.01(i) of this Agreement, there are no material Liens on any property or asset of the Borrower or any of its Subsidiaries except for the security interests created under the Pledge Agreements, the Security Agreements and the Mortgages, it being understood that, for purposes only of this Section 4.01(i), any Lien securing an obligation of $300,000 or more on property or assets is material.

       (j) No Burdensome Agreements. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or partnership agreement or other partnership restriction that would have a material adverse effect (i) on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any of its Subsidiaries, or (ii) on the ability of the Borrower or any of its Subsidiaries to carry out its obligations under any of the Loan Documents or Related Documents to which it is or will be a party; provided that it is agreed that the New Credit Agreement, the Bridge Facility and the indentures governing the Existing Subordinated Debt and any other indentures in substantially the same form as such indentures, do not have any such effect.

       (k) Payment of Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and franchise tax returns and information and other similar filings, and all material other tax returns and information and other similar filings, required to be filed, and paid all amounts of taxes, including interest and penalties, which have become due pursuant to such returns or pursuant to any assessments received by the Borrower or any of its Subsidiaries, except to the extent of any taxes being contested by or on behalf of the Borrower or such Subsidiary in good faith and by proper proceedings and for which adequate provision for payment has been made and adequate reserves are being maintained in accordance with generally accepted accounting principles consistently applied by the Borrower or such Subsidiary, as the case may be, and so long as the proceedings referred to above could not subject any Agent or any Lender to any civil or criminal penalty or liability or involve any risk of loss, sale or forfeiture of any material item of Collateral. The Borrower has no knowledge of any actual or proposed additional tax assessments against it or any of its Subsidiaries which, singly or in the aggregate, could have a material adverse effect on the Borrower or any of its Subsidiaries.

       (l) Accuracy of Information Given to Lenders. No information, exhibit, report, document, certificate or written statement, including without limitation this Agreement, furnished in writing to any Lender by or on behalf of the Borrower in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information, exhibit, report or other written information was or is to be used, not misleading, nor do such information, exhibits, reports, documents, certificates and statements, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the Borrower or any officer of the Borrower which the Borrower has not disclosed to the Lenders in writing which in the reasonable judgment of the Borrower and its officers would materially adversely affect the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any of its Subsidiaries or the ability of the Borrower or any of its Subsidiaries to perform its respective obligations under any Loan Document or any document contemplated hereby or thereby. The financial projections and forecasts of the Borrower delivered by the Borrower to any of the Agents, the Co-Arrangers and the Lenders were prepared on the basis of the assumptions stated therein and represented, at the time of delivery, the Borrower's best estimate of its future financial performance and such assumptions were fair in the light of business conditions existing at the time of such delivery of such projections and forecasts; and any such financial projections and forecasts, if prepared as of the date hereof, would contain estimates of the Borrower's future financial performance which would not materially adversely differ from the respective estimates contained in the financial projections and forecasts delivered by the Borrower to any of the Agents, the Co-Arrangers and the Lenders.

       (m) ERISA. Except as described in Schedule 4.01(m), no Plan or Multiemployer Plan exists as of the date of this Agreement. With respect to each Plan described in Schedule 4.01(m) and any other Plan which shall exist:
(i) no Termination Event has occurred or is reasonably expected to occur with respect to any Plan and (ii) no event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan. With respect to each Multiemployer Plan described in
Schedule 4.01(m) and any other Multiemployer Plan which shall exist: (i) neither the Borrower nor any ERISA Affiliate of the Borrower has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan and (ii) neither the Borrower nor any ERISA Affiliate of the Borrower has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

       (n) List of Debt. Set forth on Schedule 4.01(n) is a complete and accurate list of all Debt of the Borrower and its Subsidiaries that will be outstanding as of the Closing Date following the Borrowings hereunder and the application of the proceeds thereof as contemplated hereby, other than (i) Debt arising under the Loan Documents and the Subordinated Debt Documents, (ii) Debt arising under the New Credit Agreement, (iii) Debt arising under the Bridge Facility and (iv) Debt having a principal amount of less than $500,000.

       (o) Not a Purpose Credit. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation T or Regulation U), and no proceeds of any Advance, other than proceeds of Advances used to purchase shares of common stock of the Borrower to the extent permitted by clauses (iv) or (v) of Section 5.02(g) hereof, will be used to purchase or carry any margin stock or to extend
-------
credit to others for the purpose of purchasing or carrying any margin stock; none of the Pledged Stock constitutes margin stock.

       (p) Prohibited Securities Transactions. No proceeds of any Advance will be used by the Borrower or any of its Subsidiaries to acquire any security in any transaction that is subject to Section 12 of the Securities Exchange Act of 1934, as amended, other than proceeds of Advances used to purchase shares of common stock of the Borrower to the extent permitted by clauses (iv) or (v) of
Section 5.02(g) hereof.
        -------

       (q) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

       (r) Casualties. Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty, materially adversely affecting the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any such Subsidiary.

       (s) Executive Compensation Agreements. Set forth in Schedule 4.01(s) is a complete and accurate list of all compensation arrangements in effect as of the date of this Agreement between the Borrower or any of its Subsidiaries and the five most highly compensated executive officers of the Borrower and its Subsidiaries.

       (t)   Collateral, Etc.

           (i) Schedule 4.01(t) contains a complete and accurate description and list as of the Closing Date of the location, by state, county and street address and operating division, of all of the Real Property of the Borrower and its Subsidiaries, together with the lessors thereof, the status of any consent from the lessor with respect to any such Leasehold obtained or proposed to be obtained in connection with the Acquisition, any Loan Document or any Related Document.

           (ii) The Borrower or a Guarantor is the record and beneficial owner of all of the presently existing Collateral covered by (A) the Security Agreements, (B) the Pledge Agreements and (C) the Mortgages, in each case free and clear of all mortgages, deeds of trust, pledges, liens, security interests, options and other charges or encumbrances, except for those created or permitted by this Agreement, the Other Financing Documents and the Collateral Documents.

           (iii) The Borrower or a Guarantor has good, marketable and insurable fee simple title to all Real Property and a valid and indefeasible leasehold interest in all Leaseholds, free and clear of all liens, charges and encumbrances of every kind and character, except for those created or permitted by this Agreement, the Other Financing Documents and the Collateral Documents.

           (iv) Each Ground Lease (as defined in the Mortgages) is a valid and subsisting lease in full force and effect in accordance with the terms thereof; the Borrower or a Guarantor, as the case may be, is in possession of all Real Property and the Leaseholds constituting part of the Collateral and no material default by the Borrower or such Guarantor, as the case may be, exists and neither the Borrower nor any Guarantor has knowledge of any other default under such Ground Lease or other agreement relating to any Real Property or Leaseholds constituting part of the Collateral; and no lien, charge or encumbrance of any kind or character exists on or with respect to the Borrower's or the Guarantor's, as the case may be, interest in any such Real Property or Leasehold, other than Permitted Liens.

       (u) Consents. Set forth in Schedule 4.01(u) is a complete and accurate list of all consents required in connection with the Acquisition, the Closing Date Transactions and the Loan Documents (including, but not limited to, consents relating to all network affiliation contracts, power site leases and FCC matters), all of which will have been duly obtained and shall be in full force and effect on the Closing Date and at all times thereafter, except where the failure to obtain such consents will not have a material adverse effect, alone or in the aggregate, on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any of its Subsidiaries.

       (v) Security Agreements. As of the Closing Date and at all times thereafter, each Security Agreement will create valid and perfected first priority security interests in and liens on the Collateral covered thereby (except as provided therein), such security interests and liens being in each case enforceable against all third parties and securing the payment of all obligations purported to be secured thereby, and all filings and other actions necessary or advisable to perfect and protect such security interests shall have been duly made or taken.

       (w) Mortgages. From and after the recording of the Mortgage Amendments and the KRON Mortgage, each Mortgage will create a valid and enforceable first priority mortgage lien on and security interest in the Real Property covered thereby, enforceable against the Borrower or the Guarantor granting such Mortgage, as the case may be, and all third parties, and securing the payment of all obligations purported to be secured thereby, and all filings and other actions necessary or desirable to perfect and protect such mortgage lien and security interest will have been duly taken.

       (x) Status Under Communications Act. Each material license, permit and other authority issued, granted, approved or otherwise authorized by the FCC for the benefit of the Borrower or any of its Subsidiaries is in good standing, unimpaired by any act or omission of the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or agents. Neither the Borrower nor any of its Subsidiaries is the subject of any outstanding citation, order or, to the knowledge of the Borrower, investigation by the FCC which would have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any of its Subsidiaries, and no such citation, order or investigation to the knowledge of the Borrower or any of its Subsidiaries is contemplated by the FCC. The Borrower and each of its Subsidiaries has filed all material reports and applications required to be filed by the FCC or the Communications Act and has paid all fees required to be paid by the FCC or the Communications Act.

       (y) Compliance with Environmental Requirements; No Hazardous Materials. Except as described on Schedule 4.01(y) and except to the extent the matters referred to below would result in liabilities for the Borrower and its Subsidiaries of less than $300,000 in the aggregate, after giving effect to the
Acquisition:

           (i) Other than in compliance with all applicable Environmental Laws, no Hazardous Materials are located on any properties now or previously owned, leased or operated by the Borrower or any of its Subsidiaries or have been released into the environment, or deposited, discharged, placed or disposed of at, on or under any of such properties. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials (other than processing or handling incidental to the generation of Hazardous Materials in compliance with all applicable Environmental Laws).

           (ii) No asbestos or asbestos-containing materials in airborne or friable form are present on any of the properties now or previously owned, leased or operated by the Borrower or any of its Subsidiaries.

           (iii) No polychlorinated biphenyls are located on or in any properties now or previously owned, leased or operated by the Borrower or any of its Subsidiaries, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

           (iv) No underground storage tanks are located on any properties now or previously owned, leased or operated by the Borrower or any of its Subsidiaries, or were located on any such property and subsequently removed or filled.

           (v) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials has been received by the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, is proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by the Borrower or any of its Subsidiaries. All such properties and their existing and prior uses comply and at all times have complied with any applicable governmental requirements relating to environmental matters or Hazardous Materials. There is no condition on any of such properties which is in violation of any applicable governmental requirements relating to Hazardous Materials, and neither the Borrower nor any of its Subsidiaries has received any communication from or on behalf of any governmental authority that any such condition exists. None of such properties nor any property to which the Borrower has, directly or indirectly, transported or arranged for the transportation of any material is listed or, to the Borrower's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor, to the knowledge of the Borrower, is any such property anticipated or threatened to be placed on any such list.

           (vi) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Borrower has knowledge in relation to the current or prior business of the Borrower or any property or facility now or previously owned, leased or operated by the Borrower or any of its Subsidiaries which has not been delivered to the Lenders or will not have been delivered to the Lenders at least five days prior to the Closing Date.

For purposes of this Section 4.01(y), (x) the terms "Borrower" and "Subsidiary"
                             -------
shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of the Borrower or any Subsidiary if the Borrower or such Subsidiary, as a successor to such business or business entity, is or could be subject to successor liability under applicable law and (y) any representation made with respect to properties not presently owned, leased or operated by the Borrower or any of its Subsidiaries shall be limited to conditions, activities or requirements at or in connection with such properties for which the Borrower or any of its Subsidiaries is or could be subject to liability.

       (z) Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or such Subsidiary is contesting in good faith or (ii) the failure to comply with which would not have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any of its Subsidiaries.

       (aa) Obligations are Senior Debt and Designated Senior Debt. All obligations of the Borrower and the Guarantors under this Agreement, the Notes, the Guaranty Agreement, the other Loan Documents and any Interest Rate Protection Agreements are "Senior Debt" and "Designated Senior Debt" within the meaning of, and are entitled to the benefits of, Article X of the indentures governing the Existing

Subordinated Debt and of any indentures governing any other Permitted Subordinated Debt.

       (bb) Year 2000 Compliance. The Borrower has completed any reprogramming and related tested required to permit the proper functioning of computer systems and applications used by the Borrower and its Subsidiaries in and following the year 2000 (including any necessary to address the so-called "Year 2000 Problem"), and the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, adequate for the conduct of their business.

       (cc) Representations in Other Transaction Documents are True and Correct. Each of the representations and warranties of the Borrower and its Subsidiaries contained in the Other Transaction Documents is true and correct in all material respects.

                                  ARTICLE 5
                          Covenants of the Borrower

     Section 5.01. Affirmative Covenants. So long as any Obligation hereunder or under any Loan Document shall remain unpaid, or any Letter of Credit shall be outstanding, or any Term Loan A Advance or Revolving Advance shall be outstanding, or any Lender shall have any Term Loan A Commitment or Revolving Facility Commitment hereunder, the Borrower will, unless the Majority Lenders otherwise consent in writing:

       (a) Compliance with Laws, Etc. Perform and promptly comply, and cause each of its Subsidiaries to perform and promptly comply, in all material respects, and cause all property of the Borrower and each such Subsidiary to be maintained, used and operated in all material respects in accordance with all
(i) present and future laws, ordinances, rules, regulations, orders and requirements (including, without limitation, the Communications Act, Environmental Laws and ERISA) of every duly constituted governmental or quasi-governmental authority or agency applicable to the Borrower, any of its Subsidiaries or any of their properties, (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions, and (iii) similarly applicable duties or obligations of any kind imposed under any certificate of occupancy, Leasehold or otherwise by law, covenant, conditions, agreement or easement, public or private, in each case except where the failure to perform and promptly comply would not result in a material adverse affect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower, of any of its Subsidiaries or of the Borrower and its Subsidiaries taken as a whole.

       (b) Conduct of Business; Preservation of Corporate Existence. Continue, and cause each of its Subsidiaries to continue, to engage only in business of the same general type as conducted by the Borrower and its Subsidiaries as of the Closing Date, and preserve and maintain, and cause each of its Subsidiaries that is a corporation to preserve and maintain, its corporate existence and corporate rights (charter and statutory), and those corporate franchises material to the business or operations of the Borrower or such Subsidiary and to cause each of its Subsidiaries that is a partnership to preserve and maintain its existence as a partnership and its rights (both under law and pursuant to its partnership agreement) as such, and those franchises material to the business or operations of such partnership.

       (c) Visitation Rights. At any reasonable time and from time to time, upon reasonable notice permit any Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the business and financial affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with its independent certified public accountants and advise such accountants that the Agents and the Lenders have been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and other information of any kind that they may have with respect to the Borrower and any of its Subsidiaries and direct such accountants to comply with any requirements of any Agent or any Lender for such information.

       (d) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries in accordance with generally accepted accounting principles.

       (e) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts, with such deductibles and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates. If the Borrower or any Subsidiary receives any Major Casualty Proceeds, notwithstanding any requirements contained in the Collateral Documents requiring that Major Casualty Proceeds must be paid directly to the Collateral Agent, the Borrower shall deliver, and shall cause each of its Subsidiaries to deliver, such Major Casualty Proceeds to the

Collateral Agent, to be held, applied and distributed in accordance with
Section 5 of the Security Agreement. Until so delivered, any such Major Casualty Proceeds shall be held in trust for the benefit of the Collateral Agent and shall not be commingled with any other funds or property of the Borrower or any of its Subsidiaries.

       (f) Payment of Taxes, Etc. (i) File, and cause each of its Subsidiaries to file, all tax returns and information and other similar filings (Federal, state, local and foreign) required to be filed; (ii pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (A) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (B) all lawful claims that, if unpaid, might by law become a Lien upon its property, provided that neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and in respect of which adequate provision for payment has been made and adequate reserves are being maintained in accordance with generally accepted accounting principles and as long as the proceedings referred to above could not subject any Agent or any Lender to any civil or criminal penalty or liability or involve any risk of the sale, loss or forfeiture of any item of Collateral and, where applicable, in accordance with the Mortgages; and provided further that in the case of any item of the foregoing description involving in excess of $250,000, the appropriateness of the proceedings shall be supported by an opinion of the independent counsel responsible for such proceedings and the adequacy of such reserves, if any, shall be supported by an opinion of the independent accountants of the contesting Person (which opinions shall be delivered to the Lenders); and (ii) maintain, and cause each of its Subsidiaries to maintain, appropriate reserves in respect of all taxes, assessments, governmental charges and levies imposed on it or upon its property.

       (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, in good working order and condition, ordinary wear and tear excepted, all of its properties with respect to which failure to so maintain and preserve would have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any Subsidiary or on the value or utility to the Borrower or such Subsidiary of any property material to its business.

       (h) Maintenance of FCC Licenses, Affiliation Agreements, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, each license, franchise, permit and other authorization necessary or desirable under the Communications Act or otherwise with respect to which the failure to so maintain and preserve would have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any such Subsidiary or on the value or utility to the Borrower or such Subsidiary of any such authorization, including, but not limited to, performing and observing (except as otherwise provided by law) each term and provision of each network affiliation agreement to which it is a party and maintaining each such agreement in full force and effect, it being understood that failure to maintain any such network affiliation agreement in full force and effect shall be deemed to result in such a material adverse effect, such material adverse effect being deemed to occur at such time as programming ceases to be provided pursuant to such network affiliation agreement, provided that such material adverse effect shall not be deemed to occur if, prior to the time that such programming ceases, the Borrower or such Subsidiary shall have entered into a network affiliation agreement with another network which agreement and network are reasonably satisfactory to the Majority Lenders and further provided that the expiration of YB of San Francisco's network affiliation agreement with NBC on December 31, 2001 shall not be deemed to result in a material adverse effect.

       (i) Arm's-Length Transactions. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or any such Subsidiary, as the case may be, and, in each case in which any Affiliate of the Borrower acts as sales representative, commission agent or the like on behalf of the Borrower or any of its Subsidiaries, cause the arrangements with respect thereto to provide that such Affiliate (i) shall not receive, directly or indirectly, compensation (including percentage of the sales price to be paid, time and terms of payment) or other benefits greater than that which is then typical in the industry for similar transactions, and (ii) shall deal at all times with the Borrower and its Subsidiaries at arm's length, provided that, so long as the Borrower owns (directly or indirectly) 100% of the capital stock or partnership interests of each Guarantor, transactions between the Borrower and any Guarantor or between any two Guarantors need not be on terms no less favorable than any such party would obtain in a comparable arm's-length transaction.

       (j) Solvency. Continue to be Solvent and cause each of its Subsidiaries to continue to be Solvent.

       (k) Plan Contribution. Make, and cause each Subsidiary to make, when due, all contributions required by law to be made to all Plans.

       (l)  Pro Forma Debt Service Coverage. Cause, at all times, the ratio of
(i) Operating Cash Flow minus Capital Expenditures, in each case for the four consecutive

Fiscal Quarters then most recently ended, to (ii) Pro Forma Debt Service at such time to be not less than 1.10x.

       (m) Interest Coverage. Cause, (i) as of the Closing Date, the ratio of Operating Cash Flow to Total Interest Expense, in each case for the four consecutive Fiscal Quarters then most recently ended and giving effect, on a Pro Forma Basis, to the Borrowings and Other Financings to be made on the Closing Date and the consummation of the Acquisition, to be not less than 1.50x and (ii) as of the last day of each Fiscal Quarter during any year set forth below, the ratio of Operating Cash Flow to Total Interest Expense, in each case for the four consecutive Fiscal Quarters ending on such day, to be not less than the required ratio set forth below opposite such year:

          Fiscal Quarter           Required
          Ending During             Ratio
          --------------           --------
       2000                         1.50x
       2001                         1.50x
       2002                         1.65x
       2003                         1.75x
       2004 and thereafter          2.00x

       (n) Senior Debt to Operating Cash Flow Ratio. Cause, (i) the Senior Debt to Operating Cash Flow Ratio to be not greater than 4.25x after giving effect, on a Pro Forma Basis, to the Borrowings and Other Financings to be made on the Closing Date and the consummation of the Acquisition as of the Closing Date and (ii as of the last day of each Fiscal Quarter set forth below, the ratio of (A) Senior Debt as of such day to (B) Operating Cash Flow for the four consecutive Fiscal Quarters ending on such day to be not greater than the required ratio set forth below opposite the last day of such Fiscal Quarter:

         Fiscal Quarter               Required
            Ending                      Ratio
         --------------               --------
       June 30, 2000                    4.00x
       September 30, 2000               4.00x
       December 31, 2000                3.75x

       March 31, 2001                   3.75x
       June 30, 2001                    3.50x
       September 30, 2001               3.50x
       December 31, 2001                3.50x
       March 31, 2002                   3.25x
       June 30, 2002                    3.00x
       September 30, 2002               3.00x
       December 31, 2002                3.00x
       March 31, 2003                   2.75x
       June 30, 2003                    2.75x
       September 30, 2003               2.75x
       December 31, 2003                2.75x
       March 31, 2004                   2.25x
       June 30, 2004                    2.25x
       September 30, 2004               2.25x
       December 31, 2004                2.25x
       March 31, 2005 and thereafter    2.00x

       (o) Debt to Operating Cash Flow Ratio. Cause the Debt to Operating Cash Flow Ratio (i) as of the Closing Date to be equal to or less than 7.25x after giving effect, on a Pro Forma Basis, to the Borrowings and Other Financings to be made on the Closing Date and the consummation of the Acquisition as of the Closing Date and (ii) as of the last day of each Fiscal Quarter set forth below, to be equal to or less than the required ratio set forth below opposite the last day of such Fiscal Quarter:

                    Fiscal Quarter         Required
                      Ending                 Ratio
                    --------------         --------
                    June 30, 2000            7.25x

            September 30, 2000               7.00x
            December 31, 2000                6.50x
            March 31, 2001                   6.50x
            June 30, 2001                    6.50x
            September 30, 2001               6.25x
            December 31, 2001                6.25x
            March 31, 2002                   5.75x
            June 30, 2002                    5.75x
            September 30, 2002               5.75x
            December 31, 2002                5.75x
            March 31, 2003                   5.50x
            June 30, 2003                    5.50x
            September 30, 2003               5.50x
            December 31, 2003                5.50x
            March 31, 2004                   5.00x
            June 30, 2004                    5.00x
            September 30, 2004               5.00x
            December 31, 2004                5.00x
            March 31, 2005 and thereafter    4.50x

       (p) Accuracy of Information Given to Lenders. Use its best efforts to ensure that all written information, exhibits or reports furnished by the Borrower or any of its Subsidiaries to any Agent or any Lender will contain no untrue statement of a material fact and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading.

       (q) Management. Retain as its chief executive officer its present Chairman. Notwithstanding anything to the contrary in this Agreement, all policy and operational decisions relating to the operations of any television broadcasting stations now or hereafter owned or operated by the Borrower or any of its Subsidiaries will remain within the exclusive control of the Borrower or its Subsidiaries.

       (r) Further Assurances. Promptly, upon request by any Agent or any Lender through the Administrative Agent, correct, and cause each party to a Loan Document to promptly correct, any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly, upon request by any Agent or any Lender through the Administrative Agent, the Borrower will also, and will cause each Guarantor to, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, pledge agreements, security agreements, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments (including but not limited to subleases or other grants of rights with respect to the Leasehold interests) as any Agent or any Lender through the Administrative Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Loan Documents any of the Borrower's and its Subsidiaries' properties, rights or interests covered or now or hereafter intended to be covered by any of the Loan Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agents and the Lenders the rights granted or now or hereafter intended to be granted to the Agents and/or the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Borrower or any of its Subsidiaries is or may become a party.

       (s) Management of Partnerships. Cause the KLFY Partnership, the WKRN Partnership and the WATE Partnership to be managed and operated, and cause their respective affairs to be conducted, in accordance with the terms and conditions of the KLFY Partnership Agreement, the WKRN Partnership Agreement and the WATE Partnership Agreement, respectively.

       (t) Hazardous Materials; Remediation. (i) Promptly give notice to the Lenders in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Borrower becomes aware of, (x) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any material liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any material remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by the Borrower or any of its Subsidiaries, or due to the operations or activities of the Borrower, any Subsidiary or any other Person on or in connection with any such property or any part thereof, in each case if the Borrower or any of its Subsidiaries is or could be subject to liability therefor or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law; and
(ii) promptly comply with any governmental requirements requiring the removal, treatment or disposal of such Hazardous Materials or correction of any violation of any material Environmental Law and provide evidence satisfactory to the Majority Lenders of such compliance.

       (u) FCC Filings. Within 30 days of the execution hereof and thereof, file with the FCC a copy of this Agreement and of each other Loan Document required to be filed with the FCC pursuant to 47 C.F.R. Section 73.3613, and confirm in writing to the Administrative Agent that such copies have been duly and timely filed.

       (v) Refinancing Notices. (i) At least 30 days before each Target Refinancing Date, the Borrower shall deliver a notice to the Administrative Agent (a copy of which the Administrative Agent shall promptly send to each Lender), stating whether the Borrower intends to Refinance the related issue of Existing Subordinated Debt and, if so, describing in reasonable detail its current plans for such Refinancing (including any target date for completing it).

       (ii) On each Target Refinancing Date, the Borrower shall deliver a notice to the Administrative Agent (a copy of which the Administrative Agent shall promptly send to each Lender), stating whether the Borrower has Refinanced the related issue of Existing Subordinated Debt and, if it has failed to do so, stating that the holders of the Term Loan A Advances and Other Term Loan A Advances, together with Lenders having Revolving Facility Commitments may give either or both of a "Term Loan A Non-Acceleration Notice" and a "Revolving Facility Non-Acceleration Notice" (each as defined in and pursuant to provisions of Section 8.01(a)) and that doing so will cause the related Accelerated Termination Date not to be the Term Loan A Termination Date or Revolving Facility Termination Date, as the case may be.

       Section 5.02. Negative Covenants. So long as any Obligation hereunder or under any Loan Document shall remain unpaid, or any Letter of Credit shall be outstanding, or any Term Loan A Advance or Revolving Advance shall be outstanding, or any Lender shall have any Term Loan A Commitment or Revolving Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders or, in the case of Section 5.02(c), without the written
                                                -------
consent of each Lender:

       (a) Liens, Etc. Other than Permitted Liens, create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its assets or properties of any character (including, without limitation, accounts and shares of capital stock and partnership interests of the Borrower's Subsidiaries), whether now owned or hereafter acquired, or assign any right to receive income, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code or any comparable statute of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such a financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts.

       (b) Debt. Create, incur, assume, guarantee or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist, any Debt, other than (i) Debt under the Loan Documents, (ii) Debt under the Other Financing Documents, (iii) Debt existing on the Closing Date and listed on
Schedule 4.01(n) of this Agreement, (iv) Debt existing on the date of this Agreement and not listed on Schedule 4.01(n) in an aggregate principal amount not to exceed $250,000, (v) Existing Subordinated Debt, and (vi) Debt incurred after the Closing Date when no Default is then continuing or would result therefrom as follows:

               (A) Debt incurred by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, consistent with past practice, for the deferred purchase price of goods or services;

               (B)  Permitted Subordinated Debt;

               (C) Debt of the Borrower or any Subsidiary of the Borrower secured by a Lien described in clause (vii) of the definition of Permitted Liens, in an aggregate principal amount outstanding at any time not to exceed $25,000,000;

               (D) Capital Lease Obligations of the Borrower or any Subsidiary with an aggregate amount outstanding at any time not to exceed $40,000,000.

               (E) Guaranteed Debt in an aggregate principal amount outstanding at any time not to exceed $3,000,000; and

               (F) Obligations of the Borrower under any Interest Rate Protection Agreements and other Derivatives Obligations to the extent permitted by Section 5.02(s).
                               -------

       (c) Mergers. Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so or agree to any such transaction, provided that (i) if no Default shall have occurred and be continuing, and the Borrower or such Subsidiary is the surviving entity, the prior written consent of each Lender (as defined above) shall not be required but the prior written consent of the Majority Lenders shall be required and (ii) no consent of any Lender shall be required for the merger of the License Companies into YB of San Francisco.

       (d) Sales, Etc., of Assets. Unless the Borrower obtains the prior written consent of Majority Lenders, sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, except (i) sales, leases, transfers and other dispositions of inventory and used, surplus or worn-out equipment (including abandonment of assets having no further useful life to the Borrower or such Subsidiary, as the case may be) made in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, (ii) transfers by the Borrower or a Guarantor to another Guarantor or the Borrower so long as the Borrower owns directly 100% of the capital stock of each Guarantor that is a corporation and directly or through one or more wholly owned Subsidiaries 100% of the partnership interests of each Guarantor that is a partnership, and (iii) Permitted Asset Sales.

       (e) Maintenance of Ownership of Subsidiaries; Issuance of Stock and Partnership Interests, Etc. Sell or otherwise dispose of, or commit to sell or otherwise dispose of, any shares of capital stock of or any partnership interests in any of its Subsidiaries (except for the sale of YB of San Francisco's interest in Bay TV Joint Venture in the event that the minority partner of Bay TV Joint Venture exercises its call right pursuant to Section 8.3 of the Agreement of General Partnership of Bay TV Joint Venture and the letter agreement dated June 23, 2000 between Chronicle and the minority partner of Bay TV Joint Venture) unless such disposition constitutes a Permitted Asset Sale, or permit any of its Subsidiaries to issue, sell or otherwise dispose of, or commit to issue, sell or otherwise dispose of, any shares of its capital stock or any partnership interests or capital stock of or partnership interests in any other Subsidiary of the Borrower.

       (f) Investments in Other Persons and Asset Purchases. Make, or permit any of its Subsidiaries to make, any loan or advance to, or investment in, any other Person, or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any other Person (an "Investment"), or make any Asset Purchase except for (i) Temporary Cash Investments, (ii) trade receivables created in the ordinary course of the business of the Borrower or its Subsidiaries, (iii) Investments in the Borrower by any Guarantor, Investments in any Guarantor by the Borrower or by any other Guarantor and purchases of shares of common stock of the Borrower to the extent permitted by clauses (iv) or (v) of Section 502 hereof, (iv) Asset Purchases and Investments made after the date hereof in any one or more Persons, other than the Borrower or any Guarantor, in an aggregate amount of all Asset Purchases made since the Closing Date, together with Investments outstanding at any time, not exceeding $15,000,000, (v) Permitted Acquisitions, (vi) Permitted Acquisition Deposits, (vii) Investments in Tower Affiliates, to the extent incidental to the ownership and operation of the transmission towers owned by such Tower Affiliates and (viii) Investments in customers of the Borrower or its Subsidiaries in exchange for advertising time provided to such customers, such advertising time having a value in an aggregate amount not exceeding $15,000,000 through and including the Termination Date provided that no Investments shall be made by any Subsidiary unless and until such Subsidiary is a Guarantor pursuant to the terms of this Agreement, and such Subsidiary has delivered, to the Collateral Agent, financing statements signed by such Subsidiary, with evidence reasonably satisfactory to the Collateral Agent that such financing statements will be duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Collateral Agent, desirable or appropriate to perfect the security interests in Investment Property (as defined in the Security Agreements) created by the Security Agreements. The Borrower will not, and will not permit any Subsidiary to, allow any party other than the Collateral Agent to obtain "control" (as defined in the Uniform Commercial Code of the applicable jurisdiction) of any investment property obtained pursuant to Investments permitted by clause (viii). Without limiting the generality of the foregoing, the Borrower will not, and will not permit any Subsidiary to, acquire or create any Subsidiary (except for Bay TV Joint Venture), unless (x) arrangements satisfactory to the Agents shall have been made for (A) the pledge of the stock of such Subsidiary to the Collateral Agent for its benefit and the benefit of the Secured Parties, (B) such Subsidiary to become a Guarantor hereunder and (C) the granting of liens and security interests in substantially all of the assets of such Subsidiary to the Collateral Agent for its benefit and the benefit of the Secured Parties or (y) such Subsidiary is created in anticipation of a Permitted Acquisition and, prior to the time of such Permitted Acquisition, neither the book value nor the fair market value of the assets of such Subsidiary (disregarding its rights, if any, under the related acquisition agreement) exceeds $50,000, provided that the provisions of clause (c) of the definition of "Permitted Acquisition" must be satisfied at the time of such Permitted Acquisition.

       (g) Restricted Payments. Declare or make any Restricted Payment, or return any capital to its stockholders as such, or make any distribution of assets, stock, warrants, rights, obligations or securities to its stockholders as such, or permit any of its Subsidiaries to declare or make any Restricted Payment, or return any capital to any of their stockholders or to any of the Borrower's stockholders, or make any distribution of assets to any of their stockholders or any of the Borrower's stockholders as such, except that (i) the Borrower's Subsidiaries may pay cash dividends to the Borrower, (ii) any wholly-owned Subsidiary of the Borrower that is a partnership may make distributions to its partners in accordance with the provisions of the partnership agreement governing such partnership, (iii) the Borrower may purchase shares of (or options to purchase shares of) its common stock from employees of the Borrower or any Subsidiary of the Borrower so long as (x) before and after giving effect to any such purchase, no Default shall have occurred and be continuing and (y) the aggregate number of shares (including the equivalent number of shares in the case of options) purchased by the Borrower from all employees since the Closing Date shall not exceed 2% of the aggregate number of shares of the Borrower's Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding on the Closing Date, (iv) at any time when, as of the last day of the immediately preceding month, the Debt to Operating Cash Flow Ratio was less than or equal to the lower of (x) 6.85x and (y) the then applicable required ratio set forth in Section 5.01(o), the Borrower may purchase shares of its common stock so long as before and after giving effect to such purchase, the aggregate amount paid by the Borrower for all such purchases pursuant to this clause (iv) from and after the Closing Date shall not exceed the Permitted Common Stock Purchase Amount and (v) at any time when, as of the last day of the immediately preceding month, the Senior Debt to Operating Cash Flow Ratio was less than or equal to 2.5x, the Borrower may purchase, or make distributions of cash dividends on, shares of its common stock so long as before and after giving effect to any such purchase or distribution, the aggregate amount paid by the Borrower for all such purchases and distributions pursuant to this clause (v) from and after the Closing Date shall not exceed (1) $35,000,000 or (2) at any time when, as of the last day of the immediately preceding month, the Senior Debt to Operating Cash Flow Ratio was less than or equal to 1.0x, $70,000,000; provided that any amount so paid by the Borrower in excess of $35,000,000 when the immediately preceding clause (2) was applicable shall not constitute a Default, provided that in the case of any purchase or distribution pursuant to clause (iv) or (v) it shall also be a condition that (I) in each case the Administrative Agent shall have received a certificate of the Borrower's chief financial officer for such period, substantially in the form of Exhibit J, and
(II) before and after giving effect to any such purchase or distribution, no Default shall have occurred and be continuing and the Borrower shall be in compliance with Section 4.05(a) of the indenture governing any Existing Subordinated Debt as in effect on the

Closing Date, and of any equivalent provisions of any indentures governing any Permitted Subordinated Debt.

       (h) Prepayment of Debt. Prepay, redeem, defease (whether actually or in substance) or purchase, in any manner (or deposit or set aside funds for the purpose of any of the foregoing), make any payment in respect of principal of or premium on, or make any payment in respect of interest on any Debt (including, without limitation, any Existing Subordinated Debt and any Permitted Subordinated Debt), or permit any of its Subsidiaries to prepay, redeem, defease (whether actually or in substance) or purchase in any manner, make any payment in respect of principal of or premium on, or make any payment in respect of interest on any Debt (including, without limitation, any Existing Subordinated Debt and any Permitted Subordinated Debt), in each case other than:

          (i) regularly scheduled repayments of principal or payments of interest required in accordance with the terms of the instruments governing the respective Debt;

          (ii) any repayments or prepayments of principal and any payments of interest in respect of the Notes or any Other Financing;

          (iii)  regularly scheduled rental payments in respect of Capital
Leases;

          (iv) any prepayment, redemption, defeasance or purchase of any Existing Subordinated Debt from the Net Proceeds of Refinancing Permitted Subordinated Debt at the time of issuance thereof so long as before and after giving effect thereto, no Default shall have occurred and be continuing and the Borrower shall be in compliance with all Subordinated Debt Documents; and

          (v) any prepayment, redemption, defeasance or purchase of any Existing Subordinated Debt or Permitted Subordinated Debt in an unlimited amount, so long as before and after giving effect thereto, (A) no Default shall have occurred and be continuing and (B) the Borrower shall be in compliance with all Subordinated Debt Documents;

       (i) Change in Business; Cease Broadcasting. Engage, or permit any of its Subsidiaries to engage, in any business other than over-the-air television broadcasting and activities incidental or reasonably related thereto; or permit any broadcast station operated by the Borrower or any of its Subsidiaries to cease broadcasting for a period in excess of 10 consecutive days.

       (j) Change of Accountants. Replace its then current Independent Public Accountants unless the successor independent public accountants qualify as an Independent Public Accountant as defined in this Agreement and the Borrower shall have delivered to the successor independent public accountants a letter complying with the provisions of Section 3.01(g)(19).
                                         -------

       (k) Amendment of Charter or By-Laws. Amend, modify or change in any manner, or permit any of its Subsidiaries to amend, modify or change in any manner, the provisions of its certificate of incorporation or by-laws or any agreement entered into by it or any of its Subsidiaries with respect to its capital stock or partnership interests, including the KLFY Partnership Agreement, the WKRN Partnership Agreement and the WATE Partnership Agreement, unless in each case such amendment, modification or change would not be disadvantageous to the Lenders and the Borrower shall have delivered prior written notice to the Lenders of such amendment, modification or change, with a copy thereof.

       (l) Termination of Licenses. Terminate, lose, fail to hold or fail to renew, or permit any of its Subsidiaries to terminate, lose, fail to hold or fail to renew, any license, permit or authorization granted by the FCC if such termination, loss or failure to hold or failure to renew would have a materially adverse effect upon the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any such Subsidiary.

       (m) Amendment, Etc. of Related Documents. Without the express prior written consent of the Majority Lenders, (i) cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof (other than in connection with the repayment in full of the related Subordinated Notes or Other Financing in compliance with the provisions hereof (including Section 5.02(h) hereof), (ii) amend or otherwise modify any material term or provision of any Related Document or give any consent, waiver or approval with respect thereto (provided that the provisions of Article X of the indentures governing the Existing Subordinated Debt, any similar provisions of any indentures governing any other Permitted Subordinated Debt and the definitions of any defined terms used therein shall be deemed to be material), or (iii) take or fail to take any other action in connection with the Related Documents that would impair the interests or rights of any Agent or any Lender.

       (n) Trade Debt. Create, incur, assume, guarantee, or suffer to exist Trade Debt other than in the ordinary course of business.

       (o) Employee Benefit Costs and Liabilities. Create, incur, assume, guarantee or suffer to exist, or permit any ERISA Affiliate to create, incur, assume, guarantee or suffer to exist, (i) any Insufficiency with respect to a Plan or any obligation with respect to a Multiemployer Plan or (ii) any liability with respect to welfare plans (as defined in Section 3(1) of ERISA, but excluding medical plans established for the benefit of employees of the Borrower or any Subsidiaries) if, immediately after giving effect to such liability, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to such plans for which the Borrower is or may become liable in any fiscal year of the Borrower would exceed $250,000.

       (p) Plan Amendments. Adopt an amendment with respect to which security is required under Section 307 of ERISA to any Plan.

       (q) Limited and General Partners. Permit LAT, YBT or YBK (i) to conduct any business other than to acquire and hold, respectively, a limited partnership interest in the KLFY Partnership, a general partnership interest in the WKRN Partnership and a general partnership interest in the WATE Partnership and to exercise their rights and perform their obligations under the KLFY Partnership Agreement, the WKRN Partnership Agreement and the WATE Partnership Agreement, respectively, (ii) other than Liens created by the Collateral Documents, to cause or permit, or agree to cause or permit in the future (upon the happening of a contingency or otherwise), any consensual security interest, lien or other encumbrance upon any of its assets or (iii) to hold any interest whatsoever in any asset other than (A) a limited partnership interest in the KLFY Partnership, and a general partnership interest in the WKRN Partnership or the WATE Partnership and (B) cash; provided that any cash in excess of $10,000 is distributed to the Borrower or paid to the KLFY Partnership, the WKRN Partnership or the WATE Partnership within 30 days of receipt thereof by LAT, YBT or YBK.

       (r) Limitation on Payment Restrictions Affecting Subsidiaries. Permit to exist, directly or indirectly, or create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to: (i) pay any dividends or make any other distributions on its capital stock or partnership or other equity interests owned by the Borrower or any Subsidiary of the Borrower; (ii) pay any obligations owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its properties or assets to the Borrower or any other Subsidiary, except for encumbrances or restrictions existing under applicable law or pursuant to any Other Financing Document.

       (s) Interest Rate Protection. Enter into, or permit any of its Subsidiaries to enter into, interest rate cap agreements or other interest rate protection, except (i) Interest Rate Protection Agreements or (ii) other interest rate cap agreements or other interest rate protection that do not require or provide for the imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, and which contain conditions and are with financial institutions acceptable to the Agents (such acceptance of the Agents not to be unreasonably denied).

       (t) Fiscal Year. The Borrower will not change its fiscal year from a fiscal year ending December 31.

       Section 5.0. Reporting Requirements. So long as any Obligation hereunder or under any Loan Document shall remain unpaid, or any Letter of Credit shall be outstanding, or any Lender shall have any Term Loan A Commitment or Revolving Facility Commitment hereunder, the Borrower will furnish to each Lender (and, in the case of the Notice of Debt to Operating Cash Flow Ratio, also to the Administrative Agent) the following:

       (a) In a form reasonably acceptable to the Majority Lenders (i) on or before the 25th day after the end of each month that is not the last month of a Fiscal Quarter, Consolidated balance sheets of the Borrower and its Subsidiaries as of the last day of such month and Consolidated statements of income and retained earnings (including the sales and Operating Cash Flow components thereof) and Consolidated statements of changes in cash flow (including, without limitation, cash payments in respect of Capital Expenditures and Film Expense) of the Borrower and its Subsidiaries for such month and for the period commencing on the first day of such Fiscal Year and ending on the last day of such month (and, in the case of such statements of income, comparing the actual amounts thereof with the amounts budgeted therefor and with the actual amounts thereof in the equivalent periods of the immediately preceding Fiscal Year), in each case certified by the chief financial officer of the Borrower, together with a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken or proposes to take with respect thereto and (ii) on or before the 25th day after the end of each Fiscal Quarter, a schedule (each, a "Notice of Debt to Operating Cash Flow Ratio") prepared by the chief financial officer of the Borrower, in form satisfactory to the Lenders, of the computations used by the Borrower to determine the Debt to Operating Cash Flow Ratio as of the last day of such Fiscal Quarter.

       (b) As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related Consolidated statements of income and retained earnings and Consolidated statements of changes in cash flow of the Borrower and its Subsidiaries for each of such quarters and the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, in each case in form and substance satisfactory to the

Lenders, certified by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, together with (i) a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit J and (ii a schedule prepared by the chief financial officer of the Borrower, in form satisfactory to the Lenders, of the computations used by the Borrower in determining, as of the end of such fiscal quarter, compliance with the limitations contained in Sections 5.01(l), 5.01(m), 5.01(n), 5.01(o), 5.02(a), 5.02(b), 5.02(d),
         -------  -------  -------  -------  -------  -------  -------
5.02(f), 5.02(g), 5.02(h), 6.01(d), 6.01(g), 6.01(k), 6.01(m),
-------  -------  -------  -------  -------  -------  -------
6.01(n) and 6.01(o).
-------     -------

       (c) As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and retained earnings and a Consolidated statement of changes in cash flow, of the Borrower and its Subsidiaries for such Fiscal Year, certified in a manner acceptable to the Lenders by the Independent Public Accountants, together with (i) a certificate of such accounting firm to the Lenders stating that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit J,
(iii) a schedule prepared by the chief financial officer of the Borrower, in form satisfactory to the Lenders, of the computations used by the Borrower in determining, as of the end of such Fiscal Year, compliance with limitations contained in Sections 5.01(l), 5.01(m), 5.01(n), 5.01(o), 5.02(a), 5.02(b),
                      -------  -------  -------  -------  -------  -------
5.02(d), 5.02(f), 5.02(g), 5.02(h), 6.01(d), 6.01(g), 6.01(k), 6.01(m),
-------  -------  -------  -------  -------  -------  -------  -------
6.01(n) and 6.01(o) and the calculation of the Debt to Operating Cash Flow
-------     -------
Ratio as of the last day of such Fiscal Year, and (iv) unaudited consolidating balance sheets as of the end of such Fiscal Year and statements of income and retained earnings and statements of the sources and uses of funds for such Fiscal Year for the Borrower and each of its Subsidiaries, certified by the chief financial officer of the Borrower;

       (d) As soon as available and in any event by the end of each Fiscal Year, a copy of the annual business and financial plan of the Borrower and its Consolidated Subsidiaries for the next ending Fiscal Year on a monthly basis (for each fiscal month) and for the subsequent Fiscal Year on an annual basis, in form and substance satisfactory to the Administrative Agent, which plan will include (i) projected Consolidated balance sheets of the Borrower for the next ending Fiscal Year, on an annual basis; (ii projected Consolidated cash flow analyses of the Borrower and each of its Subsidiaries for each of the twelve months following the end of such Fiscal Year, on a monthly basis, and for the next ending Fiscal Year on an annual basis; and (ii projected Consolidated income statements of the Borrower and each of its Subsidiaries for each of the twelve months following the end of such Fiscal Year, on a monthly basis, and for the next ending Fiscal Year on an annual basis;

       (e) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to their respective shareholders and copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalent) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

       (f) Promptly after the commencement thereof, notice of all actions, suits, hearings and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries of the type described in
Section 4.01(h) or in Section 6.01(g);
        -------               -------

       (g) As soon as possible and in any event within five days after the occurrence of any Default, a statement by the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto;

       (h) Promptly upon becoming aware that any Termination Event with respect to any Plan has occurred, a statement by the chief financial officer of the Borrower describing such Termination Event and each action, if any, which the Borrower and each such ERISA Affiliate proposes to take with respect thereto;

       (i) Promptly and in any event within two Domestic Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by the Borrower or any ERISA Affiliate from the PBGC stating the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

       (j) Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan

       (k) At the time notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure to make timely payments to a Plan, a copy of any such notice filed and a statement of the chief financial officer of the

Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or its ERISA Affiliates proposes to take with respect thereto;

       (l) Promptly and in any event within five Domestic Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (D) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause
(A), (B) or (C) above;

       (m) Promptly notify, and cause each of its Subsidiaries to promptly notify, the Administrative Agent (i) of any lapse, termination or relinquishment of any station license, permit or other authorization from the FCC held by the Borrower or any of its Subsidiaries or any failure by the FCC to renew or extend any such license, permit or other authorization for other than the usual period thereof, which lapse, termination, relinquishment, failure to renew or extend would have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or any of its Subsidiaries; and (ii) of any complaint or other matter filed with or communicated to the FCC, of which the Borrower or any of its Subsidiaries has knowledge and which might have a materially adverse effect upon the renewal or extension of any station license, permit or other authorization held by the Borrower or any of its Subsidiaries, including, without limitation, (A) any complaint to which the FCC has requested an answer, (B) any petition to deny, or informal objection filed with regard to, an application filed by the Borrower or any of its Subsidiaries with the FCC or any mutually exclusive competing application filed for authority to broadcast on the frequencies or channels licensed to the Borrower or any of its Subsidiaries and (C) any citation or notice of violation or order to show cause or order to become a party to a proceeding issued by the FCC against the Borrower or any of its Subsidiaries;

       (n) Promptly after any significant change in accounting policies or reporting practices, notice and a description in reasonable detail of such change;

       (o) Copies of any statement or report to be furnished to any other holder of the securities of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03, at such time
                ----
as such statement or report is to be furnished to such other holder pursuant to such terms;

       (p) As soon as possible after the end of each Fiscal Year, a statement certified by the chief financial officer of the Borrower setting forth in reasonable detail any changes since the date of this Agreement, not previously reported pursuant to this paragraph (p), in the information set forth in Schedules 4.01(h), 4.01(m), 4.01(t) and 4.01(y), or stating that no such changes have occurred;

       (q) Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request;

       (r) Promptly after (i) the Borrower shall fail to make any payment when due under the Related Documents, (ii) there shall have been an acceleration of the maturity of any Existing Subordinated Debt or any Permitted Subordinated Debt, (iii) the trustee under the indenture for any Existing Subordinated Debt or any Permitted Subordinated Debt or any holder thereof shall have asserted in writing that an "Event of Default" as defined therein shall have occurred or
(iv) the commencement of any enforcement proceeding with respect to any Existing Subordinated Debt or any Permitted Subordinated Debt, notice thereof, including a description in reasonable detail of the circumstances, and a statement of the chief financial officer of the Borrower setting forth the action the Borrower has taken or proposes to take with respect thereto;

       (s) Promptly after the expiration or any termination of any network affiliation agreements of the Borrower or any Subsidiary, notice thereof, including a description in reasonable detail of the circumstances, and a statement of the chief financial officer of the Borrower setting forth the action the Borrower has taken or proposes to take with respect thereto; and

       (t) On or before the 90th day of each Fiscal Year, a certificate of the Independent Public Accountants, in form satisfactory to the Lenders, setting forth their calculation of Excess Cash Flow for the immediately preceding Fiscal Year, both before and after giving effect to clause (y) of the last sentence of
Section 2.09(b).

                                  ARTICLE 6
                              Events of Default

       Section 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

       (a) The Borrower shall fail to pay within two days of the due date any interest on any Note, shall fail to reimburse any drawing under any Letter of Credit or shall fail to pay when due any principal on any Note, any fees or other amounts payable under any Loan Document; or

       (b) Any representation or warranty made by any Loan Party in or in connection with any Loan Document or any amendment thereto or Other Transaction Document to which it is a party or any certificate or financial information delivered pursuant to any Loan Document or any amendment thereto or Other Transaction Document shall prove to have been incorrect in any material respect when made; or

       (c) Any Loan Party (i) shall fail to perform or observe any term, covenant or agreement contained in Section 2.20, 5.01, 5.02 or 5.03(g) of this
                                           ----  ----          -------
Agreement, in any Mortgage, in Sections 4, 6, 7, 8, 9 or 10 of any Security Agreement or in any other provision of any Collateral Document that is comparable to any such Section of any Security Agreement or (ii) shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

       (d) The Borrower or any Subsidiary shall fail to make when due or within any applicable grace period any payment in respect of any Material Financial Obligations (other than the Notes issued under this Agreement); any event or condition shall occur which results in the acceleration of the maturity of any Debt (excluding Debt evidenced by the Notes issued under this Agreement) of the Borrower or any of its Subsidiaries (as the case may be) having an aggregate unpaid principal amount in excess of $3,000,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; the Borrower or any of its Subsidiaries shall fail to pay when the same becomes due any rental payments in respect of any leases (other than payments with respect to Capital Lease Obligations) requiring in the aggregate, annual lease payments in excess of $1,000,000, and such failure shall continue after the applicable grace period, if any, specified in the lease or leases relating to such rental payment; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

       (e) Any "Event of Default" as defined in any Subordinated Debt Document or Other Financing Document; or

       (f) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

       (g) One or more judgments or orders for the payment of money aggregating more than $1,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment(s) or order(s) or (ii) there shall be any period of 10 consecutive days (or, if such proceedings are in a state court, such longer period (not to exceed 30 days) following the entry of such judgement or order during which the Borrower shall be entitled under applicable state law to file an appeal as of right) during which a stay of enforcement of such judgment(s) or order(s), by reason of a pending appeal or otherwise, shall not be in effect; or

       (h) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that is materially adverse to the Borrower and its Subsidiaries taken as a whole, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

       (i) Any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on any Loan Party, or any Loan Party shall so state in writing;

       (j) Any Collateral Document after delivery thereof shall for any reason cease to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby; or

       (k) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof was required by the terms hereof to have been given to the Administrative Agent by the Borrower, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or, in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $250,000; or

       (l) The Borrower shall cease to own directly 100% of the issued and outstanding Voting Stock of each Subsidiary that is a corporation (other than Fidelity and License Co. Sub, which may be so owned indirectly) or shall cease to own, directly or through one or more wholly owned Subsidiaries, 100% of the partnership interests of each Subsidiary that is a partnership, except in the case of (i) Bay TV Joint Venture, in which YB of San Francisco will own, pursuant to the Acquisition, a 51% interest, and which interest may be sold to the minority partner of Bay TV Joint Venture in the event the minority partner exercises its call right pursuant to Section 8.3 of the Agreement of General Partnership of Bay TV Joint Venture and the letter agreement dated June 23, 2000 between Chronicle and the minority partner of Bay TV Joint Venture) and (ii) any Subsidiary of which the Borrower shall have disposed of all Voting Stock and all partnership interests pursuant to a Permitted Asset Sale; or

       (m) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $250,000; or

       (n) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its

ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the average annual amounts contributed to such Multiemployer Plans for the three most recent plan years which include the date hereof by an amount exceeding $250,000; or

       (o) The Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $500,000; or

       (p) The Acquisition shall be voided or otherwise declared ineffective before any court or governmental entity; or any such proceeding shall be commenced and shall not be dismissed within 60 days and the Administrative Agent shall not have received an opinion of counsel satisfactory to the Majority Lenders to the effect that there is no substantial likelihood that the outcome of the proceedings would have the effect of voiding or otherwise declaring ineffective the Acquisition; or

       (q) The FCC shall designate for hearing any station license or permit held by the Borrower or any of its Subsidiaries (i) to determine whether the station license or permit should be revoked or modified in a materially adverse manner, (ii) to determine whether the station license should be renewed or (iii) to determine whether an application for renewal of a license for a station operated by the Borrower or any of its Subsidiaries should be granted or whether the application of another party for said frequency or channel should be granted and in each such case there is a reasonable possibility of an adverse decision which could adversely affect the condition (financial or otherwise), operations or properties of the Borrower or such Subsidiary; or

       (r) There shall occur a material adverse change in the condition (financial or otherwise), operations or properties of (i) the Borrower or (ii) any of its Subsidiaries or (ii the Borrower and its Subsidiaries taken as a whole; or

       (s) Vincent Young, Adam Young, members of their respective immediate families, Persons controlled (as defined in the definition of Affiliate) by Vincent Young, Adam Young or members of their respective immediate families and members of management of the Borrower shall fail to hold, in the aggregate for all such individuals and other Persons, record and beneficial title to at least 51% (by number of votes) of the Voting Stock of the Borrower; or

       (t) Either (i) any "person" or "group" (as such terms are used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under said Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total outstanding Voting Stock of the Borrower; provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election to such board of directors, or whose nomination for election by the stockholders of the Borrower, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Borrower then in office;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and the obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon, all Letter of Credit Obligations, all Letter of Credit Fees and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all interest thereon, all Letter of Credit Obligations, all Letter of Credit Fees and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that in the event of the acceleration of the maturity of any Permitted Subordinated Debt or the commencement of any voluntary proceeding or the taking of any corporate action referred to in subsection (f) above, or the actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Bankruptcy Reform Act of 1978, as amended, (A) the obligation of each Lender to make Advances (including Swingline Advances) and the obligation of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

       Section 6.02. Cash Cover. The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the
                      ----
continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of Lenders having more than 50% in aggregate amount of the Revolving Facility Commitments (or, if the Revolving Facility Commitments
shall have been terminated, holding at least 50% of the Letter of Credit Obligations), pay to the Administrative Agent an amount in immediately available funds equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, and such funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent; provided that, upon the occurrence of any Event of Default specified in clause (f) of Section 6.01 with respect to the Borrower, the Borrower shall pay
                      ----
such amount forthwith without any notice or demand or any other act by the Administrative Agent or any Lender.

                                  ARTICLE 7
                                 The Agents

     Section 7.01. Appointment and Authorization. Each Lender appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Collateral Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Agents and Affiliates. Each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent. Each Agent and each of their respective affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent hereunder.

     Section 7.03. Actions by Agents. The obligations of the Agents hereunder are only those expressly set forth herein and neither the Agents nor the Co-Arrangers shall have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist with respect to the Agents or the Co-Arrangers. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article 6 or Section 7.10.
                                                     -            ----

     Section 7.04. Consultation with Experts. Each of the Agents may consult with legal counsel (who may be internal counsel or counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agents. No Agent or any of such Agent's affiliates nor any of their respective directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its own gross negligence or willful misconduct. No Agent nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the
           -
Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06. Indemnification. Each Lender shall, ratably in accordance with its Lender Share, indemnify each of the Agents and the Issuing Bank, their respective affiliates and the directors, officers, agents and employees of each of the Agents and the Issuing Bank or of their respective affiliates (each an "Indemnitee") (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Indemnitee's gross negligence or willful misconduct) that the Indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by the Indemnitee hereunder. The provisions of this Section 7.06 shall survive any termination of
                                          ----
this Agreement.

     Section 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent, any Co-Arranger, any Agent's affiliate, any Co-Arranger's affiliate, any other Lender or any of their respective directors, officers, agents or employees, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any Co-Arranger, any Agent's affiliate, any Co-Arranger's affiliate, any other Lender or any of their respective directors, officers, agents or employees, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Agent. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor to such Agent. If no such successor for such Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as an Agent hereunder by a successor Agent in the same capacity, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

     Section 7.09. [Intentionally Omitted].

     Section 7.10. Notice of Default; Collateral Documents. (a) The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower or any Guarantor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". If the Administrative Agent receives such a notice, it shall give prompt notice thereof to each of the Lenders.

       (b)  Subject to Section 8.01, as to any matters not expressly provided
                               ----
for in the Collateral Documents (including the timing and methods of realization upon any Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Majority Lenders or, in the absence of such instructions, in accordance with its discretion, provided that the Collateral Agent shall not be obligated to take any action if the Collateral Agent believes that such action is or may be contrary to any applicable law or might cause the Collateral Agent to incur any loss or liability for which it has not been indemnified to its reasonable satisfaction.

       (c) The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforce ability of the security interests in any Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under any Collateral Document. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any terms of any Collateral Document by any Person.

                                  ARTICLE 8
                                Miscellaneous

   Section 8.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or of any Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (and, if the rights or duties of any Agent or the Issuing Bank are affected thereby, by such Agent or the Issuing Bank as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following:

     (i)  waive any of the conditions specified in Article 3,
                                                           -

     (ii) change the percentage of the Lender Shares or the percentage of any of the Term Loan A Commitments, the Revolving Facility Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder,

     (ii)  amend this Section 8.01, or
                              ----

     (iv) change the definition of Majority Lenders or the definitions contained in Section 8.01(b);

and provided further that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders holding Term Loan A Advances, do any of the following:

          (v) reduce the amount of or postpone any date fixed for any repayment or prepayment of principal of any Term Loan A Advance pursuant to Section 2.04 (except as contemplated by clause (z) of this proviso in respect of the Term Loan A Termination Date);

          (w) increase the Term Loan A Commitments or subject such Lenders to any additional obligations,

          (x) reduce the principal of or the interest rate or accrued interest on the Term Loan A Advances or any fees to any such Lenders or modify the ratable sharing of payments under any Loan Document,

          (y) postpone any date for the payment of interest or fees in respect of any Term Loan A Advances, or

          (z) postpone the Term Loan A Termination Date, except that if any Accelerated Termination Date for the Term Loan A Advances would otherwise occur on account of a failure by the Borrower to complete the related Refinancing but the Supermajority RC/A Lenders (as defined in Section 8.01(b)) give a notice (a "Term Loan A Non-Acceleration Notice") at least 25 days prior to such Accelerated Termination Date to the Administrative Agent (which shall promptly send a copy to the Borrower and each other Lender) stating that such Accelerated Termination Date shall be waived, then such Accelerated Termination Date shall not be the Term Loan A Termination Date;

and provided further that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders holding Revolving Facility Commitments, do any of the following:

          (v)  [Intentionally Omitted]

          (w) increase the Revolving Facility Commitments or subject such Lenders to any additional obligations,

          (x) reduce the principal of or the interest rate or accrued interest on the Revolving Advances or the amount of any Letter of Credit Obligations or any fees to any such Lenders or modify the ratable sharing of payments under any Loan Document,

          (y) postpone any date for the payment of interest or fees in respect of any Revolving Advances, or

          (z) postpone the Revolving Facility Termination Date, except that if any Accelerated Termination Date for the Revolving Facility Commitment would otherwise occur on account of a failure by the Borrower to complete the related Refinancing but the Supermajority RC/A Lenders (as defined in Section 8.01(b)) give a notice (a "Revolving Facility Non-Acceleration Notice") at least 25 days prior to such Accelerated Termination Date to the Administrative Agent (which shall promptly send a copy to the Borrower and each other Lender) stating that such Accelerated Termination Date shall be waived, then such Accelerated Termination Date shall not be the Revolving Facility Termination Date;

and provided further that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders with Revolving Facility Commitments and the Swingline Lender, do any of the following:

             (1) increase the Swingline Commitment or subject the Swingline Lender to any additional obligations,

             (2) reduce the principal of, the interest rate or accrued interest on, the Swingline Advances or any fees payable to the Swingline Lender under any Loan Document, or

             (3) postpone any date fixed for any payment of principal, interest or fees in respect of any Swingline Advance;

and provided further that no such amendment, waiver or consent shall

          (y) reduce the amount or extend the payment date of any mandatory repayment or prepayment of any Term Loan A Advance pursuant to Section 2.09(b), unless it is in writing and signed by the Majority A Lenders (as defined in Section 8.01(b)); provided that no such date shall be postponed beyond the Term Loan A Termination Date (except as expressly contemplated by the second proviso to this Section 8.01(a)) unless it is in writing and signed by all Lenders holding Term

     Loan A Advances, or

          (z)  reduce the amount or extend the payment date of any   mandatory
     reduction in the Revolving Facility Commitments pursuant to Section 2.08(b) or any related mandatory repayment or prepayment of any Revolving Advances pursuant to Section 2.08(c), unless it is in writing and signed by the

     Majority RC Lenders (as defined in Section 8.01(b)); provided that no such date shall be postponed beyond the Revolving Facility Termination Date (except as expressly contemplated by the third proviso to this Section 8.01(a)) unless it is in writing and signed by all Lenders with Revolving Facility Commitments.

       (b) As used in Section 8.01 (a), the following terms have the meanings set forth below:

          "Majority A Lenders" means Lenders under this Agreement and Lenders (as defined in the New Credit Agreement) under the New Credit Agreement holding at least 51% of the aggregate outstanding amount of the Term Loan A Advances and the Other Term Loan A Advances.

          "Majority RC Lenders" means Lenders holding at least 51% of the aggregate outstanding amount of the Revolving Facility Commitments or, if the Revolving Facility Commitments have been terminated, Revolving Advances.

          "Supermajority RC/A Lenders" means Lenders under this Agreement and Lenders (as defined in the New Credit Agreement) under the New Credit Agreement holding at least 75% of the aggregate outstanding amount of the
     (x) Revolving Facility Commitments, or, if the Revolving Facility Commitments have been terminated, Revolving Advances and (y) Term Loan A Advances and the Other Term Loan A Advances.

       (c) No amendment or waiver of any provision of any other Loan Document, nor consent to any departure by the applicable Loan Party therefrom, shall be effective except in accordance with the terms thereof.

       Section 8.02. Notices, Etc. All notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed (prepaid registered or certified mail, return receipt requested), telegraphed, telecopied, telexed, cabled or delivered (by hand or other courier service): if to the Borrower, at its address at 599 Lexington Avenue, New York, New York 10022, Attention: Vincent J. Young,

Chairman, with a copy to Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York, 10022, Attention: Robert L. Winikoff, Esq.; if to any Guarantor, at its address c/o the Borrower, 599 Lexington Avenue, New York, New York 10022, Attention: Vincent J. Young, Chairman, with a copy to Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022, Attention: Robert L. Winikoff, Esq.; if to any Bank, at its Domestic Lending Office specified in its Administrative Questionnaire; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Assumption Agreement pursuant to which it became a Lender; if to the Syndication Agents, both at First Union Securities, Inc., 201 South College Street, CP-6 Charlotte, NC 28288-0760, Attention: Joe Mynatt and at CIBC World Markets Corp., 425 Lexington Avenue, New York, NY 10017, Attention:
Tefta Ghilaga, Executive Director; and if to the Administrative Agent, at its address at 130 Liberty Street, Mail Stop 2144, New York, New York 10006,
Attention: Agency Services Group, Attention: Gaelle Vaval or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, be effective three days after being mailed and, when telegraphed, telecopied, telexed or cabled, be effective when delivered to the telegraph company, sent by telecopy, confirmed by telex answer back or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article 2 shall not be effective until received by the Administrative Agent.

     Section 8.03. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 8.04. Costs and Expenses; Indemnities. (a) The Borrower agrees to pay on demand all reasonable costs and expenses incurred by any Agent or any Affiliate of an Agent or by a Person acting upon the request or on behalf of any Agent or any Affiliate of an Agent in connection with the preparation, execution, delivery, filing, recording, administration, modification and amendment of the Loan Documents and the other documents to be delivered thereunder (such administration costs and expenses shall include, without limitation, reasonable costs incurred in connection with any audits of the Borrower and its Subsidiaries, all costs and expenses incurred in connection with appraisals, audits and search reports, all costs, expenses, fees and disbursements incurred in connection with any Default and any workout, restructuring, collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom, all filing fees, and the fees and expenses of counsel that any Agent or any

Affiliate of an Agent may consult, from time to time, in connection with the Loan Documents), including, without limitation, the reasonable fees and out-of-pocket expenses of Davis Polk & Wardwell, local counsel who may be retained by any of said counsel or by any Agent or any Affiliate of an Agent with respect thereto and with respect to advising any Agent or any Affiliate of an Agent as to its rights and responsibilities under the Loan Documents, and all reasonable costs and expenses, if any (including reasonable fees and out-of-pocket expenses of counsel to any Agent or Affiliate of an Agent, or any Lender or Affiliate of a Lender (including in-house counsel of any Lender or of such Affiliate of a Lender) and all other FCC fees), incurred by any Agent, any Affiliate of an Agent, any Lender or any Affiliate of a Lender or any Person acting upon the request or on behalf of any Agent, any Affiliate of an Agent, any Lender or any Affiliate of a Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents.

       (b) The Borrower agrees to indemnify, pay and hold harmless each Agent, each Affiliate of an Agent, each Lender, each Affiliate of a Lender, each trustee and investment advisor of a Lender that is a fund and their respective officers, directors, employees and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, and the expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by or on behalf of any Agent or any Lender) asserting any right to payment for the transactions contemplated hereby), which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Loan Documents or by other Related Documents (including (i) (A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries of any Hazardous Materials, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property, (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Borrower or any of its Subsidiaries or (D) arising out of or relating to any violation by, or liability of, the Borrower or any of its Subsidiaries under any Environmental Law and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of any Borrowing, except that the Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or wilful misconduct of such Indemnitee. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Without limiting the generality of any provision of this Section, to the fullest extent permitted by law, the Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it or its Subsidiaries might have by statute or otherwise against any Indemnitee.

     Section 8.05. Right to Set-off. (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii the making of the request or the granting of the consent specified by Section 6.01 to authorize the
                                                 ----
Administrative Agent to declare the Notes and the Letter of Credit Obligations due and payable pursuant to the provisions of Section 6.01, each Lender (and a
                                                      ----
Participant thereof) is hereby authorized, subject to the provisions of
Section 8.05(b), at any time and from time to time, to the fullest extent
        -------
permitted by law (without penalty, sanction or loss of collateral), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing to such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand under such Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after such set-off and application made by such Lender, provided that such failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it and Letter of Credit Obligations owed to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender and the Letter of Credit Obligations owed to such other Lender, such adjustments shall be made as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders and Letter of Credit Obligations owed to all Lenders shall be shared by the Lenders pro rata.

       (b) The Lenders agree among themselves that, except upon the written consent of the Majority Lenders, no Lender shall, with respect to any Note or other obligation under any Loan Document, exercise any right described in Section 8.05(a). If a Lender breaches its obligation under the foregoing sentence, then
-------
such Lender shall be deemed to have waived any right to the benefits of the Collateral Documents, as against any other Lender. Each Lender waives all rights to enforce any rights under this Agreement, under the Notes or under any other Loan Document without the prior written consent of the Majority Lenders. Each Lender further agrees that all rights under the Collateral Documents shall be exercised only through the Administrative Agent.

     Section 8.06. BINDING EFFECT; GOVERNING LAW. THIS AGREEMENT SHALL BECOME EFFECTIVE WHEN IT SHALL HAVE BEEN EXECUTED BY THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT, EACH SYNDICATION AGENT AND SWINGLINE LENDER AND WHEN THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED BY EACH BANK (OTHER THAN THE SWINGLINE LENDER)THAT SUCH BANK HAS EXECUTED IT (WHICH NOTIFICATION MAY BE IN THE FORM OF DELIVERY OF AN EXECUTED SIGNATURE PAGE TO THE ADMINISTRATIVE AGENT BY FACSIMILE TRANSMISSION) AND THEREAFTER SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE BORROWER, THE ADMINISTRATIVE AGENT, EACH SYNDICATION AGENT AND EACH LENDER AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, EXCEPT THAT THE BORROWER SHALL NOT HAVE THE RIGHT TO ASSIGN ITS RIGHTS HEREUNDER OR ANY INTEREST HEREIN WITHOUT THE PRIOR WRITTEN CONSENT OF ALL LENDERS. IF THE CLOSING DATE SHALL NOT HAVE OCCURRED BY JUNE 30, 2000 THIS AGREEMENT SHALL TERMINATE AND CEASE TO BE OF ANY FORCE OR EFFECT. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 8.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

       (b) Any Lender may at any time grant to one or more commercial banks, mutual funds, financial institutions or other "accredited investors" (as defined in Regulation D of the Securities Act of 1933, as amended) (each a "Participant") participating interests in its Term Loan A Commitment, Revolving Facility Commitment or any or all of its Advances. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not any notice thereof is given to the

Borrower or the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (w) of the second proviso or clause (w) of the third proviso or clause (1) of the fourth proviso to Section 8.01(a) (unless the participant's share of such Lender's Term Loan A Commitment or Revolving Facility Commitment would not be increased and any additional obligations imposed on the Lenders would not be imposed upon the participant) or in clauses (v), (x), (y) or (z) of the second proviso or clauses (x), (y) or (z) of the third proviso or clauses (2) or (3) of the fourth proviso of Section 8.01(a) without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.10(e), 2.12, 2.14, 2.16, 2.17, 2.18, 2.19 and 8.04 with respect to
                  ----  ----  ----  ----  ----  ----     ----
its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

       (c) Any Lender may at any time assign to one or more commercial banks, mutual funds, financial institutions or other "accredited investors" (as defined in Regulation D of the Securities Act of 1933, as amended) (each an "Assignee") (treating any fund that invests in bank loans and any other fund that is managed by the same investment advisor of such fund or an Affiliate of such investment advisor as single Assignee) all or any part (equivalent, except when the Assignee is either an Affiliate of such transferor Lender, already a Lender or a fund managed by the same investment advisor (or an Affiliate of such investment advisor) as an existing Lender prior to such assignment, to at least $2,500,000) of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations in respect of (i) its Term Loan A Commitment and all of its outstanding Term Loan A Advances, and/or (ii) its Revolving Facility Commitment and all of its outstanding Revolving Advances, all of its outstanding Letters of Credit and all of its outstanding Letter of Credit Obligations. In addition, the Swingline Lender may at any time assign its rights in respect of outstanding Swingline Advances to Lenders with Revolving Facility Commitments in accordance with Section 2.01(d). Provided that no Lender may assign all or any portion of its Term Loan A Commitment and outstanding Term Loan A Advances unless it concurrently assigns a proportionate amount of its Term Loan A Commitment under the

New Credit Agreement and its outstanding Other Term Loan A Advances. When all of the following conditions shall have been satisfied, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Term Loan A Commitment, Revolving Facility Commitment, Term Loan A Advances, Revolving Advances and/or Swingline Advances, as the case may be, as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required:

             (w) delivery of an Assignment and Assumption Agreement executed by such Assignee and such transferor Lender, with the subscribed consent of the Borrower and the Administrative Agent, which consents shall not be unreasonably withheld or delayed; provided that (i) if the Assignee is an Affiliate of such transferor Lender, a fund managed by the same investment advisor (or an Affiliate of such investment advisor) as an existing Lender or was a Lender immediately prior to such assignment, no such consents shall be required and (ii) if such assignment is made while any Default is continuing or during the first 30 days following the Closing Date only in connection with the syndication of the Term A Loan Commitments and Revolving Facility Commitments hereunder, the consent of the Borrower shall not be required;

             (x) except in the case of the assignments pursuant to the Closing Date Assignment and Assumption Agreement and assignments of Swingline Advances pursuant to Section 2.01(d), payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee (or, in the case of the assignment of Swingline Advances, payment of the purchase price as set forth in Section 2.01(d));

             (y) payment to the Administrative Agent of a non-refundable administrative fee for processing such assignment in the amount of $1,000 if the Assignee was either a Lender or a fund managed by the same investment advisor (or an Affiliate of such investment advisor) as an existing Lender immediately prior to such assignment, or $3,500 otherwise; provided that only one such fee shall be payable pursuant to this Section 8.07(c)(z) and Section 8.07(c)(z) of the New Credit
                        -------                -------
        Agreement in connection with any one assignment of proportionate amounts of a Lender's Term Loan A Commitment pursuant to Section 8.07(c); and
        -------

             (z) recordation of such assignment in the Register.

If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.
                                                                     ----

       (d) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any Federal Reserve Bank without notice to or consent of Borrower or Agent and any Lender which is a fund may pledge all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, or to any trustee for, or any other representative of such holders, provided that any foreclosure or other exercise of remedies by such holder or trustee shall be subject to the provisions of this Section 8 regarding assignments in all respects. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

       (e) Subject to the provisions of this subsection (e), any Lender may at any time designate an SPC to provide all or a portion of the Advances to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Borrower and the Administrative Agent consent thereto in writing (which consents shall not be unreasonably withheld). When a Lender and its SPC shall have signed a designation agreement acceptable in form and substance to the Administrative Agent and the Borrower and the Administrative Agent shall have signed their respective consents thereto, such SPC shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Advances to be made by such Designating Lender pursuant to this Agreement, and the making of such Advances or portion thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Advances or portion thereof were made by the Designating Lender. As to any Advances or portion thereof made by it, each Designated Lender shall have all the rights that a Lender making such Advances or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Lender and (y) its Designating Lender shall remain solely responsible to the other parties hereto for the performance of such Designated Lender's obligations under this Agreement, including its obligations in respect of the Advances or portion thereof made by it. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable and (ii) no SPC shall be entitled to the benefits of Sections 2.16 and 2.18 (or any other
                                                  ----     ----
increased costs protection provision). No additional Note shall be required to evidence the Advances or portion thereof made by a Designated Lender; and the Designating Lender shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Advances or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may, with notice to (but without the prior written consent of) the Borrower and the Administrative Agent, (i) assign all or portions of its interest in any Advances to its Designating Lender and (ii) disclose on a confidential basis any non-public information relating to its Advances or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender. This clause (e) of Section 8.07 may not be amended without
                                              ----
the prior written consent of each Designating Lender, all or any part of whose Advances are being funded by an SPC at the time of such amendment. For the avoidance of doubt, with respect to the Agents, the other Lenders and the Borrower, the Designating Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Designating Lender under the Loan Documents, be the Lender of record hereunder.

       (f) The Administrative Agent, acting, for this purpose only, as agent of the Borrower, shall maintain at its address referred to in Section 8.02 a copy
                                                                   ----
of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Term Loan A Commitment and Revolving Facility Commitment and Swingline Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). All assignments shall be effective only upon recordation in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

       (g) Upon its receipt of a completed Assignment and Assumption Agreement that has been executed and consented to in accordance with Section 8.07(c),
                                                                   -------
together with any Note or Notes subject to such assignment, the Administrative Agent shall (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Except in the case of assignments pursuant to the Closing Date Assignment and Assumption Agreement, within five Domestic Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, appropriate new Note or Notes, to the order of such Assignee and, if the assigning Lender has retained any Term Loan A Commitment, Revolving
Facility Commitment or any Advances, appropriate new Note or Notes to the order of the assigning Lender. Except in the case of the assignments pursuant to the Closing Date Assignment and Assumption Agreement, and except in the case of assignments of Swingline Advances, such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Assumption Agreement and shall otherwise be in substantially the form of Exhibit A-1 or Exhibit A-2, as the case may be.

       (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose
                                                                 ----
to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

     Section 8.08. Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 8.09. Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 8.10. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforce ability of such provision in any other jurisdiction.

     Section 8.11.  WAIVER OF JURY TRIAL.   EACH OF THE BORROWER, EACH OF THE
SYNDICATION AGENTS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Section 8.12. Submission to Jurisdiction; Consent to Service of Process. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02 (except that process may not be
                                       ----
served by telecopy). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 8.13. Consent to Amendment. Each Lender hereby consents to, and hereby authorizes the Administrative Agent to execute and deliver, the Collateral Documents, the Guaranty Agreements and the Mortgage Amendments.

     Section 8.14. Survival. The obligations of the Borrower under Sections 2.10(e), 2.12, 2.14, 2.18 and 8.04 hereof and the obligations of the Lenders
         ----  ----  ----     ----
under Section 7.06 hereof shall survive the repayment of the Advances and the
              ----
Letter of Credit Obligations and the termination of the Term Loan A Commitment, the Revolving Facility Commitments, the Swingline Commitment and the Letters of Credit.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                         YOUNG BROADCASTING INC.

                         By:    /s/James A. Morgan
                                ------------------------------------------------
                         Title: Executive Vice President
                                and Chief Financial Officer

                         BANKERS TRUST COMPANY, AS COLLATERAL AGENT


                         By:    /s/Gregory P. Shefrin
                                ------------------------------------------------
                         Title: Director

                         FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT


                         By:    /s/ Jeffrey M. Graci
                                ------------------------------------------------
                         Title: Director

                         CIBC WORLD MARKETS CORP., AS SYNDICATION AGENT


                         By:    /s/ Tefta Ghilaga
                                ------------------------------------------------
                         Title: Executive Director

                         BANKS
                         -----

                         BANKERS TRUST COMPANY


                         By:    /s/Gregory P. Shefrin
                                ------------------------------------------------
                         Title: Director

                         CANADIAN IMPERIAL BANK OF COMMERCE


                         By:    /s/ Tefta Ghilaga
                                ------------------------------------------------
                         Title: Executive Director

                         FIRST UNION NATIONAL BANK


                         By:    /s/ Jeffrey M. Graci
                                ------------------------------------------------
                         Title: Director

                         NATEXIS BANQUE


                         By:    /s/ Evan S. Kraus
                                ------------------------------------------------
                         Title: Assistant Vice President

                         By:    /s/ Cynthia E. Sachs
                                ------------------------------------------------
                         Title: Vice President Group Manager

                         SUNTRUST BANK


                         By:    /s/ W. David Wisdom
                                ------------------------------------------------
                         Title: Vice President

                         BANK OF TOKYO MITSUBISHI TRUST


                         By:    /s/ Glenn B. Eckart
                                ------------------------------------------------
                         Title: Vice President and Manager

                         THE DAI-ICHI KANGYO BANK, LTD.


                         By:    /s/ Nancy Stengel
                                ------------------------------------------------
                         Title: Vice President

                         CREDIT INDUSTRIEL ET COMMERCIAL


                         By:    /s/ Marcus Edward
                                ------------------------------------------------
                         Title: Vice President


                         By:    /s/ Anthony Rock
                                ------------------------------------------------
                         Title: Vice President

                         ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG


                         By:    /s/ Anca Trifan
                                ------------------------------------------------
                         Title: Vice President


                         By:    /s/ John S. Runnion
                                ------------------------------------------------
                         Title: First Vice President

                         FLEET NATIONAL BANK


                         By:    /s/ Patrick Bonebrake
                                ------------------------------------------------
                         Title: Vice President

                         MELLON BANK, N.A.


                         By:    /s/ Raghunatha Reddy
                                ------------------------------------------------
                         Title: Lending Officer

                         FIRSTAR BANK, N.A.


                         By:    /s/ Gregory D. Knudsen
                                ------------------------------------------------
                         Title: Vice President

                         U.S. BANK, NATIONAL ASSOCIATION


                         By:    /s/ Peter Bentley
                                ------------------------------------------------
                         Title: Senior Vice President

Each of the undersigned Guarantors hereby consents to the foregoing Agreement:

YOUNG BROADCASTING OF LANSING, INC.
YOUNG BROADCASTING OF LOUISIANA, INC.
YOUNG BROADCASTING OF LA CROSSE, INC.
YOUNG BROADCASTING OF NASHVILLE, INC.
YOUNG BROADCASTING OF ALBANY, INC.
WINNEBAGO TELEVISION CORPORATION
KLFY, L.P.
  By: Young Broadcasting of Louisiana, Inc., its General Partner
WKRN, G.P.
  By: Young Broadcasting of Nashville, Inc., its General Partner
LAT, INC.
YBT, INC.
YOUNG BROADCASTING OF RICHMOND, INC.
YOUNG BROADCASTING OF GREEN BAY, INC.
YOUNG BROADCASTING OF KNOXVILLE, INC.
WATE, G.P.
  By: Young Broadcasting of Knoxville, Inc., its General Partner
YBK, INC.
YOUNG BROADCASTING OF DAVENPORT, INC.
YOUNG BROADCASTING OF SIOUX FALLS, INC.
YOUNG BROADCASTING OF RAPID CITY, INC.
YOUNG BROADCASTING OF LOS ANGELES, INC.
FIDELITY TELEVISION, INC.
YOUNG BROADCASTING OF SAN FRANCISCO, INC.
YOUNG HOLDING COMPANY, INC.
YBSF INC.
ADAM YOUNG INC.
HONEY BUCKET FILMS, INC.

     By: /s/ Kenneth A. Rosenblum
         -----------------------------------------
  Title: Assistant Secretary

                                PRICING SCHEDULE

Each of "Base Rate Margin", "CD Rate Margin", "Eurodollar Margin" and "Letter of Credit Fee Rate" means, for any day, the percentage set forth below opposite the applicable range for the Debt to Operating Cash Flow Ratio as specified in the most recent Notice of Debt to Operating Cash Flow Ratio received by the Administrative Agent on or before such day:

----------------------------------------------------------------------------------------------------
Debt to Operating                               Base Rate   CD Rate   Eurodollar   Letter of Credit
Cash Flow Ratio                                 Margin      Margin    Margin       Fee Rate
----------------------------------------------------------------------------------------------------
(greater than or equal to) 7.00x                1.500%      2.875%    2.750%       2.750%
----------------------------------------------------------------------------------------------------
(greater than or equal to) 6.50x                1.250%      2.625%    2.500%       2.500%
----------------------------------------------------------------------------------------------------
(greater than or equal to) 6.00x                1.000%      2.375%    2.250%       2.250%
----------------------------------------------------------------------------------------------------
(greater than or equal to) 5.50x                0.750%      2.125%    2.000%       2.000%
----------------------------------------------------------------------------------------------------
(greater than or equal to) 5.00x                0.500%      1.875%    1.750%       1.750%
----------------------------------------------------------------------------------------------------
(less than) 5.00x                               0.250%      1.625%    1.500%       1.5000%
----------------------------------------------------------------------------------------------------

provided that, (i) for each day during the six-month period beginning on the Closing Date, each of the Base Rate Margin, CD Rate Margin and Eurodollar Margin shall be determined as if the Debt to Operating Cash Flow Ratio is 7.00x, (ii) if the Borrower shall fail to provide the quarterly Notice of Debt to Operating Cash Flow Ratio in accordance with the provisions of Section 5.03(a), each of the Base Rate Margin, CD Rate Margin and Eurodollar Margin shall, on the date that is five (5) Business Days after the date by which the Borrower was so required to provide such Notice of Debt to Operating Cash Flow Ratio to the Administrative Agent and each Lender, be determined as if the Debt to Operating Cash Flow Ratio is 7.00x until such time as such Notice of Debt to Operating Cash Flow Ratio is provided, whereupon each of the Base Rate Margin, CD Rate Margin and Eurodollar Margin shall be determined in accordance with the Debt to Operating Cash Flow Ratio therein presented and (iii) during any period in which an Event of Default shall have occurred and be continuing, each of the Base Rate Margin, CD Rate Margin and Eurodollar Margin shall be the applicable margin indicated in the above table plus 2% per annum.